Exhibit 10.15

Published CUSIP Number:

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

By and Among

TEXTAINER LIMITED

TEXTAINER GROUP HOLDINGS LIMITED

The BANKS herein named as the BANKS

BANK OF AMERICA, N.A.,

as Agent

And

BANC OF AMERICA SECURITIES LLC,

As Sole Lead Arranger and Sole Book Manager

January 31, 2007

i

5.7	Material Contracts	44
5.8	Consents and Approvals	44
5.9	Labor Matters	44
5.10	Margin Regulations	44
5.11	Taxes	44
5.12	Environmental Matters	45
5.13	Trademarks, Patents, Copyrights, Franchises and Licenses	45
5.14	Full Disclosure	45
5.15	Other Regulations	46
5.16	Solvency	46
5.17	Survival of Representations and Warranties	46
5.18	No Default	46
5.19	Insurance	46
5.20	Litigation and Contingent Liabilities	46
5.21	Title; Liens	46
5.22	Subsidiaries	46
5.23	Partnerships	46
5.24	Pension and Welfare Plans	47
5.25	TMCL Preference Shares	47

Section 6.	Covenants of Borrower and TGH	47
6.1	Financial Statements and Other Reports	47
6.2	Notices	50
6.3	Existence	51
6.4	Nature of Business	51
6.5	Books, Records and Access	51
6.6	Insurance	51
6.7	Repair	52
6.8	Taxes	52
6.9	Compliance	52
6.10	Pension Plans	52
6.11	Amalgamation, Merger, Purchase and Sale	52
6.12	Restricted Payments	53
6.13	Indebtedness and Contingent Obligations	53
6.14	Permitted Liens	54
6.15	Investments	55
6.16	Unconditional Purchase Obligation	56
6.17	Other Agreements	56
6.18	Use of Proceeds	56
6.19	Transactions with Related Parties	56
6.20	Amendment of TMCL Indenture or Members Agreement	56
6.21	Redemption of TMCL Preference Shares	56
6.22	Foreign Assets Control Regulations, Etc	57
6.23	Update of Schedules	57

Section 7.	Financial Covenants	57
7.1	Minimum Consolidated Tangible Net Worth	57
7.2	Maximum Consolidated Leverage Ratio	58

7.3	Minimum Consolidated Debt Service Ratio	58
7.4	Minimum Consolidated Interest Coverage Ratio	58

Section 8.	Conditions of Effectiveness and Future Lending	58
8.1	Effectiveness of Third Amended and Restated Credit Agreement	58
8.2	All Loans	60

Section 9.	Events of Default and Remedies	60
9.1	Events of Default	60
9.2	Waiver of Default	63
9.3	Remedies	63
9.4	Rights of Set-Off	63
9.5	Rights and Remedies Cumulative	64

Section 10.	The Agent	64
10.1	Appointment and Authority	64
10.2	Rights as a Bank	64
10.3	Exculpatory Provisions	64
10.4	Reliance by Agent	65
10.5	Delegation of Duties	65
10.6	Resignation of Agent	66
10.7	Non-Reliance on Agent and Other Banks	66
10.8	No Other Duties, Etc	66
10.9	No Advisory or Fiduciary Responsibility	67
10.10	Agent May File Proofs of Claim	67

Section 11.	Miscellaneous	68
11.1	Amendments and Waivers	68
11.2	Notices; Effectiveness; Electronic Communication.	69
11.3	No Waiver by Agent or the Banks	70
11.4	Entire Agreement; Construction	71
11.5	Indemnification	71
11.6	Costs and Expenses	72
11.7	Reliance by the Banks	72
11.8	Marshalling; Payments Set Aside	72
11.9	No Set-Offs by Borrower	73
11.10	Successors and Assigns	73
11.11	Assignments, Participations, Etc	73
11.12	Headings	75
11.13	Severability	75
11.14	Notification of Addresses, Lending Offices, Etc	75
11.15	No Third Parties Benefited	75
11.16	Time	76
11.17	Counterparts	76
11.18	Equitable Relief	76
11.19	Notice of Claims; Claims Bar	76
11.20	Waiver of Punitive Damages	76
11.21	Governing Law	76
11.22	Consent to Jurisdiction	76

11.23	Waiver of Jury Trial	77
11.24	Release and Waiver	77
11.25	No Novation	77
11.26	TGH Ratification	77
11.27	USA Patriot Act	77

EXHIBITS

Exhibit
A	Promissory Note
B	Security Agreement
C	Authorized Signatories of Borrower
D	Borrowing Base Certificate
E	Compliance Certificate
F	Guaranty and Pledge Agreement
G	Opinion of Borrower’s Bermuda Counsel
H	Opinion of Borrower’s New York Counsel
I	Assignment and Acceptance
J	Consent and Agreement
K	Pledge Agreement (TMCL)
L	Form of Borrowing Request
M	Form of Release

v

SCHEDULES

Schedule
A	Commitments
B	Existing Letter Agreements
2.1(d)	Existing Letters of Credit
5.6	Executive Offices
5.7	Material Contracts
5.8	Consents and Approvals
5.12	Environmental Matters
5.19	Insurance
5.20	Litigation and Contingent Liabilities
5.22	Borrower and TGH Subsidiaries
5.23	Partnerships and Joint Ventures
5.24	Contingent Liability - Benefit Plans
6.15	Permitted Investments
6.19	Transactions with Related Parties

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of January 31, 2007, is entered into among TEXTAINER LIMITED, a Bermuda company, as borrower (the “Borrower”), TEXTAINER GROUP HOLDINGS LIMITED, a Bermuda company, as guarantor (“TGH” or the “Guarantor”), BANK OF AMERICA, N.A., as successor to Fleet National Bank (“BoA”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), WELLS FARGO BANK, N.A., a national banking association (“Wells”), and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.11 or otherwise become a party to this Agreement (any one individually, a “Bank”, and collectively, “Banks”), as lenders, BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Book Manager (“BAS”), and BoA, as agent on behalf of Banks (“Agent”).

RECITALS

A. WHEREAS, the Borrower, TGH, Banks and Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of December 20, 2002 (as previously amended, restated and modified, to date, the “Original Agreement”), along with certain ancillary agreements and documentation.

B. WHEREAS, pursuant to the terms of the Original Agreement, the Banks have extended certain financial accommodations to the Borrower for the purpose of financing the acquisition and maintenance of Marine Containers, container fleets, intermodal containers, trailers and other container related transportation equipment and for general business purposes.

C. WHEREAS, from time to time, as requested by the Borrower, Banks, Agent, TGH, and the Borrower amended the Original Agreement pursuant to the terms of that certain Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of March 10, 2004 (“Amendment No. 1”), that certain Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of December 16, 2004 (“Amendment No. 2”), that certain Amendment No. 3 to the Second Amended and Restated Credit Agreement dated as of December 23, 2004 (“Amendment No. 3”), that certain Amendment No. 4 to the Second Amended and Restated Credit Agreement dated as of February 1, 2006 (“Amendment No. 4”), and that certain Amendment No. 5 to the Second Amendment and Restated Credit Agreement dated as of December 22, 2006 (“Amendment No. 5”).

D. WHEREAS, Borrower desires that Borrower, TGH, the Banks, BAS and Agent amend and restate the Original Agreement, as it was previously amended by Amendment Nos. 1, 2, 3, 4 and 5, and this Third Amended and Restated Credit Agreement shall amend and restate the Original Agreement as it was previously amended by Amendment Nos. 1, 2, 3, 4 and 5.

E. WHEREAS, Borrower also desires that the Banks, BAS and Agent amend the Original Agreement, as amended, to, among other things, (1) increase the aggregate Commitments of the Banks from $45,000,000 to $75,000,000, (2) extend the Conversion Date from January 31, 2007 to January 31, 2009, (3) amend the definition of Borrowing Base and (4) make certain other changes as mutually agreed among the parties hereto and as set forth herein.

F. WHEREAS, Banks have agreed to make such credit available to Borrower, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the covenants, representations and warranties of Borrower set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. DEFINITIONS AND TERMS.

1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LIBOR” means, for each Interest Period in respect of LIBOR Loans, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) determined pursuant to the following formula:

Adjusted LIBOR =	LIBOR
1.00 - Eurodollar Reserve Percentage

The Adjusted LIBOR shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Adjustment Date” means the effective date of each change in the Blended Rate, as set forth on Line H of the applicable Borrowing Base Certificate.

“Affected Bank” has the meaning set forth in Section 4.8.

“Agency Fee Letter” shall mean that certain Agency Fee Letter, dated as of the Restatement Effective Date, by and among the Borrower and the Agent.

“Agent” means BoA solely when acting in its capacity as Agent under this Agreement or any other Loan Document and any successor Agent.

“Agent-Related Persons” means BoA and any successor Agent appointed pursuant to Section 10.9, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and affiliates.

“Aggregate Net Book Value” has the meaning set forth in the TMCL Indenture; provided, no amendment under the TMCL Indenture to such defined term shall be given effect under this Agreement unless each of the Banks has advised the Agent of its consent thereto.

“Agreement” means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

“Applicable Margin” means, as of any date of determination, the applicable margin defined below,

(a) with respect to Prime Rate Revolving Loans, zero percent (0.00%);

(b) with respect to LIBOR Revolving Loans, a blended rate (the “Blended Rate”), calculated as of the most recent Adjustment Date and as set forth on Line G of the Borrowing Base Certificate most recently received by the Agent (or as determined by the Agent at its option in its sole discretion), of (i) one percent (1.00%) for LIBOR Revolving Loans to the extent such LIBOR Revolving Loans are advanced pursuant to availability resulting from clause (a) of the definition of Borrowing Base, and (ii) one and one-half percent (1.50%) for LIBOR Revolving Loans to the extent such LIBOR Revolving Loans are advanced pursuant to availability resulting from clause (b) of the definition of Borrowing Base;

(c) with respect to Prime Rate Term Loans, one-quarter of one percent (0.25%); and

(d) with respect to LIBOR Term Loans, two percent (2.00%).

“Assignee” has the meaning set forth in Section 11.11(a).

“Assignment and Acceptance” has the meaning set forth in Section 11.11(a).

“Authorized Signatory” means any officer, employee or agent of Borrower designated by Borrower from time to time in a schedule in the form set forth as Exhibit C hereto. Each schedule shall be effective when received by the Agent. Any designation of an agent as an Authorized Signatory shall be accompanied by such resolutions, opinions of counsel and/or powers of attorney as the Requisite Banks may request to substantiate the authority of such designee, and the agent so designated shall be an officer of Borrower at all times that such designation shall be in effect.

“Banking Day” means any day (other than weekends) on which banks are open for business in Massachusetts, New York and California and, with respect to LIBOR Loans, any day on which dealings in foreign currencies and exchange may be carried on by the Banks in the London interbank market. However, if any Bank is legally closed for business on a date intended to be a Funding Date, the Funding Date shall occur on the next succeeding Banking Day on which all Banks are open for business.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as amended.

“Blended Rate” has the meaning set forth in the definition of Applicable Margin.

“Borrower Materials” has the meaning set forth in Section 6.1(k).

“Borrowing Base” means, as at any date of determination, an amount not to exceed the sum of:

(a) 85% of:

(i) the sum of the then Net Book Values of all Marine Containers and Domestic Storage Containers owned by the Borrower (A) in which the Agent has a first priority perfected security interest or (B) in which the Agent has a second priority perfected security interest and which are subject to Vendor Debt which is permitted pursuant to the proviso in paragraph (ii) immediately below (for the avoidance of doubt, such amount shall expressly include the Net Book Value(s) of all such Marine Containers and Domestic Storage Containers that are subject to a Finance Lease on such date of determination and expressly exclude all Marine Containers and Domestic Storage Containers owned then by any of the Borrower’s Subsidiaries or affiliates);

less

(ii) the then aggregate unpaid Vendor Debt permitted pursuant to the provisions of Section 6.13; provided, the then aggregate unpaid Vendor Debt associated with respect to Marine Containers and Domestic Storage Containers included in clause (a)(i) above will not be subtracted to the extent that the proceeds of a Loan shall be used by the Borrower to pay such Vendor Debt within two (2) Banking Days of the related Funding Date for such Loan;

Plus	(b) the lesser of:

(x) $40,000,000; and

(y) the sum of

(1) 85% of an amount equal to:

(A) the portion of the then Aggregate Net Book Value that is allocable to the Borrower pursuant to Exhibit D-1 to the Members Agreement,

minus

(B) the portion of the then Aggregate Principal Balance (as such term is defined in the TMCL Indenture) that is allocable to the Borrower pursuant to Exhibit D-1 to the Members Agreement;

plus

(2) the portion of the TMCL Restricted Cash Account Balance that is allocable to the Borrower pursuant to Exhibit D-1 to the Members Agreement;

Plus	(c) the aggregate face amounts of all Letters of Credit that are fully cash collateralized by the Borrower in a manner acceptable to the Agent.

“Borrowing Base Certificate” means a certificate with appropriate insertions setting forth the components of the Borrowing Base as of the last day of the month for which such certificate is submitted, or as of a requested Funding Date or applicable Collateral Release Date, as the case may be, which certificate shall be substantially in the form of Exhibit D and shall be certified by an Authorized Signatory of Borrower.

“Borrowing Request” has the meaning set forth in Section 2.4(a).

“Capital Lease” means, as to any Person, any lease of any property by such Person as lessee that is, or should be in accordance with Financial Accounting Standards Board Statement No. 13, classified and accounted for as a “capital lease” on the balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligation” of any Person means, with respect to any Capital Lease of such Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such Person in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash” means, as of any time (a) cash of Borrower on hand or maintained by Borrower on deposit in demand or interest-bearing accounts, and (b) the then fair market value of the Investments identified in clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of “Cash Equivalents”, but, with respect to the Cash Equivalents described in said clause (iv), only to the extent such Cash Equivalents are publicly traded.

“Cash Equivalents” shall mean Investments in (i) direct United States Government or United States agency obligations; (ii) Investments in corporate obligations of “AA” quality or better maturing within one year; (iii) Investments in certificates of deposits issued by any United States commercial bank, the United States branch of any foreign bank, in each case so long as such bank has capital and surplus of not less than the equivalent of Fifty Million Dollars ($50,000,000); (iv) preferred stock Investments rated “AA” or better; (v) Investments in any state, local or municipal obligations rated “AA” or better; and (vi) Investments in banks listed in Schedule 6.15.

“Casualty Event” means any of the following events with respect to any item of equipment: (a) the actual total loss or compromised total loss of such item of equipment, (b) such item of equipment shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, (c) the seizure of such item of equipment for a period exceeding sixty (60) days or the condemnation or confiscation of such item of equipment or (d) if such equipment is subject to a Lease, such item of equipment shall be deemed under its Lease to have suffered a casualty loss as to the entire item of equipment.

“Chang Sheng Letter of Credit” has the meaning set forth for the term “Letter of Credit” in the Letter of Credit Letter Agreement.

“Closing Fee Letter” shall mean that certain Closing Fee Letter, dated as of the Restatement Date, by and among the Borrower and the Agent.

“Code” means the Internal Revenue Code of 1986, successor statute of similar import, together with the Treasury Regulations adopted or proposed thereunder (to the extent Agent, in its sole discretion, reasonably determines that such proposed regulations apply in the circumstances), in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

“Collateral” means all of (i) the Collateral as defined in the Security Agreement, (ii) the Pledged Collateral and (iii) any other property in which a security interest is created in favor of Agent or Banks to secure the payment and performance of the Obligations.

“Collateral Release Date” means the proposed or contemplated date of any release of Collateral permitted under Section 2.5(b) or Section 2.5(c) of this Agreement.

“Commercial Letter of Credit” means a commercial Letter of Credit issued in connection with the purchase of Marine Containers.

“Commitment” means with respect to each Bank the amounts set forth on Schedule A and “Commitments” means all such amounts collectively, as each may be amended from time to time upon the execution and delivery of an instrument of assignment pursuant to Section 11.11, which amendments shall be evidenced on Schedule A.

“Commitment Percentage” means, as to any Bank, the percentage equivalent of such Bank’s Commitment divided by the aggregate Commitments of all Banks.

“Competitor” means, any Person engaged and competing with any of the Borrower, TMCL, TGH or TEM in the container leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder or any obligations of any such fund (solely as a result of being such a holder) be deemed to be a “Competitor”.

“Compliance Certificate” means a certificate signed by an Authorized Signatory of Borrower, substantially in the form set forth in Exhibit E, with such changes therein as the Requisite Banks may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

“Consent and Agreement” means the Second Amended and Restated Consent and Agreement, dated as of January 31, 2007, executed by TEM, substantially in the form of Exhibit J, as such agreement shall be amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents.

“Consolidated Debt Service Ratio” means for any Person, on a consolidated basis, as of any date of determination, the ratio of (a) Consolidated Net Income of such Person minus all amounts treated as dividends paid by such Person to its shareholders and plus all amounts treated as expenses for depreciation and the amortization of intangibles, in each case, to the extent included in the determination of Consolidated Net Income of such Person for the immediately preceding four (4) fiscal quarters through the fiscal quarter then ending to (b) Current Obligations of such Person.

“Consolidated Funded Debt” means for any Person, on a consolidated basis, as of any date of determination, the total amount of all interest bearing obligations (including all issued and undrawn letters of credit) of such Person which obligations shall include without limitation (1) the principal amount outstanding under all Loans advanced to such Person by Banks hereunder, (2) the principal amount outstanding under all Indebtedness of such Person for borrowed money, (3) all Capital Lease Obligations of such Person, (4) all Obligations of such Person for the deferred purchase price of equipment, (5) all Contingent Obligations of such Person, (6) the present value of all operating lease payments of such Person for leases of Equipment (such present value shall be calculated using a discount rate equal to the interest rate in effect hereunder from time to time for Prime Rate Loans) and (7) an amount equal to the portion of the then Aggregate Principal Balance (as such term is defined in the TMCL Indenture) that is allocable to the Borrower pursuant to Exhibit D-1 to the Members Agreement.

“Consolidated Intangible Assets” means for any Person, on a consolidated basis, as of any date of determination, all intangible assets of such Person.

“Consolidated Interest Coverage Ratio” means for any Person on a consolidated basis, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Net Income of such Person, (ii) all expenses of such Person for income taxes, (iii) all interest expense of such Person for borrowed money including imputed interest expense on Capital Lease Obligations, and (iv) operating lease expense of such Person for leases of equipment to (b) the sum of (1) interest expense for borrowed money of such Person (including imputed interest expense on Capital Lease Obligations), and (2) operating lease expense of such Person for leases of equipment, in each case for the immediately preceding four (4) fiscal quarters through the fiscal quarter then ending.

“Consolidated Leverage Ratio” means for any Person, on a consolidated basis, as of any date of determination, the ratio of (a) Consolidated Funded Debt of such Person to (b) Consolidated Tangible Net Worth of such Person.

“Consolidated Net Income” means for any Person, on a consolidated basis, as calculated for any period as of any date of determination, the net income and net losses of such Person for such period; provided, however, that with respect to any effect of interest rate hedge arrangements only, any unrealized adjustments, whether positive or negative, to net income or net loss arising from the implementation of Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board shall be disregarded for purposes of such calculation if such interest rate hedge arrangement was entered into by such Person in the ordinary course of its business in order to mitigate interest rate exposure arising in the ordinary course of its business; and provided further that the effect of any interest rate hedge arrangement entered into for speculative purposes shall not have the benefit of the foregoing exclusion.

“Consolidated Net Worth” means, for any Person, on a consolidated basis, as of any date of determination, the difference between the Consolidated Total Assets of such Person and the Consolidated Total Liabilities of such Person.

“Consolidated Tangible Assets” means, for any Person, on a consolidated basis, as of any date of determination, the difference between the net book value of the Consolidated Total Assets of such Person and the Consolidated Intangible Assets of such Person.

“Consolidated Tangible Net Worth” means, for any Person, on a consolidated basis, as of any date of determination, the difference between the Consolidated Net Worth of such Person and the Consolidated Intangible Assets of such Person.

“Consolidated Total Assets” means for any Person, on a consolidated basis, as of any date of determination, all assets of such Person; provided, however, that with respect to any effect of interest rate hedge arrangements only, any unrealized adjustments, whether positive or negative, to any assets arising from the implementation of Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board shall be disregarded for purposes of such calculation if such interest rate hedge arrangement was entered into by such Person in the ordinary course of its business in order to mitigate interest rate exposure arising in the ordinary course of its business; and provided further that the effect of any interest rate hedge arrangement entered into for speculative purposes shall not have the benefit of the foregoing exclusion.

“Consolidated Total Liabilities” means for any Person, on a consolidated basis, as of any date of determination, all liabilities of such Person; provided, however, that with respect to any effect of interest rate hedge arrangements only, any unrealized adjustments, whether positive or negative, to any liabilities or other indebtedness arising from the implementation of Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board shall be disregarded for purposes of such calculation if such interest rate hedge arrangement was entered into by such Person in the ordinary course of its business in order to mitigate interest rate exposure arising in the ordinary course of its business, and provided further that the effect of any interest rate hedge arrangement entered into for speculative purposes shall not have the benefit of the foregoing exclusion.

“Contingent Obligation” means, as to any Person, (a) any Guaranty Obligation of that Person and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) with respect to the Indebtedness of any partnership or joint venture of which such Person is a partner or a joint venturer, excluding any such partnership or joint venture indebtedness which is specifically nonrecourse as to the Person, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect of any interest rate protection contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any

Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of Guaranty Obligation) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to clause (b)(iv) of this definition, be marked to market on a current basis.

“Conversion Date” means January 31, 2009, or if such date is not a Banking Day, the Banking Day immediately preceding such date, or such later date as may be provided pursuant to Section 3.6.

“Current Obligations” means on a consolidated basis for TGH, as of any date of determination (a) prior to the Conversion Date, all debt payments due on Consolidated Funded Debt within the next succeeding twelve (12) month period, excluding payments due under this Agreement prior to the Conversion Date, but including the imputed principal portion of all Capital Lease payments due within the succeeding twelve (12) month period, plus ten percent (10.0%) of the principal balance of Loans outstanding under this Agreement, and (b) after the Conversion Date, all debt payments due on Consolidated Funded Debt within the next succeeding twelve (12) month period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Designated Deposit Account” means a designated deposit account maintained by Borrower with Hong Kong Bank of Canada or such other account designated by written notice from Borrower to Agent from time to time; as of the Restatement Effective Date such Designated Deposit Account is account number 10020-431236-002.

“Dollars” and the sign “$” means lawful money of the United States of America.

“Domestic Storage Containers” means Marine Containers which remain mobile but which have been converted for use as land-based storage containers.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States, and (c) any affiliate of such Bank that is engaged in the business of commercial banking.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Environmental Permit” has the meaning set forth in Section 5.12.

“Equipment” means all Goods of Borrower held for sale, lease or rental consisting of intermodal containers, trailers, Marine Containers, Domestic Storage Containers, and other container related transportation equipment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” means any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA.

“Eurodollar Reserve Percentage” means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) in effect from time to time determined (whether or not applicable to any Bank) under regulations issued by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency liabilities having a term comparable to such Interest Period.

“Event of Default” means any of the events described in Section 9.

“Facility” means the total Commitments described in Schedule A, as such Schedule A may be amended from time to time pursuant to any assignments made pursuant to Section 11.11 hereof, for the credit facility described in Section 2 to be provided by Banks to Borrower according to each Bank’s Pro Rata share.

“Federal Funds Rate” means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”. If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such day under the caption “Federal Funds Effective Rate”. If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York Time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Final Maturity Date” means the earlier to occur of (A) the date on which an Event of Default occurs and the Notes are accelerated hereunder, and (B) the two-year anniversary of the earlier to occur of (x) the Termination Date and (y) the Conversion Date, provided that if any such date is not a Banking Day, the Banking Day immediately preceding such date.

“Finance Lease” means any Lease of a Marine Container or Domestic Storage Container that (i) provides the lessee with the right or option to purchase the Marine Container or Domestic Storage Container at the expiration of the term of such Lease or (ii) otherwise satisfies the criteria for classification as a capital lease pursuant to GAAP, including Statement of Financial Accounting Standards No. 13, as amended.

“Funding Date” means any Banking Day designated by Borrower as the day on which a Loan is requested pursuant to a Borrowing Request, subject to the terms and conditions hereof, to be made by the Banks to the Borrower.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Goods” has the meaning set forth in the Security Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guaranty and Pledge Agreement” means the Third Amended and Restated Guaranty and Pledge Agreement, dated as of January 31, 2007, executed by TGH, substantially in the form of Exhibit F, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease for capital equipment, dividend, letter of credit or other Obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Hedging Agreement” means any agreement entered into by and between Borrower and Banks pursuant to which Borrower has the ability to minimize exposure to foreign exchange rate or interest rate risks.

“Indebtedness” of any Person means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person’s business, (d) any obligation of such Person as lessee under a Capital Lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange rate hedging agreements and (g) guarantees in respect of clauses (a)-(f) above.

“Interest Differential” means, with respect to any prepayment of a LIBOR Loan on a day other than an Interest Payment Date on which such LIBOR Loan matures, the difference between (a) the per annum interest rate payable with respect to such LIBOR Loan as of the date of the prepayment and (b) the Adjusted LIBOR on, or as near as practicable to, the date of the prepayment for a LIBOR Loan commencing on such date and ending on the last day of the applicable Interest Period. The determination of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

“Interest Payment Date” means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and, with respect to Prime Rate Loans, the last Banking Day of each calendar quarter; provided, however, that if any Interest Period for a LIBOR Loan exceeds three (3) months, interest shall also be paid on the date which falls three (3) months after the beginning of such Interest Period.

“Interest Period” means, with respect to any LIBOR Loan, the one-month, two-month, three-month, or six-month period (or, if agreed to by all the Banks, a period of less than 30 days), selected by Borrower pursuant to Section 2, in each instance commencing on the applicable Funding Date of the Loan; provided, however, that notwithstanding Section 2, Borrower shall not select an Interest Period for any Term Loan which Interest Period includes and extends beyond a Term Loan Repayment Date unless on such date there shall be sufficient principal amounts available to pay such scheduled repayment of principal consisting of (i) Prime Rate Loans and/or (ii) other LIBOR Loans maturing on or before such Term Loan Repayment Date; and provided, further, any Interest Period which would otherwise end on a day that is not a Banking Day shall end on the next succeeding Banking Day except that in the instance of any LIBOR Loan, if such next succeeding Banking Day falls in the next calendar month, the Interest Period shall end on the next preceding Banking Day.

“Inventory” means any “inventory”, as such term is defined in Section 9-102(a)(48) of the UCC.

“Investment” means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“Issuing Bank” means BoA or such other Bank as shall replace BoA, with the consent of Borrower, as the Bank designated to issue Letters of Credit for the account of Borrower pursuant to the terms and conditions of this Agreement.

“Lease” means each and every item of chattel paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) relating to an item of equipment of which Borrower is the lessor. The term “Lease” includes (a) all payments to be made thereunder, (b) all rights of Borrower therein, and (c) any and all amendments, renewals, extensions or guaranties thereof.

“Lending Office” means, with respect to any Bank, the office or offices of the Bank specified as opposite its name on the applicable signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Borrower and the Agent.

“Letter of Credit” has the meaning set forth in Section 2.1(d).

“Letter of Credit Commitment Sublimit” means the combined Commitments of the Banks to participate in Letters of Credit issued pursuant to Section 2.1(d) and Section 2.7 in the aggregate stated amount of Twenty-Five Million Dollars ($25,000,000), as such amount may be reduced from time to time pursuant to this Agreement, which amount is a sublimit of, and not in addition to, the aggregate Commitments of the Banks.

“Letter of Credit Letter Agreement” means that certain Credit Agreement Commercial Letter of Credit Letter Agreement, dated as of December 7, 2005, among the Agent, the Issuing Bank, the Borrower and the Banks, in the form attached hereto as Schedule B.

“Letter of Credit Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all Unreimbursed Amounts.

“LIBOR” means, with respect to any Loan to be made, continued as or converted into a LIBOR Loan, the London Inter-Bank Offered Rate (determined solely by the Agent), rounded upward to the nearest 1/16th of one percent (0.0625%), at which Dollar deposits are offered to BoA by major banks in the London interbank market at or about 11:00 a.m., London Time, on the second Banking Day prior to the first day of the related Interest Period with respect to such Loan in an aggregate amount approximately equal to the amount of such Loan and for a period of time comparable to the number of days in the applicable Interest Period. The determination of LIBOR by the Agent shall be conclusive in the absence of manifest error.

“LIBOR Loan” means a Loan that bears interest based on Adjusted LIBOR.

“LIBOR Revolving Loan” has the meaning set forth in Section 2.1(a).

“LIBOR Term Loan” means a Term Loan that is a LIBOR Loan.

“Lien” means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capital Lease.

“Loan” means an extension of funds made by a Bank pursuant to Section 2, and may be either a Prime Rate Loan or a LIBOR Loan, depending upon the context.

“Loan Document” when used in the singular and “Loan Documents” when used in the plural means any and all of this Agreement, the Notes, the Security Agreement, the TMCL Pledge Agreement, the Guaranty and Pledge Agreement and any and all other agreements, documents and instruments executed and delivered by or on behalf or support of Borrower to Agent or any Bank or any of their respective authorized designees evidencing or otherwise relating to the Loans and the Liens granted to Agent, on behalf of Banks, with respect to the Loans, as the same may from time to time be amended, modified, supplemented or renewed.

“Manager Report” means each monthly report delivered by TEM to Borrower pursuant to Section 6.1 of the TEM Management Agreement.

“Marine Containers” means all dry cargo, refrigerated, open top, flat rack, tank, high cube or other type of marine containers which are held for lease or rental.

“Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse change whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, TGH or TEM, individually or taken together as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or TGH to perform its obligations under the Loan Documents, or (d) materially impairs or could reasonably be expected to materially impair the ability of Agent or any Bank to enforce any of its or their legal remedies pursuant to the Loan Documents, but excluding any transfer of Receivables Program Assets from Borrower to TMCL that are permitted pursuant to Section 2.5(c).

“Maximum Availability” has the meaning set forth in Section 2.1(a).

“Members Agreement” means the Members Agreement, dated as of November 29, 2001, among TMCL, MeesPierson Transport & Logistics Holding B.V. and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Net Book Value” means, as of any date of determination with respect to a Marine Container or Domestic Storage Container that is not subject to Finance Lease, an amount equal to the Original Equipment Cost of such Marine Container or Domestic Storage Container, less any accumulated depreciation as of such date of determination, calculated utilizing the Borrower’s depreciation policy; and with respect to a Marine Container or Domestic Storage Container that is subject to a Finance Lease, the then net book value of such Finance Lease, as determined in accordance with GAAP.

“Note” has the meaning set forth in Section 2.2, and shall include any and all replacements, extensions, substitutions, or renewals of any such promissory note.

“Note Purchase Agreement” means the Fourth Amended and Restated Series 2000-1 Note Purchase Agreement, dated as June 8, 2006, among TMCL, the Liquidity Providers named therein, the CP Purchasers named therein, the Deal Agents named therein and the Liquidity Agents named therein, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice and Demand” has the meaning set forth in Section 2.7(d).

“Obligations” means all loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Banks, or the Agent, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, secured or unsecured, arising by contract, operation of law or otherwise, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising or incurred under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement by or against the Borrower of any action under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, arrangement fees, loan fees, commitment fees, agency fees and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Loan Documents.

“Ordinary Course of Business” means, in respect of any transaction involving the Borrower, TGH or any of its Subsidiaries, the ordinary course of such Person’s business, as conducted by Borrower, TGH or any of its Subsidiaries, in accordance with past practice (and consistent with the customary practice of other operators of container fleets or similar businesses) and undertaken by the Borrower, TGH or any of its Subsidiaries, in good faith and not for purposes of evading any covenant or restriction in any Loan Document, including, without limitation, any transfer of Receivables Program Assets from Borrower to TMCL that is permitted pursuant to Section 2.5(c).

“Original Equipment Cost” means, with respect to each Marine Container or Domestic Storage Container, an amount equal to the sum of (i) the vendor’s or manufacturer’s invoice price of the related Marine Container or Domestic Storage Container, and (ii) all reasonable and customary inspection, transport, and initial positioning costs necessary to put such Marine Container or Domestic Storage Container in service.

“Originating Bank” has the meaning set forth in Section 11.11(d).

“Other Taxes” has the meaning set forth in Section 4.1(b).

“Participant” has the meaning set forth in Section 11.11(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Liens” has the meaning set forth in Section 6.14.

“Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Plan” means an “employee benefit plan,” as such term is defined in ERISA, established or maintained by Borrower or any ERISA Affiliate or as to which Borrower or any ERISA Affiliate contributes or is a member or otherwise may have any liability.

“Platform” has the meaning set forth in Section 6.1(k).

“Pledged Collateral” means, collectively, the shares of Borrower, TEM and TMCL and all other property pledged to the Agent, for the benefit of the Banks, pursuant to the terms of (i) the Guaranty and Pledge Agreement and (ii) the TMCL Pledge Agreement.

“Potential Event of Default” means a condition or event which, after notice or lapse of time or both, will constitute an Event of Default.

“Prime Rate” means for any day, the higher of (a) the per annum floating rate established by BoA as its “prime rate” for domestic (United States) commercial loans in effect on such day, and (b) one-half percent (0.50%) in excess of the Federal Funds Rate in effect on such day. BoA’s prime rate is a rate set by BoA based upon various factors, including BoA’s costs and desired return, general economic conditions and other factors, and is neither directly tied to an external rate of interest or index or necessarily the lowest or best rate of interest actually charged by BoA at any given time to any customer or particular class of customers for any particular credit extension. BoA may make commercial or other loans at rates of interest at, above or below its prime rate.

“Prime Rate Loan” means a Term Loan that is a Prime Rate Loan.

“Prime Rate Revolving Loan” has the meaning set forth in Section 2.1(a).

“Prime Rate Term Loans” has the meaning set forth in Section 2.1(b).

“Pro Rata” means, with respect to the Banks, in accordance with their respective aggregate Loans and risk participations in Letters of Credit outstanding at any given time, or if no Loans or Letters of Credit are outstanding, in accordance with their respective shares of the Commitment as set forth on Schedule A.

“Proceeds” has the meaning set forth in the Security Agreement.

“Public Bank” has the meaning set forth in Section 6.1(k).

“Qualified Receivables Transaction” means any transaction, or series of transactions, that may be entered into by the Borrower or any Seller pursuant to which the Borrower or any Seller may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Borrower or any other Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

(a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary (i) is guaranteed by the Borrower or any other Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings,

(b) neither the Borrower nor any other Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Borrower or such Seller than those that might be obtained at the time from Persons that are not affiliates of the

Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable,

(c) any such sale, conveyance or transfer to a Receivables Subsidiary or other Person of Receivables Program Assets shall be in exchange for consideration not less than the sum of (x) with respect to any Equipment, the sum of the net book value of such Equipment, plus (y) with respect to any other assets constituting Receivables Program Assets, the fair market value thereof; and

(d) the Borrower and any other Seller do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or cause such entity to achieve certain levels of operating results.

“Receivables” means all rights of the Borrower or any Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Borrower or such Seller as accounts receivable.

“Receivables Document” means each (x) receivables purchase agreement, pooling and servicing agreement, credit agreement, agreement to acquire undivided interests or any other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Borrower, another Seller and/or a Receivables Subsidiary, and (y) other instrument, agreement or document entered into by the Borrower, any other Seller or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or restated and in effect from time to time. The Second Amended and Restated Contribution and Sale Agreement, dated as of June 8, 2006 (as amended, restated, supplemented or modified from time to time), among the Borrower, Fortis Bank (Nederland) N.V. and TMCL shall be deemed a Receivables Document.

“Receivables Program Assets” means (a) all Equipment and Receivables which are purported to be transferred by the Borrower, another Seller or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (a) and (b).

“Receivables Related Assets” means (i) any rights arising under the documentation governing or relating to Equipment or Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Equipment or Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Goods and Receivables.

“Receivables Subsidiary” means a Special Purpose Vehicle that is a Subsidiary of the Borrower created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction. TMCL shall be deemed a Receivables Subsidiary.

“Related LC Documents” has the meaning set forth in Section 2.7(f)(i)(1).

“Related Party” means, for purposes of Section 6.19 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower or TGH, (ii) which beneficially owns or holds five percent (5.0%) or more of the equity interest of Borrower or TGH, or (iii) five percent (5.0%) or more of the equity interest of which is beneficially owned or held by Borrower or TGH. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Replacement Bank” has the meaning set forth in Section 4.8.

“Reportable Event” has the meaning given to such term in ERISA.

“Requisite Banks” means any combination of Banks whose combined Pro Rata share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Commitments, is greater than fifty-one percent (51.0%) of all such amounts outstanding or the total Commitments, as the case may be.

“Restatement” means the time at which each of the conditions precedent set forth in Section 8 to the making of the first Loan hereunder shall have been duly fulfilled or satisfied by Borrower.

“Restatement Effective Date” means the date on which Restatement occurs, which for purpose of this Agreement shall be deemed to be January 31, 2007.

“Revolving Loans” means the Loans described in Section 2.1(a).

“Secured Party” has the meaning set forth in the Security Agreement.

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of January 31, 2007, executed by the Borrower, substantially in the form of Exhibit B, as such agreement has been amended, modified and supplemented in accordance with the terms of the Loan Documents.

“Seller” means the Borrower and any Subsidiary or other affiliate of the Borrower (other than a Receivables Subsidiary) which is a party to a Receivables Document.

“Sole Book Manager” shall mean the entity identified as such in the first paragraph of this Agreement.

“Sole Lead Arranger” shall mean the entity identified as such in the first paragraph of this Agreement.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of Title 11 of the Bankruptcy Code; (b) the present fair saleable value of the property in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Purpose Vehicle” means a trust, partnership or other special purpose entity established by the Borrower and/or its Subsidiaries to implement a Qualified Receivables Transaction.

“Standard Securitization Undertakings” means the representations, warranties, covenants and indemnities of the Borrower or any Subsidiary which are reasonably customary in a securitization or sale of receivables transaction.

“Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided, however, that notwithstanding anything to the contrary herein, TMCL shall for all purposes of this Agreement and any other Loan Agreement constitute a “Subsidiary” of the Borrower.

“Taxes” has the meaning set forth in Section 4.1.

“TEM” means Textainer Equipment Management Limited, a Bermuda company and its successors and assigns.

“TEM Acquisition Investment” means those certain loans by the Borrower to TGH defined as the “TGH Acquisition Loans” in the TEM Acquisition Letter Agreement.

“TEM Acquisition Letter Agreement” means that certain Credit Agreement TEM Acquisition Letter Agreement, dated as of June 26, 2006, among the Agent, the Issuing Bank, the Borrower and the Banks attached as Schedule B.

“TEM Management Agreement” has the meaning set forth in the Security Agreement.

“Term Loan Repayment Date” has the meaning set forth in Section 2.1(b).

“Term Loans” means the Loans described in Section 2.1(b).

“Termination Date” has the meaning set forth in the Note Purchase Agreement.

“Termination Event” with respect to any Plan means (i) the institution by Borrower, the PBGC or any other Person of steps to terminate such Plan, (ii) the occurrence of a Reportable Event with respect to such Plan which the Requisite Banks reasonably believe may be a basis for the PBGC to institute steps to terminate such Plan, or (iii) the withdrawal from such Plan (or deemed withdrawal under section 4062 (f) of ERISA) by Borrower or any ERISA Affiliate if Borrower or such ERISA Affiliate is a substantial employer within the meaning of section 4063 of ERISA.

“TFS” means Textainer Financial Services Corporation, a Delaware corporation.

“TMCL” means Textainer Marine Containers Limited, a Bermuda company and its successors and assigns.

“TMCL Indenture” means the Second Amended and Restated Indenture, dated as of May 26, 2005, between TMCL and Wells Fargo Bank, National Association, as indenture trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“TMCL Pledge Agreement” means the Amended and Restated Pledge Agreement (TMCL), dated as of November 29, 2001, executed by Borrower, in the form of Exhibit K, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms of the Loan Documents.

“TMCL Restricted Cash Account Balance” means, as of any date of determination, the amount on deposit in the Restricted Cash Account (as defined in the TMCL Indenture) on such date.

“UCC” has the meaning set forth in the Security Agreement.

“Unreimbursed Amount” means the amount of any unreimbursed drawing under a Letter of Credit.

“Vendor Debt” means all vendor debt and trade payables of Borrower associated with its acquisition of Marine Containers and Domestic Storage Containers (including Marine Containers and Domestic Storage Containers subject to Finance Leases).

1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto.

1.3 Interpretation of Agreement. A Section, an Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and covenants contained in Section 7 shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

Section 2. COMMITMENT OF THE BANKS.

2.1 Amounts and Terms of Commitments.

(a) Revolving Line of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Banks hereby agree to make Loans of immediately available funds to Borrower, on a revolving basis, from the Restatement Effective Date until, unless earlier terminated in accordance with the provisions of Section 9.3(b) hereof, the Banking Day immediately preceding the earlier to occur of (i) the Conversion Date and (ii) the Termination Date, in the aggregate principal amount outstanding at any time not to exceed the lesser of (a) the total Commitments for the Facility or (b) the Borrowing Base (such lesser amount being the “Maximum Availability”), as more fully set forth in this Section 2; provided, that nothing contained herein shall in any way obligate any Bank to make Loans which, at any time, exceed the lesser of (i) such Bank’s Commitment or (ii) such Bank’s Pro Rata share of the Maximum Availability.

(i) Facility Commitment.

(1) On the Funding Date requested by Borrower, after Borrower shall have satisfied all applicable conditions precedent set forth in Section 8, each Bank shall, at Borrower’s option as specified in a notice given to Agent in accordance with Section 2.4, advance immediately available funds to Agent (each such advance being a “Loan”) evidencing such Bank’s Pro Rata share of one or more (a) Prime Rate Loans (each such Loan being a “Prime Rate Revolving Loan”), or (b) LIBOR Loans (each such Loan being a “LIBOR Revolving Loan”), each of which shall constitute a Revolving Loan hereunder; provided, that no more than ten (10) Revolving Loans may be outstanding at any time. Agent shall immediately advance such funds to Borrower at the Designated Deposit Account on the Funding Date with respect to such Revolving Loan. Borrower shall pay interest accrued on the Revolving Loans at the rates and in the manner set forth in Section 2.3(a). Subject to the terms of this Agreement relating to optional earlier repayments of Revolving Loans and the acceleration of maturities, the unpaid principal amount of all Revolving Loans and all unpaid interest and commitment facility and agent fees accrued thereon, together with all other fees, expenses, costs and other sums chargeable to Borrower incurred in connection therewith, shall be due and payable on the Conversion Date.

(2) Each request for a Revolving Loan hereunder shall be in the form of Exhibit L hereto and shall constitute a reaffirmation by Borrower and the Authorized Signatory requesting the same that (1) no Event of Default or Potential Event of

Default has occurred and is continuing and (2) the representations and warranties contained in this Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(3) Amounts borrowed by Borrower under this Facility may be repaid and, prior to the earlier to occur of (i) the Conversion Date and (ii) the Termination Date and subject to the applicable terms and conditions precedent to borrowings hereunder, reborrowed; provided, however, that no Loan shall have a maturity date which is later than the Conversion Date.

(ii) Consent. Unless the Requisite Banks shall otherwise consent, during the existence of an Event of Default or Potential Event of Default, the Borrower may not elect to have a Loan converted into or continued as, after the existing Interest Period, a LIBOR Revolving Loan.

(b) Term Loan. On the earlier to occur of (i) the Conversion Date and (ii) the Termination Date and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, each Bank severally agrees to convert each such Bank’s then outstanding Revolving Loans into Term Loans. All such Term Loans shall be deemed made as of the earlier to occur of (i) the Conversion Date and (ii) the Termination Date and shall thereafter be governed by the terms, including terms relating to accruals of interest, principal repayment and prepayment and maturity, applicable to Term Loans hereunder. Nothing contained in this Section 2.1(b) in any way obligates any Bank to convert a Revolving Loan into a Term Loan to the extent that the then outstanding principal amount of such Bank’s Revolving Loan is greater than such Bank’s Pro Rata share of the Borrowing Base. Any principal balance outstanding on the Conversion Date, or any subsequent date, in excess of the Borrowing Base shall be immediately prepaid pursuant to Section 3.3(a).

(i) Repayment. The Term Loan shall be fully amortizing. On a quarterly basis, beginning on the last day of the calendar quarter during which the earlier to occur of (i) the Conversion Date and (ii) the Termination Date and continuing on the last date of each successive calendar quarter thereafter (each such quarterly repayment date being a “Term Loan Repayment Date”) as described below, the Borrower shall make principal payments equal to the following percentages of the original aggregate principal amount of all Loans outstanding on the Conversion Date or Termination Date, as the case may be.

Term Loan Repayment Date	Quarterly Principal Reduction Required
Quarters 1-8	6.25%

On the Final Maturity Date, the unpaid principal amount of all Loans, together with all unpaid interest, fees, expenses, costs and other sums chargeable to Borrower incurred in connection therewith shall be due and payable.

(ii) Loan Options. After the Conversion Date and prior to the Final Maturity Date, the Borrower may, upon irrevocable written notice to Agent:

(1) elect to convert on any Banking Day any Prime Rate Term Loan, or any part thereof, in an amount of not less than Three Million Dollars ($3,000,000) into LIBOR Term Loans; or

(2) elect to convert on any Interest Payment Date any LIBOR Term Loans maturing on such Interest Payment Date into Prime Rate Term Loans; or

(3) elect to continue on any Interest Payment Date any LIBOR Term Loans maturing on such Interest Payment Date, or any part thereof, in an amount of not less than Three Million Dollars ($3,000,000).

(iii) Consent. Unless the Requisite Banks shall otherwise consent, during the existence of an Event of Default or Potential Event of Default, the Borrower may not elect to have a Loan converted into or continued as, after the existing Interest Period, a LIBOR Term Loan.

(c) Additional Terms.

(i) Failure to Select. If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower has failed to select a new Interest Period to be applicable to such LIBOR Loans, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Prime Rate Loans effective as of the last day of such current Interest Period.

(ii) Notice to Banks. Upon receipt of a Borrowing Request, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made according to each Bank’s applicable Pro Rata share of the outstanding principal amounts of the Loans with respect to which the notice was given.

(iii) Default Options. Each Loan shall be either a Prime Rate Loan or a LIBOR Loan as shall be selected by Borrower, except as otherwise provided herein. During any period that any Event of Default or Potential Event of Default shall occur and be continuing, Borrower shall no longer have the option of electing LIBOR Loans, and all Loans made during such period shall be Prime Rate Loans only. It being understood, however, that nothing herein shall be construed to waive, amend or modify any right or power of the Banks and the Agent hereunder, including, without limitation, all rights to terminate the Commitments and declare the Obligations immediately due and payable.

(d) Without limiting the generality of Section 2.1(a), each Bank severally agrees that Borrower may, at its option as specified in a notice given to Agent in accordance with Section 2.4, also request the Issuing Bank to issue one or more commercial or standby letters of credit (each a “Letter of Credit”), in which event, after satisfaction of all conditions precedent set forth in Section 8, the Issuing Bank shall issue such Letters of Credit subject to and in accordance with Section 2.7; provided, however, nothing contained in this Agreement shall under any circumstance be deemed to require the Issuing Bank to issue any Letter of Credit which, in the aggregate undrawn stated amount plus any reimbursement obligations for Letters of Credit, taking into account the issuance of such Letter of Credit, exceeds the Letter of Credit Commitment Sublimit. Notwithstanding the foregoing, as of the Restatement Effective Date, each letter of credit attached hereto as Schedule 2.1(d) shall be deemed a “Letter of Credit” hereunder.

(e) Notwithstanding anything to the contrary contained in this Agreement, in no event and under no circumstances shall Banks and the Issuing Bank be obligated hereunder to advance Revolving Loans or issue Letters of Credit, as the case may be, which, at any time, taking into account the advancing of any Revolving Loan or the issuance of any Letter of Credit, would cause (i) the aggregate principal amount of outstanding Revolving Loans and the issued and undrawn Letters of Credit to exceed the Borrowing Base or (ii) the aggregate principal amount of outstanding Revolving Loans and the issued and undrawn Letters of Credit to exceed the aggregate Commitments. To the extent that, following a draw on a Letter of Credit and the resulting conversion of such drawn amounts into Revolving Loans pursuant to Section 2.7(d), there shall exist a Revolving Loan overadvance, such Revolving Loan overadvance shall be immediately due and payable pursuant to Section 3.3(a). Each Bank’s initial aggregate Commitment in respect of funded Revolving Loans and Revolving Loans resulting from the conversion of draws on Letters of Credit and participations in issued but undrawn Letters of Credit shall be the amount set forth under the heading “Commitment” in Schedule A.

2.2 Notes.

(a) Notes. The Loans made by each Bank shall be evidenced by a promissory note, substantially in the form of Exhibit A (each a “Note”) executed by Borrower and made payable to the order of such Bank in the stated principal amount equal to such Bank’s Commitment.

(b) Notations in Banks’ Books and Records. Each Bank shall make notations in its books and records regarding the date, amount and maturity of each Loan made by it and the amount of each repayment or prepayment of principal and payment of interest made by Borrower with respect to such Loan. Each Bank is irrevocably authorized by Borrower to endorse its Note and each Bank’s record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, such a notation with respect to any Loan shall not limit or otherwise affect the Obligations of Borrower hereunder or under any such Note to such Bank.

2.3 Interest and Fees.

(a) Revolving Loans. Subject to Subsection 2.3(c), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate or the Adjusted LIBOR, as the case may be, plus the Applicable Margin. Such interest shall be due and payable on the Interest Payment Date(s) related to such Revolving Loan unless otherwise provided for herein.

(b) The Term Loans. Subject to Subsection 2.3(c), each Term Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate or the Adjusted LIBOR, as the case may be, plus the Applicable Margin. Such interest shall be due and payable on the Interest Payment Date(s) related to such Term Loan unless otherwise provided for herein.

(c) Interest After Maturity. Borrower shall pay to the Banks interest on any amount of principal of any Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to (but not including) the date of payment thereof in full at the rate per annum which is equal to the greater of (i) two percent (2.0%) in excess of the rate applicable to the unpaid amount immediately before it became due, or (ii) two percent (2.0%) in excess of the Prime Rate from time to time in effect. Interest after maturity shall be payable on demand.

(d) Commitment Fee. In consideration for the Banks’ agreement to provide the Commitments hereunder, Borrower agrees to pay to Agent for disbursements to the Banks, Pro Rata in accordance with their share of the Commitments, a commitment fee of two hundred and fifty thousandths of one percent (0.250%) per annum on the daily average of the unused amount of the Commitments during the period commencing on the date of this Agreement and ending on the Conversion Date, or, if earlier, the termination of the Commitments. Such commitment fee shall be payable in arrears on the last day of each calendar quarter and on the earliest to occur of (i) the Conversion Date, (ii) the Termination Date, and (iii) the date on which the Commitments terminate.

(e) Method of Calculating Interest and Fees. Interest on each Prime Rate Loan and any fees shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, and paid for actual days elapsed, calculated from and including the first day thereof to but excluding the last day thereof. Interest on each LIBOR Loan shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

(f) Closing Fees. On the Restatement Effective Date, the Borrower shall pay to the Agent (for the benefit of the Banks) the closing fees in the amounts set forth in the Closing Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(g) Agency Fees. The Borrower shall pay to the Agent agency fees in the amounts and on the dates set forth in the Agency Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.4 Borrowing Procedures.

(a) Borrowing Requests. Borrower shall give the Agent telephonic notice (promptly confirmed in writing), not later than 10:00 a.m., New York time, at least three (3) Banking Days prior to the Funding Date in the instance of LIBOR Loans, or at least one (1) Banking Day prior to the Funding Date in the instance of Prime Rate Loans, of each proposed Loan, and the Agent shall promptly advise each Bank thereof. Each requested disbursement shall be made by the Banks each according to its Pro Rata share of the Commitments. Each notice from Borrower to the Agent shall be in the form attached as Exhibit L attached hereto (each, a “Borrowing Request”), and shall specify (i) the Funding Date, (ii) the aggregate amount of the Loans requested (in an amount permitted under (b) below), (iii) whether the Loan shall be a LIBOR Loan or a Prime Rate Loan (provided, that if the Restatement Effective Date shall also be a Funding Date hereunder, any Loan made on such Funding Date shall be a Prime Rate Loan), and (iv) for LIBOR Loans, the Interest Period with respect thereto (subject to the limitations set forth in the definition of Interest Period). Any notice not specifying the type of Loan shall be deemed a request for a Prime Rate Loan.

(b) Minimum Amount of Loans. Subject to the Maximum Availability, each Loan shall be made in a minimum aggregate amount of Five Hundred Thousand Dollars ($500,000).

(c) Funding of Agent. Not later than 1:00 p.m., New York time, on the Funding Date of a Revolving Loan, each Bank shall advance Loans to Agent for the account of Borrower in the amount of its Pro Rata share of the Loans being requested by Borrower. Upon satisfaction of the applicable conditions precedent set forth in Section 8, all Loans shall be disbursed and credited to the Designated Deposit Account by Agent.

(d) Repayment of Loans. If any Bank makes a Revolving Loan or Term Loan hereunder on a day on which Borrower is to repay all or any part of any outstanding Revolving Loan or Term Loan to such Bank, such Bank shall apply the proceeds of such new Revolving Loan or Term Loan to make such repayment. Any excess of the amount being borrowed over the amount being repaid shall be made available by the Bank to the Agent as provided in Section 2.4(c), while any excess of the amount being repaid over the amount being borrowed shall be remitted by Borrower to the Agent.

(e) Letters of Credit.

(i) Each request for the issuance of a Letter of Credit shall be made upon Borrower’s irrevocable written notice delivered to Agent in accordance with Section 11.2 (which notice must be received by Agent prior to 10:00 a.m., New York time, three (3) Banking Days prior to the date on which Borrower requests issuance of the Letter of Credit).

(ii) Upon receipt of any request from Borrower for the issuance of a Letter of Credit pursuant to Section 2.4, Agent will give notice to the Issuing Bank and each Bank thereof, at least one (1) Banking Day prior to issuance of the Letter of Credit, and shall inform the Issuing Bank whether, to its actual knowledge, all of the conditions precedent to the issuance of a Letter of Credit set forth in Section 8 have been satisfied.

2.5 Security.

(a) Collateral. Borrower’s Obligations hereunder and under the other Loan Documents shall be secured by the collateral identified in the Security Agreement, the TMCL Pledge Agreement, and the Guaranty and Pledge Agreement which Collateral shall also be collateral for any Hedging Agreement and shall be allocated ratably to each Bank according to the sum of (i) the principal amount outstanding under all Loans and Letters of Credit advanced by Banks hereunder and (ii) the dollar value of all exposure (including, without limitation, the mark-to-market exposure) of all Banks that are parties to the Hedging Agreements, as determined by the Agent in consultation with the swap provider.

(b) Release of Collateral. Borrower and Banks agree that Borrower may from time to time request, in writing, the release of certain Equipment from Agent’s security interest created under the Security Agreement, which Equipment may then be sold or, subject to the limitations of Section 6.14, be pledged as collateral to other lenders. As listed on Schedule 5.7, Borrower has entered into various secured financing arrangements which require that Borrower maintain minimum collateral levels. Banks acknowledge that Borrower may, from time to time, request the release of Equipment to maintain such required levels of collateral. The Agent, on behalf of Banks, shall release such Equipment from its security interest for so long as Agent, in its sole discretion, determines that:

(i) no Event of Default or Potential Event of Default exists or will exist as a result of such release;

(ii) after giving effect to the contemplated release, the composition of the remaining Collateral shall be representative of the composition of the Equipment of Borrower (factors to be considered in determining whether the remaining Collateral is representative of Borrower’s portfolio may include equipment type, equipment age, equipment condition or quality, and whether such equipment is subject to a Lease);

(iii) the contemplated release shall not have or result in a Material Adverse Change;

(iv) Borrower has received, or will receive concurrently with such release, financing from other lenders secured by such released Equipment; and

(v) Borrower has delivered a completed Borrowing Base Certificate to the Agent in connection with such request for a release of Equipment as required pursuant to 6.1(d).

(c) Release of Collateral Transferred to TMCL. Borrower may from time to time sell, convey or otherwise transfer certain Receivables Program Assets to TMCL in connection with any Qualified Receivables Transaction, provided (i) no Event of Default or Potential Event of Default exists or would exist as a result of such sale, conveyance or transfer and (ii) Borrower has delivered a completed Borrowing Base Certificate to the Agent in connection with such sale, conveyance or transfer as required pursuant to 6.1(d). If the requirements in clauses (i) and (ii) of the immediately preceding sentence shall have been satisfied, the Agent, on behalf of Banks, shall be deemed to have released such Receivables Program Assets from its security interest under this Agreement and the other Loan Documents, and the Agent shall, at Borrower’s request, within three (3) Banking Days execute any documentation, including a release substantially in the form of Exhibit M hereto, reasonably required to evidence such release.

2.6 Further Agreement. Upon the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, TGH shall cause each and all of its Subsidiaries,

with the sole exception of Borrower, to transfer by way of dividends, loans, intercompany transfers or other means, to the maximum extent permitted by law, and, in the case of TMCL, to the maximum extent permitted by any agreement for Indebtedness for borrowed money to which TMCL is a party, other than such amounts necessary for operating expenses and Capital Lease Obligations in the Ordinary Course of Business, all cash or assets readily convertible into cash as well as all collections of any amounts due or to become due of each such Subsidiary to TGH to be used for the payment and reduction of the Loans and TGH shall apply any such sums received to the payment of the Loans. At any time after the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, TGH shall assign its right, title, and interest, in and to such sums or to the collection of such sums to Agent, on behalf of Banks, to the maximum extent permitted by law.

2.7 Letters of Credit.

(a) Without limiting the generality of Section 2.1, Borrower, at its option as specified in a notice given to Agent in accordance with Section 2.4, may use the aggregate Commitments to request the Issuing Bank to issue Letters of Credit, in which event, after satisfaction of all conditions precedent set forth in Section 8.2, the Issuing Bank shall issue and each Bank shall be deemed to have purchased a participation from the Issuing Bank in the original stated amount of such Letter of Credit equal to such Bank’s Commitment Percentage of such Letter of Credit. Nothing contained in this Agreement shall under any circumstance be deemed to require any Bank to participate in the issuance of any Letter of Credit which, taking into account such Bank’s participation in such Letter of Credit, when added to the aggregate of such Bank’s participation in all other issued and undrawn Letters of Credit, exceeds such Bank’s Commitment Percentage of the Letter of Credit Commitment Sublimit.

(b) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, at any time and from time to time from the Restatement Effective Date through the Banking Day immediately prior to the earlier to occur of (i) the Conversion Date and (ii) the Termination Date, the Issuing Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request, which request shall be made (i) for commercial Letters of Credit by delivering to Agent a duly executed commercial letter of credit application, with appropriate insertions, and (ii) for standby Letters of Credit by delivering to Agent a duly executed standby letter of credit application, with appropriate insertions, each satisfactory to the Issuing Bank in its sole discretion, after consultation with Banks and receiving the consent of the Requisite Banks. No Letter of Credit shall have an expiration date that is later than the Conversion Date or one (1) year after the issuance of the Letter of Credit, whichever is earlier.

(c) Unless otherwise expressly provided therein, each beneficiary named by Borrower with respect to a Letter of Credit issued hereunder shall be permitted to make full or partial draws under such Letter of Credit. Upon the making of any draw under a Letter of Credit by such beneficiary, the full amount of such draw shall be immediately due and payable by Borrower to the Issuing Bank. The Issuing Bank shall immediately notify in writing Agent, each Bank and Borrower of the amount of such draw and to the extent that the Issuing Bank has not been immediately reimbursed by Borrower for any payment required to be made by the Issuing Bank under such Letter of Credit (and all commissions incurred but unpaid in connection therewith), each Bank shall, according to its Commitment Percentage of such Letter of Credit, reimburse the Issuing Bank immediately upon written demand for the amount of such payment (and such unpaid commissions). The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Potential Event of Default or Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise limit or impair the obligation of Borrower to reimburse the Banks for the amount of any payment made by the Issuing Bank under any Letter of Credit.

(d) Without limiting the generality of the preceding Subsections of this Section 2.7, in the event Borrower shall fail to reimburse immediately the Issuing Bank for any honor of a draw on any Letter of Credit as confirmed by the Issuing Bank’s written notice and demand for payment from each Bank of its ratable participation amount pursuant to Section 2.7(c) (a “Notice and Demand”), each Bank shall be deemed to have made, without further notice to Borrower, Prime Rate Revolving Loans in the principal amount equal to each Bank’s Commitment Percentage of the amount drawn under such Letter of Credit (plus any unpaid commission); and, for this purpose, the conditions precedent set forth in Section 8 shall not apply. The proceeds of such Prime Rate Revolving Loans shall be applied to reimburse the Issuing Bank for such payment required to be made by the Issuing Bank under the Letter of Credit. In the event that any Prime Rate Revolving Loan shall be deemed to be made to Borrower pursuant to this Section 2.7(d), such Prime Rate Revolving Loan shall be deemed to have been made as of the date of the honor of the draw under the respective Letter of Credit and interest shall accrue thereon at the same rate as provided for other Prime Rate Revolving Loans under this Agreement. In the event that the Issuing Bank does not receive the proceeds of any Prime Rate Revolving Loans made pursuant to this Subsection by (i) 2:00 p.m., New York time, on the Banking Day after the Notice and Demand is received if such Notice and Demand is received by the Banks not later than 12:00 noon, New York time, on a Banking Day or (ii) 12:00 noon, New York time, on the second succeeding Banking Day, if such Notice and Demand is received by the Banks after 12:00 noon, New York time (the “Due Date”), the Bank whose funds are delayed shall pay interest to the Issuing Bank on the amount not received at the Federal Funds Rate from the Due Date until the date on which the Issuing Bank receives such proceeds by 12:00 noon.

(e) Notwithstanding anything to the contrary contained herein, the Issuing Bank may, upon 30 days’ notice to the Borrower and the Banks, resign as Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Banks a successor Issuing Bank hereunder (which shall accept such appointment); provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the Issuing Bank. If the Issuing Bank resigns, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Letter of Credit Obligations with respect thereto. Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(f) The obligation of Borrower to reimburse the Banks for drawings made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including the following circumstances:

(1) Any lack of validity or enforceability of any Letter of Credit, the obligation supported by such Letter of Credit or any other agreement or instrument relating thereto (collectively, the “Related LC Documents”);

(2) Any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

(3) The existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Banks, Agent or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

(4) Any breach of contract or other dispute between Borrower and any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Banks, Agent or any other Person;

(5) Any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(6) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Issuing Bank, with or without notice to or approval by Borrower in respect of any of Borrower’s indebtedness under this Agreement.

(ii) Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of each Letter of Credit; provided, however, this assumption with respect to Agent and Banks, including the Issuing Bank, is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against any such beneficiary or transferee of a Letter of Credit at law or under any other agreement. Neither the Agent, nor any Bank, including the Issuing Bank, nor any of their officers or directors shall be liable or responsible for, without limitation: (1) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary and any transferee of any Letter of Credit in connection therewith; or (2) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(g) Subject to the laws, customs and practices of the trade in the area where the beneficiary is located and to the extent not otherwise inconsistent with the provisions of this Section 2.7, each Letter of Credit will be subject to, and performance under each Letter of Credit by the Issuing Bank, its correspondents, and the beneficiary will be governed by, the “Uniform

Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce, Publication No. 500,” or by later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce as in effect on the date the Letter of Credit is issued.

2.8 Commissions. Borrower agrees to pay to Agent, for the account on behalf of Banks and the Issuing Bank, as set forth below, a nonrefundable commission fee with respect to each commercial or standby Letter of Credit issued hereunder, according to the following commission schedule:

(a) Commercial Letters of Credit. An amount equal to the sum of:

(i) the Issuing Bank’s standard administrative fee for the issuance and administration of commercial letters of credit (as set forth in the schedule of charges published by the Issuing Bank, and transmitted to the Borrower, from time to time) which fee shall be payable at the time of issuance of the applicable Letter of Credit and shall be paid to the Agent for the account of the Issuing Bank; and

(ii) an annual amount equal to the Applicable Margin with respect to LIBOR Revolving Loans multiplied by the stated principal amount of such Letter of Credit, of which one-quarter of one percent (0.25%) shall be payable to the Issuing Bank and the remainder shall be payable to the Banks according to their Commitment Percentage, due and payable quarterly in arrears on the first day of each calendar quarter and on the date such Letter of Credit expires.

(b) Standby Letters of Credit. Subject to, with respect to the Chang Sheng Letter of Credit, the provisions of the Letter of Credit Letter Agreement, an amount equal to the sum of: (i) the Issuing Bank’s standard administrative fee for the issuance and administration of standby letters of credit (as set forth in the schedule of charges published by the Issuing Bank, and transmitted to the Borrower, from time to time) which fee shall be payable at the time of issuance of the applicable Letter of Credit and shall be paid to the Agent for the account of the Issuing Bank, and (ii) an annual amount equal to the Applicable Margin with respect to LIBOR Revolving Loans multiplied by the stated principal amount of such Letter of Credit, of which one-quarter of one percent (0.25%) shall be payable to the Issuing Bank and the remainder shall be payable to the Banks according to their Commitment Percentage, due and payable quarterly in arrears on the first day of each calendar quarter and on the date such Letter of Credit expires.

2.9 Chang Sheng Letter of Credit. In the event of any conflict between the provisions regarding Letters of Credit in this Agreement and any provisions in the Letter of Credit Letter Agreement, the provisions set forth in the Letter of Credit Letter Agreement shall govern with respect to the Chang Sheng Letter of Credit.

Section 3. PAYMENTS, OFFSETS, PREPAYMENTS AND REDUCTION OR TERMINATION OF THE COMMITMENTS.

3.1 Payments.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Banks to which such payment is owed, at the Agent’s office at Bank of America, N.A., Mail Code: MA5-100-11-02, 100 Federal Street, Boston, MA 02110 Attention: Matthew C. Correia, or at such other place as may be designated by the Agent to Borrower in writing, in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein to the following account: ABA #: 026-009-593, Acct. #: 1366212250600, Attn: Credit Services, Ref: Textainer Limited. The Agent will promptly distribute to each Bank its Pro Rata share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Bank’s Lending Office. All payments received by the Agent after 2:00 p.m. shall be deemed received on the next succeeding Banking Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Banking Day, payment shall be made on the next following Banking Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Banks; Presumption by Agent. Unless the Agent shall have received notice from a Bank prior to the proposed date of any borrowing of LIBOR Loans (or, in the case of any borrowing of Prime Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available on such date in accordance with Section 2.4 (or, in the case of a borrowing of Prime Rate Loans, that such Bank has made such share available in accordance with and at the time required by Section 2.4) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Loan available to the Agent, then the applicable Bank and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Prime Rate Loans. If the Borrower and such Bank shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Bank pays its share of the applicable borrowing to the Agent, then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Agent.

(c) Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Banks or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Banks or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Bank or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Bank or the Borrower with respect to any amount owing under this Section shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Bank makes available to the Agent funds for any Loan to be made by such Bank as provided in the foregoing provisions of this Section 3, and such funds are not made available to the Borrower by the Agent because the conditions precedent to the applicable Loan set forth in Section 8.2 are not satisfied or are not waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.

(e) Obligations of Banks Several. The obligations of the Banks hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.6(d) are several and not joint. The failure of any Bank to make any Loan, to fund any such participation or to make any payment under Section 11.6(d) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan, to purchase its participation or to make its payment under Section 11.6(d).

(f) Funding Source. Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Sharing of Payments by Banks.

(i) If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or the participations in Letter of Credit Obligations held by it resulting in such Bank’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its Pro Rata share thereof as provided herein, then the Bank receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

(h) The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

3.2 Payments On Term Loan Repayment Dates. Borrower shall, on each Term Loan Repayment Date, pay the amount required by the amortization schedule set out in Section 2.1(b) above and shall pay all accrued interest on the principal amount so paid.

3.3 Prepayments.

(a) Mandatory. At any time that the sum of (x) the available amount under all Letters of Credit outstanding and (y) the aggregate outstanding principal balance of the Loans (whether Revolving Loans or Term Loans) exceeds the Borrowing Base as evidenced by the Borrowing Base Certificate most recently received by the Agent, minus any reduction in the Borrowing Base that shall thereafter have occurred pursuant to Section 2.5(b) or Section 2.5(c) hereof, Borrower shall immediately prepay the outstanding principal amount of the Notes in an amount equal to such excess. Any mandatory prepayment of the Loans made pursuant to this Section 3.3(a) shall be applied: first, to accrued and unpaid fees; second, to accrued and unpaid interest; and third, to the unpaid principal balance of such Loans.

(b) Optional. Borrower may, from time to time, on the last day of an Interest Period with respect to LIBOR Loans and upon at least three (3) Banking Days’ prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof), prepay the principal of the Loans in whole or in part without premium or penalty except as contemplated by Section 4.5; provided, however, that any partial prepayment of principal shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000) or any amount in excess thereof. Borrower shall promptly confirm any telephonic notice of prepayment in writing. Any optional prepayment of the principal of the Term Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid.

3.4 Reduction of Commitments. Borrower may from time to time, upon at least thirty (30) Banking Days’ prior written notice received by the Agent (which shall promptly advise each Bank thereof), permanently reduce the aggregate amount of the Commitments, but only upon payment of any outstanding principal amounts in excess of the then reduced amount of the Commitments; provided, however, that any reduction of the Commitments which would require payment of a LIBOR Loan may be made only on the last day of an Interest Period for such Loans. Any such reduction shall be in an amount of One Million Dollars ($1,000,000) or any whole multiple thereof, and shall include accrued interest to the date of reduction on any principal amount being repaid. Borrower may at any time on like notice terminate the Commitments upon payment in full of the outstanding Obligations hereunder. Upon any such reduction, each Bank’s Commitment shall be reduced in accordance with its Pro Rata share of the Commitments.

3.5 Offset. In addition to and not in limitation of all rights of offset that any Bank or other holder of any Note may have under applicable law, each Bank or other holder of any Note shall, upon the occurrence of any Event of Default or any Potential Event of Default, have the right to appropriate and apply to the payment of each Note any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with such Bank or other holder.

3.6 Extension of Conversion Date. Borrower may, upon at least two (2) months’ written notice to the Agent prior to the Conversion Date, request an extension of the Conversion Date for a specified period. The Agent shall promptly notify the Banks of such request. If all of the Banks agree to such extension on or before one (1) month prior to the Conversion Date, the Agent shall promptly notify Borrower and the Banks and the Conversion Date shall be extended to the date agreed upon. If one or more Banks refuse, in their sole and absolute discretion, to so extend the Conversion Date, the Agent shall promptly notify the parties of that fact. The non-refusing Banks shall have the option of agreeing to extend the Conversion Date if any of the following shall have occurred prior to the Conversion Date: (i) such non-refusing Banks shall have agreed to increase their respective portions of the Commitments in an aggregate amount (the “Required Amount”) equal to the aggregate amount of the portions of the Commitments of the Banks which have refused to extend the Conversion Date; or (ii) Borrower shall have obtained the commitment of one or more other lenders acceptable to Agent, willing to become a party to this Agreement and to lend the Required Amount hereunder; or (iii) aggregate commitments to lend the Required Amount shall have been obtained from a combination of existing Banks and new Banks; or (iv) Borrower and such other Banks shall be willing to reduce the amount of the Commitments to an amount equal to the aggregate of such non-refusing Banks’ portions of the Commitments and the commitments of any new Banks (and make the correlative adjustments to the percentages of each Bank’s Pro Rata share of the new amount of the Commitments); provided, that if more than one of the events described in clauses (i), (ii), (iii), and (iv), shall have occurred, Borrower and the Banks (other than the Banks refusing to extend the Conversion Date) shall agree on the alternative to be utilized. If the Conversion Date is extended, on the Conversion Date as in effect before such extension, Borrower shall pay to each Bank refusing to extend the Conversion Date the principal balance of all Loans then outstanding to such Bank together with all interest accrued thereon and all fees due to such Bank hereunder. If Borrower and the Banks (other than the Banks refusing to extend the Conversion Date) are unable to agree on such new Conversion Date, the Conversion Date shall not be extended. Nothing contained in this Section 3.6 in any way obligates any Bank to extend the

Conversion Date or otherwise reflects or implies any agreement or commitment by any Bank to extend the Conversion Date.

Section 4. TAXES, YIELD PROTECTION AND ILLEGALITY.

4.1 Taxes.

(a) Subject to Subsection 4.1(h), any and all payments by Borrower to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, fees, duties, levies, imposts, deductions, charges or withholdings, whatsoever imposed by any Governmental Authority, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes as are imposed on or measured by each Bank’s net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Subject to Subsection 4.1(h), if any Taxes or Other Taxes are directly asserted or imposed against any Bank or the Agent, Borrower shall indemnify and hold harmless such Bank and the Agent for the full amount of the Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 4.1) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted or imposed. Payment under this indemnification shall be made within thirty (30) days from the date the Bank or the Agent makes written demand therefor. The Bank in its discretion also may, but shall not be obligated to, pay such Taxes or Other Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses, except for, in the event the Bank fails to deliver notice of such assertion of Taxes or Other Taxes to Borrower within ninety (90) days after it has received notice of such assertion or imposition of Taxes or Other Taxes, any such penalties, interest or expenses which would not have arisen but for the failure of the Bank to so notify Borrower of such assertion or imposition of Taxes or Other Taxes) as is necessary in order that the net amount received by the Bank after the payment of such Taxes or Other Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes or Other Taxes been asserted or imposed.

(d) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Subsection 4.1(h):

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.1) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made;

(ii) Borrower shall make such deduction or withholding; and

(iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e) Within thirty (30) days after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(f) If Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank, the required receipts or other required documentary evidence, Borrower shall indemnify the Bank for any incremental Taxes or Other Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

(g) Each Bank which is a foreign person (i.e., a person other than a United States person for United States federal income tax purposes) agrees that:

(i) it shall, no later than the Restatement Effective Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 11.11 after the Restatement Effective Date, the date upon which the Bank becomes a party hereto) deliver to Borrower through the Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto (“Form 4224”), or two accurate and complete signed originals of IRS Form 1001 or any successor thereto (“Form 1001”), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

(ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax;

(iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii), above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to Borrower through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

(iv) it shall, promptly upon the Bank’s or the Agent’s reasonable request to that effect, deliver to the Bank or the Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank’s tax status for withholding purposes.

(h) Borrower will not be required to pay any additional amounts in respect of United States federal income tax pursuant to Subsection 4.1(d) to any Bank for the account of any Lending Office of such Bank:

(i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Subsection 4.1(g) in respect of such Lending Office;

(ii) if such Bank shall have delivered to Borrower a Form 4224 in respect of such Lending Office pursuant to Subsection 4.1(g), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

(iii) if the Bank shall have delivered to Borrower a Form 1001 in respect of such Lending Office pursuant to Subsection 4.1(g), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

(i) If, at any time, Borrower requests any Bank to deliver any forms or other documentation pursuant to Subsection 4.1(g)(iv), then Borrower shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including reasonable attorney fees) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

(j) If Borrower is required to pay additional amounts to any Bank or the Agent pursuant to Subsection 4.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Bank which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

4.2 Illegality.

(a) If any Bank shall determine that the introduction of any law or requirement of law, or any change in any law or requirement of law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make LIBOR Loans, then, on notice thereof by the Bank to Borrower through the Agent, the obligation of that

Bank to make LIBOR Loans shall be suspended until the Bank shall have notified the Agent and Borrower that the circumstances giving rise to such determination no longer exists.

(b) If a Bank shall determine that it is unlawful to maintain any LIBOR Loan, Borrower shall prepay in full all LIBOR Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.5.

(c) If the Borrower is required to prepay any LIBOR Loan immediately as provided in Subsection 4.2(b), then concurrently with such prepayment, Borrower shall borrow from the affected Bank and the affected Bank shall make available, in the amount of such repayment, a Prime Rate Loan.

(d) Before giving any notice to the Agent pursuant to this Section 4.2, the affected Bank shall designate a different Lending Office with respect to its LIBOR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

4.3 Increased Costs. If any Bank shall determine that, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any law or requirement of law or (b) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by such Bank, pay to such Bank such additional amounts as are sufficient to compensate such Bank for such increased costs.

4.4 Inability to Determine Rates. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBOR applicable for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans, as the case may be, hereunder shall be suspended until the Agent, upon the instruction of the Requisite Banks, revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any request for a LIBOR Loan then submitted by it. If Borrower does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Prime Rate Loans instead of LIBOR Loans, as the case may be.

4.5 Prepayment of LIBOR Loans. In the event that Borrower prepays or is required to prepay any LIBOR Loan by acceleration or otherwise or fails to draw down or convert to a LIBOR Loan after giving notice thereof, Borrower agrees to reimburse each Bank for its expenses, funding losses and loss of anticipated profits due to such prepayment or failure to draw. Borrower and the Banks hereby agree that such expenses, funding losses and loss of anticipated profit shall consist of the sum of the discounted monthly differences for each month in which such LIBOR Loan would have been outstanding, calculated as follows for each such month:

(a) principal amount of such LIBOR Loan or requested LIBOR Loan times (number of days between the date of prepayment or failure to draw down or convert and the last day in the applicable Interest Period divided by 360), times the applicable Interest Differential; plus

(b) all actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by Banks and Agent (excluding allocations of any expense internal to Banks and Agent) and reasonably attributable to such payment, prepayment or failure to draw down or convert as described above; provided that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number.

4.6 Capital Requirements. If any Bank shall determine that any change after the date of this Agreement in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or the adoption after the date hereof of any other law or requirement of law regarding capital adequacy, or any change after the date of this Agreement in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by any Bank (or any Lending Office of the Bank) or the Bank’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of the maintaining its Commitment or the making or maintaining any Loan under this Agreement to a level below that which the Bank or the Bank’s holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then, upon written demand by the Bank, Borrower shall pay to the Bank, from time to time such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered. Without affecting its rights under this Section 4.6 or any other provision of this Agreement, the Bank agrees that if there is any increase in any cost to or reduction in any amount receivable by the Bank with respect to which Borrower would be obligated to compensate the Bank pursuant to this Section 4.6, the Bank shall use reasonable efforts to select an alternative Lending Office which would not result in any such increase in any cost to or reduction in any amount receivable by the Bank; provided, however, that the Bank shall not be obligated to select an alternative Lending Office if the Bank determines that (i) as a result of such selection the Bank would be in violation of any Requirement of Law, or would incur additional costs or expenses, or (ii) such selection would be inadvisable for regulatory reasons.

4.7 Certificates of Banks. Any Bank claiming reimbursement or compensation pursuant to this Section 4 shall deliver to Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on Borrower in the absence of manifest error.

4.8 Substitution of Banks. Upon the receipt by Borrower from any Bank (an “Affected Bank”) of a claim for compensation pursuant to Sections 4.3 or 4.6, Borrower may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to Borrower to acquire and assume all or part of such Affected Bank’s Loans and Commitment (a “Replacement Bank”), (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank’s Loans and Commitment or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

4.9 Survival. The agreements and obligations of Borrower in this Section 4 shall survive the payment of all other Obligations.

4.10 Discretion of the Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if all Banks had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the LIBOR Loan and bearing an interest rate equal to the LIBOR Rate (whether or not, in any instance, any Bank shall have granted any participations in such Loan). Any Bank may, if it so elects, fulfill any commitment to make LIBOR Loans by causing a foreign branch or affiliate to make or continue such LIBOR Loans; provided, however, that in such event such Loans shall be deemed for the purposes of this Agreement to have been made by such Bank, and the Obligation of Borrower to repay such Loans shall nevertheless be to such Bank and shall be deemed held by such Bank, to the extent of such Loans, for the account of such branch or affiliate.

Section 5. REPRESENTATIONS AND WARRANTIES.

To induce the Banks to issue the Commitments and make the Loans hereunder, Borrower, for itself and, where applicable, its Subsidiaries, and TGH, for itself and, where applicable, its Subsidiaries, jointly and severally, warrant to the Banks and the Agent as of the Restatement Effective Date that:

5.1 Existence. Borrower and its Subsidiaries and TGH and its Subsidiaries are companies duly organized, validly existing and in good standing under the laws of the states or countries of their respective organization (including TEM, which continued into Bermuda). Borrower and its Subsidiaries and TGH and its Subsidiaries are each in good standing and are duly qualified to do business in each state or county where, because of the nature of their respective activities or properties, failure to be in such good standing or so qualified might have or result in a Material Adverse Change.

5.2 Authorization. Borrower and TGH have the power and are duly authorized to execute and deliver this Agreement and the Loan Documents to which such Person is a party; Borrower is and will continue to be duly authorized to borrow monies hereunder; and Borrower and TGH are and will continue to be authorized to perform their obligations under this Agreement and under the Loan Documents. The execution, delivery and performance by Borrower and TGH of this Agreement and the Loan Documents to which such Person is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

5.3 No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement and each of the other Loan Documents and the execution, delivery and payment of the Notes will not: (a) contravene any provision of Borrower’s or TGH’s memorandum of association or bye-laws or other organizational documents; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, which contravention, conflict or violation, in the aggregate, might have or result in a Material Adverse Change; or (c) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument described in Section 5.7 and listed on Schedule 5.7. Borrower and TGH are not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under which might have or result in a Material Adverse Change.

5.4 Validity and Binding Effect. This Agreement is, and each Loan Document to which such Person is a party, when duly executed and delivered, will be, legal, valid and binding obligations of Borrower and TGH, enforceable against Borrower and TGH, respectively, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5 Financial Statements. TGH’s audited consolidated and consolidating financial statements as at December 31, 2005, copies of which have been furnished to the Banks, have been prepared, in conformity with GAAP and present fairly the financial condition of TGH and Borrower as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments and omission of footnotes. The unaudited consolidated financial statement of Borrower, TEM, TMCL and TGH, each dated September 30, 2006, copies of which have been furnished to the Banks, have been prepared, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year end period and present fairly the financial condition of each such Person and its Subsidiaries as at such dates and the results of their operations for the periods then ended. Since December 31, 2005 there has been no Material Adverse Change in the financial condition of Borrower or its Subsidiaries or TGH or its Subsidiaries.

5.6 Executive Offices. The location of TGH’s chief executive office, registered office and principal place of business is set forth on Schedule 5.6.

5.7 Material Contracts. Schedule 5.7 lists all currently effective contracts and agreements (whether written or oral), other than the Loan Documents, having annual payment aggregate obligations in excess of One Million Dollars ($1,000,000) by Borrower, TGH or TEM. There are no defaults under any such contract or agreement by Borrower or TGH which might have or result in a Material Adverse Change.

5.8 Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Borrower or its Subsidiaries or TGH or its Subsidiaries or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Borrower or its Subsidiaries or TGH or its Subsidiaries is a party or by which Borrower or its Subsidiaries or TGH or its Subsidiaries is bound, is required to be obtained by Borrower or its Subsidiaries or TGH or its Subsidiaries in order to make or consummate the transactions contemplated under the Loan Documents. Except as set forth in Schedule 5.8, all consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower or its Subsidiaries or TGH or its Subsidiaries in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

5.9 Labor Matters. There are no strikes or other labor disputes against or threatened against Borrower or its Subsidiaries or TGH or its Subsidiaries. All payments due from Borrower or its Subsidiaries or TGH or its Subsidiaries on account of employee health and welfare insurance which might have or result in a Material Adverse Change if not paid have been paid or, if not due, accrued as a liability on the books of Borrower or its Subsidiaries or TGH or its Subsidiaries.

5.10 Margin Regulations. Borrower does not own any “margin security”, as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for the purposes contemplated hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a “purpose credit” within the meaning of Regulations G, T, U and X. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

5.11 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower or its Subsidiaries or TGH or its Subsidiaries have been filed with the appropriate Governmental Authorities where failure to file might have or result in a Material Adverse Change, and all material Taxes, Other Taxes and other impositions shown thereon to be due and payable by Borrower and its Subsidiaries and TGH and its Subsidiaries have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Borrower and its Subsidiaries and TGH and its Subsidiaries is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Banks pursuant to Section 6.1. Each of Borrower and its Subsidiaries

and TGH and its Subsidiaries has paid when due and payable all material charges upon the books of Borrower and its Subsidiaries and TGH and its Subsidiaries and no Government Authority has asserted any Lien against Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Borrower and its Subsidiaries and TGH and its Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

5.12 Environmental Matters.

(a) Except as specifically disclosed in Schedule 5.12, the on-going operations of Borrower and its Subsidiaries and TGH and its Subsidiaries comply in all material respects with all Environmental Laws.

(b) Except as specifically disclosed in Schedule 5.12, Borrower and its Subsidiaries and TGH and its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and Borrower and its Subsidiaries and TGH and its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

(c) Except as specifically disclosed in Schedule 5.12, neither Borrower or its Subsidiaries or TGH or its Subsidiaries nor any of their present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any property of Borrower, TGH or any of their Subsidiaries or arising from operations prior to the date of this Agreement, of Borrower or its Subsidiaries or TGH or any of its Subsidiaries that would reasonably be expected to give rise to any Environmental Claim with a potential liability of Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

5.13 Trademarks, Patents, Copyrights, Franchises and Licenses. Borrower and its Subsidiaries and TGH and its Subsidiaries possess and own all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of their businesses as now operated.

5.14 Full Disclosure. As of the date of this Agreement, no information contained in this Agreement, the other Loan Documents or any other documents or written materials furnished by or on behalf of Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries to the Agent or any Bank pursuant to the terms of this Agreement or any of the other Loan Documents contains any untrue or inaccurate statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which made.

5.15 Other Regulations. Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans hereunder and the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the SEC thereunder.

5.16 Solvency. Borrower is Solvent before and after giving effect to the transactions contemplated by this Agreement.

5.17 Survival of Representations and Warranties. So long as any of the Commitments shall be available and until payment and performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made, except for any such representations and warranties which expressly refer to an earlier date.

5.18 No Default. No Event of Default or Potential Event of Default has occurred and is continuing.

5.19 Insurance. The certificates or copies of policies evidencing Borrower’s and TGH’s insurance coverage, which will be furnished to Agent within five (5) Banking Days of Borrower’s or TGH’s, as the case may be, receipt thereof and which are referenced in Schedule 5.19 attached hereto, are complete and accurate and such insurance coverage is in full force and effect as of the Restatement Effective Date.

5.20 Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries, the results of which might interfere with the consummation of any of the transactions contemplated by this Agreement or any document issued or delivered in connection herewith, or which, if adversely determined, might have or result in a Material Adverse Change, except those referred to in Schedule 5.20. Other than any liability incident to such claims, litigation or proceedings, or provided for or disclosed in the financial statements referred to in Section 5.5 or listed on Schedule 5.20, neither Borrower or any of its Subsidiaries nor TGH or any of its Subsidiaries has any contingent liabilities which are material to Borrower or its Subsidiaries, taken as a whole, or TGH or its Subsidiaries, taken as a whole.

5.21 Title; Liens. Borrower and TGH have good, legal and marketable title to each of their respective assets, and none of such assets is subject to any Lien, except for any Permitted Liens.

5.22 Subsidiaries. Borrower and TGH’s Subsidiaries are listed on Schedule 5.22.

5.23 Partnerships. Neither Borrower or its Subsidiaries nor TGH or any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 5.23.

5.24 Pension and Welfare Plans. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (i) no Reportable Event has occurred and is continuing with respect to any Plan, (ii) neither Borrower nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, and (iii) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any material liability, fine or penalty. Neither Borrower nor any ERISA Affiliate is a member of, or participating employer in, or contributes to, any multiple employer Plan as described in sections 4001(a)(3), 4063 and 4064 of ERISA. Neither Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement “welfare benefit plans,” as such term is defined in ERISA, except as listed on Schedule 5.24. For purposes of this Section 5.24, the term “Borrower” shall be deemed also to refer to all entities which, with Borrower, are deemed to comprise a “controlled group” under ERISA.

5.25 TMCL Preference Shares. The preference shares in TMCL that have been pledged pursuant to the terms of the TMCL Pledge Agreement have not been redeemed or otherwise rendered invalid.

Section 6. COVENANTS OF BORROWER AND TGH.

So long as the Commitments hereunder shall be available, and until full, complete and indefeasible payment and performance of the Loans and other Obligations hereunder, unless Requisite Banks shall otherwise consent in writing, Borrower and TGH jointly and severally agree that they will:

6.1 Financial Statements and Other Reports. Furnish to the Agent:

(a) Annual Audit Reports. As soon as practical and in any event within one hundred twenty (120) days after the end of each fiscal year of (i) each of TGH, TMCL and TEM, a copy of the audited annual financial statements of TGH, TMCL, TEM and their respective Subsidiaries, respectively, in each case prepared on a consolidated (and with respect to TGH only, a consolidating) basis in conformity with GAAP and certified by an independent certified public accountant of a recognized national standing, each of which report shall contain an opinion which is not qualified in any manner or which otherwise is satisfactory to Requisite Banks, in their sole discretion and (ii) the Borrower, a copy of the unaudited annual financial statements of the Borrower, prepared on a consolidated and consolidating basis in conformity with GAAP and signed by the chief financial officer or corporate controller on behalf of the Borrower;

(b) Quarterly Financial Statements. As soon as practical and in any event within sixty (60) days after each quarter of each fiscal year of (i) TGH, a copy of the unaudited consolidated and consolidating financial statements of TGH and its Subsidiaries for each of the first three quarters of each fiscal year, prepared in conformity with GAAP, in each case signed by the chief financial officer or corporate controller on behalf of TGH and Borrower and consisting of at least a balance sheet as of the close of such quarter and statement of earning and statement of cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, and subject to year-end adjustments and omission of footnotes and

(ii) each of the Borrower, TMCL and TEM, a copy of the unaudited financial statements of the Borrower, TMCL and TEM, respectively, for each of the first three quarters of each fiscal year, in each case prepared on a consolidated (and with respect to the Borrower only, a consolidating) basis in conformity with GAAP and signed by the chief financial officer or corporate controller on behalf of the Borrower, TMCL or TEM, as applicable, and consisting of at least a balance sheet as of the close of such quarter and statement of earning and statement of cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, and subject to year-end adjustments and omission of footnotes;

(c) Officer’s Certificate and Report. As soon as practicable after the end of each fiscal quarter, and in any event not later than the date on which annual and quarterly financial statements are due pursuant to Sections 6.1(a) and 6.1(b) above, a Compliance Certificate dated as of the last day of such fiscal quarter, duly executed by the chief financial officer or corporate controller of TGH and Borrower, with appropriate insertions;

(d) Borrowing Base Certificate. (i) Not later than thirty (30) days following the end of each calendar month, dated as of the last day of such month (unless any certificate required by (ii) or (iii) below has already been delivered to the Agent for such calendar month or as of a later date), (ii) in connection with each Borrowing Request, dated as of the requested Funding Date (but delivered to the Agent on the date Borrower delivers the Borrowing Request to the Agent pursuant to Section 2.4(a)), and (iii) in connection with each release of Collateral which is permitted under Section 2.5(b) or Section 2.5(c), dated as of the respective Collateral Release Date (but delivered to the Agent at least one (1) Banking Day prior to such Collateral Release Date), a Borrowing Base Certificate duly executed by a chief financial officer or corporate controller of Borrower, with appropriate insertions;

(e) Container Equipment Reports. Upon Agent’s request, or, if the aggregate net book value of Marine Containers and Domestic Storage Containers owned by the Borrower exceeds Thirty Million Dollars ($30,000,000), within thirty (30) days after the end of each quarter of each fiscal year of Borrower, a summary setting forth (i) the number and type of Marine Containers then owned by Borrower and included in the Collateral, (ii) their aggregate net book value, and (iii) their aggregate original cost (or, upon the Agent’s request, a detailed report as of the end of such month, setting forth with respect to each unit of Marine Container then owned by Borrower its (1) serial or other identifying number, (2) in-service date, (3) net book value (including totals thereof), and (4) original cost (including totals thereof));

(f) TEM Fleet Reports. Upon the Agent’s request, as soon as practicable, and in any event not later than thirty (30) days after the end of each fiscal quarter, a report signed by the chief financial officer or corporate controller of TGH, relating to all equipment and fleets managed by TEM, dated as of the end of the quarter, setting forth: (i) a breakout of equipment by type, (ii) utilization by equipment type, (iii) average per diem rates by equipment type, and (iv) a list of the ten (10) largest (in terms of gross lease revenues) customers of the TEM fleet, with detailed accounts receivable aging reports (listing receivables of 30, 60, 90, and over 90 days duration) for each and a summarized aging report for all other customers giving the same aging information, in each case, in form and substance satisfactory to, and with such additional information as may be from time to time reasonably requested by, the Requisite Banks;

(g) SEC and Other Reports. Copies of each filing and report made by Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission, excluding filings and reports of related partnerships unless specifically requested by Agent, and of each communication from Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries to shareholders generally concerning events of material significance to Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries, promptly upon the filing or making thereof;

(h) TMCL Reports. Upon the Agent’s request, copies of each report (including, without limitation, each Asset Base Report and Manager Report (each, as defined in the TMCL Indenture)) and compliance certificate required to be furnished by or on behalf of TEM or TMCL pursuant to any Related Document (as defined in the TMCL Indenture);

(i) Requested Information. Promptly from time to time, such other reports or information as the Agent or any Bank may reasonably request.

(j) Publicly Available Information. Notwithstanding the provisions of Section 11.2, documents required to be delivered pursuant to Section 6.1(a), (b) or (g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Bank and (ii) the Borrower shall notify the Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6 to the Agent. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents; and

(k) Delivery of Materials by Website. The Borrower hereby acknowledges that (a) the Agent will make available to the Banks and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Bank”). The Borrower hereby agrees that, so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC”

which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Sole Lead Arranger, the Issuing Bank and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 11.11(e)); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Agent and the Sole Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.2 Notices. Notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a) Default. The occurrence of an Event of Default or a Potential Event of Default;

(b) Litigation. The institution of any litigation, arbitration proceeding or proceeding before any Governmental Authority which might have or result in a Material Adverse Change;

(c) Judgment. The entry of any judgment or decree against Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries exceeds Three Million Dollars ($3,000,000) after deducting (i) the amount with respect to which Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries is otherwise indemnified if the terms of such indemnification are satisfactory to the Requisite Banks;

(d) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan of Borrower, TGH or any of its Subsidiaries; the institution of any steps by Borrower, TGH or any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by Borrower, TGH or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Plan; or the incurrence of any material increase in the contingent liability of Borrower or TGH or any of its Subsidiaries with respect to any post-retirement welfare benefits;

(e) Material Adverse Change. The occurrence of a Material Adverse Change;

(f) Change of Address. Any change in the address or location of the principal office of Borrower, TGH or any of its Subsidiaries from the address set forth for such Person on Schedule 5.6;

(g) Report Regarding Representations. Any material change of events or circumstance which would prevent Borrower or TGH from remaking, as of any date during the term of any Loan, the representations set forth in Section 5 hereof, Section 4 of the Security Agreement, Section 6 of the TMCL Pledge Agreement, or in Section 9 of the Guaranty and Pledge Agreement;

(h) Other Events. The occurrence of such other events as the Agent or any Bank may from time to time specify, provided, however, that no notice given pursuant to this Section 6.2 shall be deemed to constitute a defense to, or waiver of, (a) any representation set forth in Section 5 being untrue in any material respect as of the date of this Agreement, (b) any failure to perform or satisfy any covenant set forth in Section 6, or (c) any Event of Default.

6.3 Existence. Maintain and preserve their respective existence as a company, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

6.4 Nature of Business. Engage in substantially the same fields of business as they are engaged in on the date hereof and continue to engage predominantly in the marine container leasing business.

6.5 Books, Records and Access. Maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective business and activities. Permit access by the Agent or any Bank to the books and records of Borrower, TGH or any of its Subsidiaries during normal business hours and on reasonable notice and permit the Agent or any Bank to make copies of such books and records. Borrower shall reimburse the Agent or any Bank, their agents and designees for all reasonable costs and expenses incurred by them in the course of any such inspection; provided that, so long as no Event of Default has occurred, Borrower shall only be required to reimburse Agent or Banks for costs and expenses in connection with one such inspection per year (notwithstanding the provisions of Section 11.6).

6.6 Insurance. Borrower and its Subsidiaries and TGH and its Subsidiaries shall keep their assets and properties that are of an insurable character insured by financially sound and reputable insurance companies, satisfactory to the Requisite Banks, against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts sufficient to prevent Borrower and its Subsidiaries and TGH and its Subsidiaries from becoming co-insurers and in amounts consistent with normal industry practices, and maintain with such insurers at least Twenty Million Dollars ($20,000,000) of insurance against other hazards, risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses, and file with Agent, from time to time upon its request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. All such policies as to Borrower and TGH of property insurance shall carry endorsements naming Agent as principal loss payee as to any property owned by Borrower and all such policies as to liability insurance shall carry endorsements naming Agent and each Bank as an additional insured, and in each case indicating that (a) any loss thereunder shall be payable to Agent or

Banks, as the case may be, notwithstanding any action, inaction or breach of representation or warranty by Borrower or TGH; (b) there shall be no recourse against any Bank or the Agent for payment of premiums or other amounts with respect thereto, and (c) at least fifteen (15) days’ prior written notice of cancellation, lapse or material change in coverage shall be given to the Agent by the insurer. As soon as available and in any event no less than five (5) days prior to the date of renewal of any insurance policy, Borrower and TGH shall furnish (or cause to be furnished) to the Agent a broker’s certificate stating that such insurance coverage has been renewed or replaced. As soon as available and in any event within sixty (60) days after the date of renewal or replacement of any insurance policy, Borrower and TGH shall furnish (or cause to be furnished), to the Agent certificates of insurance evidencing such insurance coverage, including loss payable endorsements naming the Agent as a loss payee, which certificates, policies and endorsements shall be consistent with the requirements of this Section 6.6. Borrower and TGH each agrees to give as soon as possible and in any event not later than five (5) days after it has knowledge thereof (whichever is earlier), notice in writing to the Agent of any notice of cancellation of such insurance.

6.7 Repair. Maintain, preserve and keep their properties and equipment in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, ordinary wear and tear excepted, and excepting disposal of obsolete and damaged equipment.

6.8 Taxes. Pay when due, all of their Taxes, unless and only to the extent that Borrower or TGH or any of its Subsidiaries is contesting such Taxes in good faith and by appropriate proceedings and Borrower or TGH or any of its Subsidiaries has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

6.9 Compliance. Comply with all statutes and governmental rules and regulations applicable to them, their businesses and properties the failure to comply with which reasonably could be expected to have or result in a Material Adverse Change.

6.10 Pension Plans. Not permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and not engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could result in the incurrence by Borrower, TGH or any of its Subsidiaries of any material liability, fine or penalty.

6.11 Amalgamation, Merger, Purchase and Sale. Not:

(a) be a party to any amalgamation, merger or consolidation, unless (i) Borrower or TGH as the case may be shall be the surviving or continuing company, (ii) at the time of such amalgamation, consolidation or merger and after giving effect thereto no Event of Default or Potential Event of Default shall have occurred and be continuing, (iii) after giving effect to such amalgamation, consolidation or merger Borrower or TGH, if amalgamated, consolidated or merged, would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Sections 6.13 and (iv) Borrower or TGH, as the case may be, as surviving or continuing company, derives at least 90% of its revenue from the ownership or management of marine, trucking or other intermodal containers of any size, function or variety for the purpose of leasing such containers to various transportation companies throughout the world;

(b) except for (i) transactions occurring in the Ordinary Course of Business, (ii) sales of Receivables Program Assets in connection with any Qualified Receivables Transaction, or (iii) other transactions as may be approved in writing by the Requisite Banks, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of Borrower or TGH, as the case may be;

(c) except for sales of Receivables Program Assets in connection with any Qualified Receivables Transaction, sell or assign, with or without recourse, any accounts receivable or chattel paper; or

(d) purchase or otherwise acquire all or substantially all the assets of any Person, unless (i) at the time of such purchase or acquisition and after giving effect thereto no Event of Default shall have occurred and be continuing, (ii) after giving effect to such purchase or acquisition Borrower, if Borrower is the acquiring company, would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Sections 6.13 and (iii) Borrower or TGH, as the case may be, derives at least 90% of its revenue from the ownership or management of marine, trucking or other intermodal containers of any size, function or variety for the purpose of leasing such containers to various transportation companies throughout the world.

For purposes of this Section 6.11 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of Borrower or the assets of TGH, whichever is engaged in the sale, transfer, conveyance, lease or other disposition of assets, only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by Borrower or TGH, as applicable (other than in the Ordinary Course of Business) during the same fiscal year, exceeds 10% of Borrower’s or of TGH’s consolidated total assets determined as of the end of the immediately preceding fiscal year. As used in the preceding sentence, the term “value” shall mean, with respect to any asset disposed of, such asset’s book value as of the date of disposition, with “book value” being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with GAAP.

6.12 Restricted Payments. Not (a) purchase or redeem any shares of its stock, (b) declare or pay any dividends thereon (other than stock dividends), (c) make any distribution to stockholders as such or set aside any funds for any such purpose and (d) prepay, purchase or redeem, and not permit any Subsidiary to purchase, any subordinated Consolidated Funded Debt of Borrower, if at the time of or after giving effect to any such transaction under this Section 6.12, there exists an Event of Default or Potential Event of Default.

6.13 Indebtedness and Contingent Obligations. Not incur or permit to exist any material Indebtedness or Contingent Obligations of Borrower, TGH, TEM, TMCL or any other Subsidiaries of Borrower or TGH except:

(a) Indebtedness or Contingent Obligations owed to the Banks or the Agent under the terms of this Agreement and the other Loan Documents;

(b) Indebtedness or Contingent Obligations reflected in the financial statements of Borrower or its Subsidiaries or TGH or its Subsidiaries described in Section 5.5;

(c) for TEM, additional Indebtedness or Contingent Obligations in the maximum aggregate principal amount not to exceed One Million Dollars ($1,000,000); provided, so long as the terms and conditions in the TEM Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment shall not count against the foregoing limit set forth in this Section 6.13(c);

(d) for TGH, unsecured Indebtedness or Contingent Obligations, not including Indebtedness under this agreement, in the maximum aggregate principal amount not to exceed Ten Million Dollars ($10,000,000); provided, so long as the terms and conditions, in the TEM Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment shall not count against the foregoing limit set forth in this Section 6.13(d);

(e) for Borrower or TMCL, Indebtedness incurred under any Hedging Agreement or any other hedging agreement;

(f) for Borrower, and any of its Subsidiaries, such additional Indebtedness or Contingent Obligations as will not cause the Consolidated Leverage Ratio of Borrower to exceed 5.00:1.00;

(g) Indebtedness of TMCL which is nonrecourse to Borrower;

(h) other Indebtedness as approved in writing by the Requisite Banks;

(i) Indebtedness incurred in connection with a Qualified Receivables Transaction;

(j) Indebtedness of any such Person incurred as a result of an Investment in such Person which is permitted pursuant to Section 6.15 hereof; and

(k) Vendor Debt incurred by Borrower; provided that (A) such indebtedness or obligations represent the purchase price of such Marine Containers or Domestic Storage Containers, (B) such indebtedness or obligations do not exceed 100% of the purchase price (including any fees or other expenses incurred in connection therewith) of the property being purchased at the time of the incurrence of such indebtedness or obligations and (C) such indebtedness or obligations are not overdue.

6.14 Permitted Liens. Not permit to exist any Lien with respect to any assets now owned or hereafter acquired, except the following (the “Permitted Liens”):

(a) Liens for current Taxes or Other Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days after receipt of notice thereof or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the Ordinary Course of Business, and Liens upon real estate or fixtures not granted or created by Borrower, but which are created pursuant to or arising under local real estate law;

(e) Liens granted pursuant to the Security Agreement, the TMCL Pledge Agreement, or the Guaranty and Pledge Agreement;

(f) Liens securing indebtedness permitted under Section 6.13 on property other than the Collateral; provided, however, that (i) for Liens securing Indebtedness permitted pursuant to Section 6.13(c), such Liens shall be on assets having a maximum net book value equal to one hundred and twenty-five percent (125%) of the Indebtedness permitted thereunder; and (ii) for Liens securing Indebtedness permitted pursuant to Section 6.13(f), such Liens shall be on assets specifically released by Banks and Agent pursuant to the terms and conditions of Section 2.5;

(g) Liens on Receivables Program Assets incurred in connection with Qualified Receivables Transactions;

(h) Leases or subleases granted to third Persons in the Ordinary Course of Business;

(i) Liens arising from or related to precautionary UCC or like personal property security financing statements regarding leases entered into by the Borrower in the Ordinary Course of Business; and

(j) Liens arising pursuant to and securing Vendor Debt, provided that (x) any such Liens attach only to the assets so purchased, (y) the Vendor Debt secured by any such Lien does not exceed 100% of the purchase price (including any fees or other expenses incurred in therewith) of the property being purchased at the time of the incurrence of such Vendor Debt, and (z) such Vendor Debt is not overdue.

6.15 Investments. Not make or permit to exist any Investment in any Person except for:

(a) Investments in Cash Equivalents;

(b) Investments in TMCL;

(c) Investments in Subsidiaries (other than TMCL) not to exceed the Investment in such Subsidiaries as of the Restatement Effective Date plus Two Million Dollars ($2,000,000);

(d) Investments made in the Ordinary Course of Business in an aggregate amount not to exceed Two Million Dollars ($2,000,000); and

(e) Investments consisting of loans to TGH to allow for dividend payments to shareholders to the extent such Investments consisting of loans in an aggregate amount not to exceed sixty percent (60%) of TGH’s Consolidated Net Income for the prior year; provided, so long as the terms and conditions, in the TEM Acquisition Letter Agreement are fully complied with by the Borrower, the TEM Acquisition Investment shall not be subject to the restrictions set forth in this Section 6.15(e).

6.16 Unconditional Purchase Obligation. Not enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

6.17 Other Agreements. Not enter into any agreement containing any provision which would be violated or breached by Borrower’s or TGH’s performance of its respective obligations hereunder or under any instrument or document delivered or to be delivered by Borrower or TGH hereunder or in connection herewith.

6.18 Use of Proceeds. Use the proceeds of the Loans only for the purchase of Marine Containers and acquisition of Marine Container fleets and general business purposes. In addition, Borrower shall not permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Bank, upon its request, a statement in conformity with the requirements of Regulation U.

6.19 Transactions with Related Parties. Not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, discounting, lease or exchange of property or the rendering of any service, with any Related Party, except in connection with any Qualified Receivables Transaction, in the Ordinary Course of Business or as detailed on Schedule 6.19 unless on terms clearly no less favorable to Borrower or TGH than would obtain in a comparable arm’s-length transaction with a Person not a Related Party.

6.20 Amendment of TMCL Indenture or Members Agreement. Not modify or alter any definition or other provision of either the TMCL Indenture or the Members Agreement in such a manner as to increase the amount set forth in either sub-paragraph (a)(i) or sub-paragraph (b)(X)(A) of the definition of Borrowing Base.

6.21 Redemption of TMCL Preference Shares. Not redeem, without the prior written consent of the Banks, the preference shares in TMCL that have been pledged pursuant to the terms of the TMCL Pledge Agreement.

6.22 Foreign Assets Control Regulations, Etc.

(a) None of the requesting or borrowing of any Loan or the use of the proceeds of such will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq, as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (i) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrower nor the Guarantor (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

(b) Borrower warrants and represents that neither it nor any of its members, directors, officers, employees, parents, Subsidiaries or Affiliates are: (1) subject to U.S. economic or trade sanctions currently in force under the Foreign Assets Control Regulations; (2) owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to such economic or trade sanctions; (3) identified on (A) the Foreign Assets Control Regulations listing of specially designated nationals and blocked persons, (B) the Bureau of Industry and Security denied persons list or entity list or (C) any other publicly available list of individuals or entities with whom U.S. persons may not conduct business.

6.23 Update of Schedules. Any Schedule referenced in Section 5 of this Agreement may be periodically updated by Borrower as often as is necessary to insure the continued accuracy of such Schedule, by the Borrower providing to Agent, in writing or via electronic means, a revised version of such Schedule in accordance with the provisions of Section 11.2. Each such updated Schedule shall be effective immediately upon the receipt thereof by Agent.

Section 7. FINANCIAL COVENANTS.

So long as the Commitments hereunder shall be available, and until full, complete and indefeasible payment and performance of the Loans and other Obligations hereunder, unless Requisite Banks shall otherwise consent in writing, TGH and the Borrower (as applicable) shall comply with the following financial covenants (except as expressly provided herein, all covenants under this Section 7 shall be subject to quarterly compliance, as measured on the last day of each fiscal quarter of TGH or the Borrower (as applicable), and in each case review by Banks of TGH’s or the Borrower’s (as applicable) respective fiscal quarter’s consolidated financial statements delivered to the Agent by Borrower or TGH pursuant to Section 6.1):

7.1 Minimum Consolidated Tangible Net Worth. TGH shall maintain, as of the last day of each fiscal quarter of TGH, a Consolidated Tangible Net Worth of not less than the sum of (a) One Hundred Eighty Million, Three Hundred Thirty-Nine Thousand Dollars ($180,339,000) plus (b) an amount equal to forty percent (40%) of the cumulative Consolidated

Net Income for each such quarter, after December 31, 2005, through such date of determination (but excluding any fiscal quarter in which Consolidated Net Income was negative).

7.2 Maximum Consolidated Leverage Ratio. TGH shall not permit its Consolidated Leverage Ratio to exceed 3.50:1.00 and Borrower shall not permit its Consolidated Leverage Ratio to exceed 5.00:1.00.

7.3 Minimum Consolidated Debt Service Ratio. TGH shall not permit its Consolidated Debt Service Ratio to be less than 1.10:1.00.

7.4 Minimum Consolidated Interest Coverage Ratio. TGH shall not permit its Consolidated Interest Coverage Ratio of TGH to be less than 1.35:1.00.

Section 8. CONDITIONS OF EFFECTIVENESS AND FUTURE LENDING.

8.1 Effectiveness of Third Amended and Restated Credit Agreement. The effectiveness of this Agreement is, in addition to the conditions precedent set forth in Section 8.2, subject to the condition precedent that the Agent shall have received all of the following, each duly executed and dated as of the date of this Agreement (or such other date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

(a) Notes. Separate replacement Notes executed by the Borrower in favor of each Bank in the stated principal amount of such Bank’s Commitment, which replacement Notes shall each be in replacement for, and supersede, any and all other Notes issued by the Borrower to the related Bank pursuant to the Original Agreement prior to the date hereof.

(b) Certificate(s) of Chief Financial Officer and Secretary. Separate certificates executed by the Chief Financial Officer and Secretary of each of Borrower, TGH and TEM, certifying, as applicable:

(i) that Borrower, TGH and TEM each have the authority to execute and deliver, and perform their respective obligations under, each of the Loan Documents to which each is a party;

(ii) that attached behind Exhibit A to such certificate is a true, correct and complete copy of the resolutions adopted by the board of directors of each of Borrower, TGH and TEM then in full force and effect authorizing the execution, delivery and performance by Borrower, TGH and TEM of this Agreement and each of the Loan Documents delivered pursuant to or in connection with this Agreement, including, without limitation, the Notes;

(iii) that attached to such certificate behind Exhibit B and Exhibit C are (1) certificates of compliance issued by the Registrar of Companies of the Islands of Bermuda for each of Borrower, TGH and TEM, dated a date close to the date of this Agreement, stating that each of Borrower, TGH and TEM are duly incorporated (or continued into in the case of TEM) and in good standing and existing under and by virtue of the Companies Act 1981 of the Islands of Bermuda and (2) with respect to the Borrower, certificates of the Secretary of State of California and any other state where Borrower is required to be qualified to do business, dated as of a date close to the date hereof, stating that Borrower is a company in good standing in such states;

(iv) the name of the officer(s) of Borrower, TGH and TEM authorized to execute Loan Documents on behalf of Borrower, TGH and TEM, together with a sample of the true signatures of such officer(s), with the signature of the Chief Financial Officer and Secretary being certified by a separate authorized officer; and

(v) that the Banks may conclusively rely on each such certificate unless and until Borrower, TGH and TEM shall have delivered to the Agent a further certificate canceling or amending such prior certificate.

(c) Security Documents. (i) The Security Agreement, in form and substance satisfactory to Banks, duly executed and delivered by Borrower, (ii) the TMCL Pledge Agreement, in form and substance satisfactory to Banks, duly executed and delivered by Borrower, together with (A) the original share certificates evidencing all of the shares of TMCL owned by Borrower, endorsed as required pursuant to the laws of Bermuda, and corresponding share transfer forms duly executed in blank and (B) verification that each of the TMCL Pledge Agreement, the Security Agreement, and the Guaranty and Pledge Agreement, has been registered as a charge in Bermuda and that the required approval of the Bermuda Monetary Authority has been obtained, (iii) the Guaranty and Pledge Agreement, in form and substance satisfactory to Banks, duly executed and delivered by TGH and, (iv) such other documents as the Agent may reasonably request.

(d) Consent and Agreement. The Consent and Agreement in form and substance satisfactory to Banks, duly executed and delivered by TEM and Borrower.

(e) Closing Fee Letter. The Closing Fee Letter in form and substance satisfactory to Banks, duly executed and delivered by Borrower.

(f) Agency Fee Letter. The Agency Fee Letter in form and substance satisfactory to Agent, duly executed and delivered by Borrower.

(g) Waivers, Consents and Amendments. Waivers and consents of all necessary or appropriate parties or government entities, and amendments to any and all prior agreements binding upon Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries, in each case as may be reasonably required by the Banks in connection with the transactions herein contemplated.

(h) Borrowing Base Certificate. Borrower’s Borrowing Base Certificate as required pursuant to Section 6.1.

(i) Receipt of Pledged Collateral. Agent shall have received all of the Pledged Collateral.

(j) Opinions of Counsel. Opinions of counsel to the Borrower covering Bermuda and New York law matters and such other opinions as the Agent shall reasonably require.

(k) Other Documents. Such other documents, appraisals, affidavits and/or certificates as the Agent may reasonably require, in form and substance reasonably satisfactory to the Agent.

8.2 All Loans. The obligation of each Bank to make any Loan under this Agreement is subject to the following further conditions precedent:

(a) Default. Before and after giving effect to such Revolving Loan or Term Loan, no Event of Default or Potential Event of Default shall have occurred and be continuing.

(b) Insurance. There shall have been no materially adverse change, or notice of prospective materially adverse change (whether such notice is formal or informal) in the nature, extent, scope or cost of the insurance policies of Borrower, TGH or any Subsidiary referenced in Schedule 5.19.

(c) Warranties. Before and after giving effect to such Loan, the warranties in Section 5, or in any other agreement or certification given by Borrower or TGH or any of their Subsidiaries or any officer thereof pursuant to this Agreement, shall be true and correct in all material respects as though made on the date of such Loan. Borrower and TGH further agree that all the warranties set forth in the Security Agreement, the TMCL Pledge Agreement, and the Guaranty and Pledge Agreement shall be deemed to be warranties made pursuant to Section 5, as though set forth therein for all purposes, including, without limitation, for purposes of this Section 8.2(c).

(d) Certification. Borrower and TGH shall have delivered to the Banks a Compliance Certificate of Borrower and TGH, signed by the chief financial officer or corporate controller of Borrower and TGH, as to the matters set out in Sections 7 and 8.

(e) Borrowing Base Certificate. Borrower shall have delivered to the Agent a duly completed and executed Borrowing Base Certificate showing a Borrowing Base, as in effect no earlier than thirty (30) days prior to the date of such Loan, sufficient to cover such Loan or requested Letter of Credit, as the case may be.

Section 9. EVENTS OF DEFAULT AND REMEDIES.

9.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

(a) Installments of Principal. The Borrower fails to pay any scheduled installment of principal under this Agreement or the Notes or any reimbursement obligation under any Letter of Credit on the date such installment or obligation shall become due and payable; or

(b) Other Payments. The Borrower fails to pay any installment of interest on any Loan or any of the other Obligations of the Borrower to the Banks or the Agent arising under this Agreement, the Notes or any of the other Loan Documents when and as the same shall become due and payable, whether by acceleration or otherwise, and such failure shall not have been cured to Requisite Banks’ satisfaction within five (5) calendar days; or

(c) Cross Defaults. The Borrower or any of its Subsidiaries or TGH or any of its Subsidiaries (i) fail to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(d) Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower or TGH in this Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

(e) Specific Defaults. The Borrower or its Subsidiaries or TGH or its Subsidiaries fails or neglects to perform, keep or observe any term, covenant or agreement contained in any of Sections 6.2(a), 6.2(e), 6.3, 6.4, 6.9, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17, 6.18, 6.19, 6.21 or 6.22 or in any of the Sections contained in Section 7 of this Agreement; or

(f) Other Defaults. Subject to Subsections 9.1(a), (b) and (e), Borrower or TGH fails or neglects to perform, keep or observe any other term, covenant, provision or agreement contained in this Agreement or in any of the other Loan Documents or any other document or agreement executed by Borrower or TGH in connection therewith or the TEM Management Agreement, as that term is defined in the Security Agreement, and the same has not been cured to Requisite Banks’ satisfaction within twenty (20) calendar days after Borrower or TGH shall become aware thereof, whether by written notice from the Agent or any Bank or otherwise; or

(g) Insolvency; Voluntary Proceedings. The Borrower, TGH or TEM (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily enters into winding up, liquidates, dissolves or ceases to conduct its business in the ordinary course; (iii) commences any insolvency proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(h) Involuntary Proceedings. (1) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, TGH or TEM, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the properties of Borrower, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within forty-five (45) days after commencement, filing or levy; (2) the Borrower, TGH or TEM admits the material allegations of a petition against it in any insolvency proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any insolvency proceeding; or (3) the Borrower, TGH or TEM acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(i) Material Adverse Change. A Material Adverse Change shall have occurred; or

(j) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Borrower, TGH, TEM or their respective Subsidiaries involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(k) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against the Borrower, TGH or TEM which does or would reasonably be expected to have or result in a Material Adverse Change, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l) Collateral. Any of the Loan Documents to which such Person is a party shall for any reason other than the satisfaction in full of the Obligations thereunder cease to be, or be asserted by Borrower or TGH not to be, a legal, valid and binding obligation of Borrower or TGH, enforceable in accordance with its terms, or any of the Liens purported to be created by any of the Loan Documents with respect to any of the Collateral shall for any reason, other than the satisfaction in full of the Obligations thereunder, cease to be, or be asserted by the Borrower or TGH not to be, a first priority, validly perfected Lien (subject to the Permitted Liens), and such occurrence has not been cured to Requisite Banks’ satisfaction within five (5) days after the Borrower or TGH shall have received notice of such failure from the Agent or any Bank or within thirty (30) days of when Borrower or TGH shall have become aware thereof (whichever period is less); or

(m) Hedging Agreements. Borrower shall breach or default under any Hedging Agreement, if the effect of such breach or default is to allow the Bank party to such Hedging Agreement to proceed against, or otherwise realize from, Borrower or any Collateral to satisfy any claim of the Bank against the Borrower in respect of such Hedging Agreement; or

(n) Guarantor Defaults. TGH shall fail in any material respect to perform or observe any term, covenant or agreement of the Guaranty and Pledge Agreement or if such Guaranty and Pledge Agreement shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or TGH or any other Person shall contest in any manner the validity or enforceability thereof or deny that it was any further liability or obligation thereunder; or

(o) Pension Plans. A Termination Event occurs with respect to any Plan if, at the time such Termination Event occurs, such Plan’s then “vested liabilities” (as defined in section 3(25) of ERISA) would exceed the then value of such Plan’s assets.

9.2 Waiver of Default. Any Event of Default may be waived only with the written consent of Requisite Banks. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

9.3 Remedies. Upon the occurrence and continuance of any Potential Event of Default or Event of Default, the Banks shall have no further obligation to advance money or extend any additional credit to or for the benefit of Borrower, whether in the form of Loans or otherwise. In addition, upon the occurrence and during the continuance of an Event of Default, the Banks or the Agent, on behalf and for the ratable benefit of the Banks, may, at the option of Requisite Banks, do any one or more of the following, all of which are hereby authorized by Borrower:

(a) Declare all or any of the Obligations of Borrower under this Agreement, the Notes, the other Loan Documents and any other instrument executed by the Borrower pursuant to the Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable; provided that if such Event of Default is under either Subsections 9.1(g) or (h), then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by the Banks or the Agent;

(b) Terminate this Agreement (and the Commitments of the Banks set forth herein) as to any future liability or obligation of the Banks, but without affecting the Banks’ rights in and to Liens in and on the Collateral; and

(c) Demand that Borrower (i) deposit cash with the Issuing Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to or payable over the remaining term of the Letter of Credit.

9.4 Rights of Set-Off. Regardless of the adequacy of any Collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower may be set-off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Banks.

9.5 Rights and Remedies Cumulative. The Banks’ and the Agent’s rights and remedies under this Agreement shall be cumulative. The Banks and the Agent shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by any Bank or the Agent of one right or remedy shall be deemed an election. No delay by any Bank or the Agent shall constitute a waiver, election or acquiescence by such party.

Section 10. THE AGENT.

10.1 Appointment and Authority. Each of the Banks and the Issuing Bank hereby irrevocably appoints BoA act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Agent, the Banks and the Issuing Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Bank. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

10.3 Exculpatory Provisions.

(a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Requisite Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default or Potential Event of Default unless and until notice describing such Event of Default or Potential Event of Default is given to the Agent by the Borrower, a Bank or the Issuing Bank.

(c) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Potential Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or the Issuing Bank, the Agent may presume that such condition is satisfactory to such Bank or the Issuing Bank unless the Agent shall have received notice to the contrary from such Bank or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through the Agent-Related Persons. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Agent-Related Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.6 Resignation of Agent.

(a) The Agent may at any time give notice of its resignation to the Banks, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Requisite Banks shall have the right, with the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Banks or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank and the Issuing Bank directly, until such time as the Requisite Banks and the Borrower appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 11.6 shall continue in effect for the benefit of such retiring Agent, its sub-agents and the Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

10.7 Non-Reliance on Agent and Other Banks. Each Bank and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of the Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Agent-Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, Etc.

(a) Anything herein to the contrary notwithstanding, neither the Sole Book Manager nor the Sole Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

10.9 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agent and the Sole Lead Arranger, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Agent and the Sole Lead Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agent nor the Sole Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Agent and/or the Sole Lead Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agent nor the Sole Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agent and the Sole Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent nor the Sole Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agent and the Sole Lead Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent and the Sole Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

10.10 Agent May File Proofs of Claim.

(a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or the Guarantor, the Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Issuing Bank and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, the Issuing Bank and the Agent and their respective agents and counsel and all other amounts due the Banks, the Issuing Bank and the Agent under Sections 2 and 11.6) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and the Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks and the Issuing Bank, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2 and 11.6.

(b) Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or the Issuing Bank to authorize the Agent to vote in respect of the claim of any Bank or the Issuing Bank in any such proceeding.

Section 11. MISCELLANEOUS.

11.1 Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and acknowledged by the Agent, do any of the following:

(a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Subsection 9.3) or subject any Bank to any additional obligations;

(b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document or any reimbursement obligation under any Letter of Credit;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

(e) amend the definition of “Borrowing Base” in Section 1.1;

(f) amend this Section 11.1, Section 3.1(g) or Section 6.12; or

(g) discharge Guarantor, or release all or any substantial part of the Collateral except as otherwise may be provided in the Loan Documents or except where the consent of the Requisite Banks only is specifically provided for;

and, provided further that no amendment, modification, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

11.2 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally.

(i) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below) or via electronic means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Borrower, any Bank, the Agent or the Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the applicable signature page hereof.

(ii) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Banks and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Bank or the Issuing Bank pursuant to Section 2 if such Bank or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication; provided further that the procedures described in Section 6.1(j) shall be deemed approved by the Agent. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of the Agent-Related Persons have any liability to the Borrower, any Bank, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Bank, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Agent and the Issuing Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Agent and the Issuing Bank. In addition, each Bank agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.

(e) Reliance by Agent, Issuing Bank and Banks. The Agent, the Issuing Bank and the Banks shall be entitled to rely and act upon any notices (including telephonic notices of Loans) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, the Issuing Bank, each Bank and the Agent-Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by the Borrower. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

11.3 No Waiver by Agent or the Banks. No failure or delay on the part of the Agent or any Bank in the exercise of any power, right or privilege under this Agreement, the Notes or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11.4 Entire Agreement; Construction.

(a) This Agreement, the Notes and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower, the Banks and the Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower, the Banks executing this Agreement and the Agent and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, the Banks or the Agent. Borrower, the Banks and the Agent each severally agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s, any Bank’s or the Agent’s actual intentions.

11.5 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless each Agent-Related Person, each Bank and each of their respective directors, officers, employees and agents and any Person who controls any of them within the meaning of the federal, state and foreign securities laws (each an “Indemnitee” from and against any liabilities, losses, obligations, damages, penalties, expenses or costs of any kind or nature and from any suits, judgments, claims or demands (including in respect of or for reasonable attorney costs and other reasonable fees and other disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) based on any Federal, state, local or foreign law or other statutory regulation, including securities, environmental and commercial law or other statutory regulation, which arises under common law or at equitable cause or on contract or otherwise on account of or in connection with any matter or thing or any action or failure to act by Indemnitees, or any of them, arising out of or relating to the Loan Documents or any agreement or instrument contemplated by the Loan Documents, except to the extent such liability arises from the willful misconduct or gross negligence of any of the Indemnitees (collectively, the “Indemnified Matters”). Upon receiving knowledge of any suit, claim or demand asserted by any Person that the Agent or any Bank believes is covered by this indemnity, the Agent or such Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel reasonably satisfactory to the Agent and the Banks. The Agent or Banks may also require Borrower to defend the matter. The obligations of Borrower under this Section 11.5 shall survive the payment and performance of the Obligations and the termination of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.5 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

11.6 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

(a) pay or reimburse BoA (including in its capacity as the Agent) within five (5) Banking Days after demand for all costs and expenses incurred by BoA (including in its capacity as the Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith (including any commitment letter and related documents preceding this Agreement) or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable attorney costs incurred by BoA (including in its capacity as the Agent) with respect hereto and thereto;

(b) pay or reimburse the Agent and each Bank within five (5) Banking Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any “workout” or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including attorney costs incurred by the Agent and any Bank;

(c) pay or reimburse BoA (including in its capacity as the Agent) within five (5) Banking Days after demand for all audit, environmental inspection and review, search and filing, registration and recording, costs, fees and expenses, incurred or sustained by BoA (including in its capacity the Agent) in connection with the matters referred to under clauses (a) and (b) of this Section 11.6; and

(d) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a), (b) or (c) of this Section to be paid by it to the Agent (or any sub-agent thereof), the Issuing or any Agent-Related Person, each Bank severally agrees to pay to the Agent (or any such sub-agent), the Issuing Bank or such Agent-Related Person, as the case may be, such Bank’s Pro Rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), the Issuing Bank or such Agent-Related Person, as the case may be, acting for the Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (d) are subject to the provisions of Section 3.1(e).

11.7 Reliance by the Banks. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by the Banks or the Agent, be deemed to be material to and to have been relied upon by the Banks.

11.8 Marshalling; Payments Set Aside. The Banks shall be under no obligation to marshal any assets in favor of Borrower or any other person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to the Banks or the Agent, or the Banks or the Agent, on behalf and for the benefit of the Banks, enforces their or its Liens or exercises their or its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

11.9 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement, the Notes or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

11.10 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor the Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

11.11 Assignments, Participations, Etc.

(a) Any Bank may, with the written consent of Borrower (at all times other than during the existence of an Event of Default in which event Borrower’s consent shall not be required) and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Borrower or the Agent shall be required in connection with any assignment and delegation by Bank to an affiliate of such Bank) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of Five Million Dollars ($5,000,000); provided, however, that (i) in the case of an assignment by BoA (so long as BoA is the Agent hereunder), BoA shall retain a minimum Commitment equal to the greater of (A) the highest Commitment then made by any other Bank, and (B) Eight Million Dollars ($8,000,000), and (ii) Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to Borrower and the Agent an Assignment and Acceptance in the form of Exhibit I (“Assignment and Acceptance”) together with any Note subject to such assignment; and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of the Agent’s customary fee as agreed to by the Assignor Bank; provided that no processing fee shall be charged for any assignment to a Bank or a Bank Affiliate.

(b) From and after the date that the Agent notifies the assigning Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan

Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five (5) Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, Borrower shall execute and deliver to the Agent, a new Note evidencing such Assignee’s assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, a replacement Note in the principal amount of the Loans retained by the assignor Bank (such Note to be in exchange for, but not in payment of, the Note held by such Bank). Immediately upon each Assignee’s making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

(d) Any Bank may at any time sell to one or more commercial banks or other Persons which are neither affiliates nor Competitors of Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the “Originating Bank”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank’s obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Documents, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clauses (a), (c) and (d) of the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3, 4.6, 11.1 (but solely with respect to those matters set forth in clauses (a), (c) and (d) thereof requiring the consent of all Banks), and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interests were owing directly to it as a Bank under this Agreement.

(e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” by Borrower and provided to it by Borrower, or by the Agent on Borrower’s behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than Borrower, provided that such source is not bound by a confidentiality agreement with Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law or requirement of law; and (D) to such Bank’s independent auditors and other professional advisors. Notwithstanding the foregoing, Borrower authorizes each Bank to disclose to any Participant or Assignee (each, a “Transferee”) and to any prospective Transferee, such financial and other information in such Bank’s possession concerning Borrower which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by Borrower in connection with the Banks’ credit evaluation of Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by Borrower, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

(f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Note held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Note made by Borrower to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect to such assigned Loans or Note to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

11.12 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

11.13 Severability. Whenever possible, each provision of this Agreement, the Notes and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.14 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Guarantor, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Banks shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

11.16 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

11.17 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11.18 Equitable Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Notes or any of the other Loan Agreements, any remedy at law may prove to be inadequate relief to the Banks or the Agent; therefore, Borrower agrees that the Banks or the Agent, if the Banks so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.19 Notice of Claims; Claims Bar. BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST ANY BANK OR THE AGENT, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS (OR THE COLLATERAL THEREFOR) CONTEMPLATED HEREBY OR THEREBY OR ANY ACT OR OMISSION TO ACT BY ANY BANK OR THE AGENT WITH RESPECT HERETO OR THERETO.

11.20 Waiver of Punitive Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BORROWER HEREBY AGREES THAT IT SHALL NOT SEEK FROM THE BANKS OR THE AGENT, UNDER ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY THEORY IN TORTS, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

11.21 Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.22 Consent to Jurisdiction. Borrower and TGH hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by Agent or any Bank in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 11.2. Nothing in this Section 11.22 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by applicable law or affect the right of Agent or any Bank to bring any action or proceeding against Borrower or its properties in the courts of any other jurisdictions.

11.23 Waiver of Jury Trial. BORROWER, TGH, EACH BANK AND AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

11.24 Release and Waiver. EACH OF BORROWER AND TGH HEREBY REPRESENTS AND WARRANTS TO AGENT AND EACH BANK THAT IT HAS NO KNOWLEDGE OF ANY FACTS THAT WOULD SUPPORT A CLAIM, COUNTERCLAIM, DEFENSE OR RIGHT OF SET-OFF, AND HEREBY RELEASES AGENT AND BANKS FROM ALL LIABILITY ARISING UNDER OR WITH RESPECT TO AND WAIVES ANY AND ALL CLAIMS, COUNTERCLAIMS, DEFENSES AND RIGHTS OF SET-OFF, AT LAW OR IN EQUITY, THAT BORROWER MAY HAVE AGAINST AGENT OR ANY BANK EXISTING AS OF THE DATE OF THIS AGREEMENT ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR TO ANY ACT OR OMISSION TO ACT BY AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO.

11.25 No Novation. Notwithstanding that the Original Agreement, as previously amended by Amendment Nos. 1, 2, 3, 4 and 5 is hereby amended and restated by this Agreement as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing indebtedness of the Borrower under the Original Agreement, as previously amended by Amendment Nos. 1, 2, 3, 4 and 5 or any security interest in the Collateral created thereby.

11.26 TGH Ratification. TGH, in its capacity as guarantor, hereby ratifies and affirms its unconditional, absolute and irrevocable guarantee to the Banks and the Agent pursuant to the Guaranty and Pledge Agreement and hereby confirms its consent to the terms thereof and to the restatement of the Original Agreement by this Agreement.

11.27 USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act of 2005 (H.R. 3199) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER	TEXTAINER LIMITED

	By:	/s/ Dudley R. Cottingham
	Name:	Dudley R. Cottingham
	Title:	Vice-President

Address for Notices:
Century House
16 Par-la-Ville Road
Hamilton HM HX, Bermuda
	Telephone:	441/292-2487
	Facsimile:	441/295-4164

With a copy to:
Textainer Equipment Management (U.S.) Limited
650 California St., 16th Floor
San Francisco, CA 94108
	Attention:	Chief Financial Officer
	Telephone:	415/434-0551
	Facsimile:	415/434-0599

GUARANTOR	TEXTAINER GROUP HOLDINGS LIMITED

	By:	/s/ Dudley R. Cottingham
	Name:	Dudley R. Cottingham
	Title:	Vice-President

Address for Notices:
Century House
16 Par-la-Ville Road
Hamilton HM HX, Bermuda
	Telephone:	441/292-2487
	Facsimile:	441/295-4164

With a copy to:
Textainer Equipment Management (U.S.) Limited
650 California St., 16th Floor
San Francisco, CA 94108
	Attention:	Chief Financial Officer
	Telephone:	415/434-0551
	Facsimile:	415/434-0599

TL THIRD A&R CREDIT AGREEMENT

AGENT	BANK OF AMERICA, N.A.

	By:	/s/ Matthew Correia
	Printed Name	Matthew Correia
	Title:	Vice President

Address for Notices:
Bank of America, N.A.
	Mail Code:	MA5-100-11-02
100 Federal Street
Boston, MA 02110
	Attention:	Matthew C. Correia
	Telephone:	617-434-3663
	Fax:	617-790-1354
Email: matthew.c.correia@bankofamerica.com

TL THIRD A&R CREDIT AGREEMENT

BANKS	BANK OF AMERICA, N.A.

	By	/s/ Andrew Bunton
	Printed Name:	Andrew Bunton
	Title:	Vice President

Address for Notices:
Bank of America, N.A.
100 Federal Street
MA5-100-09-07
Boston, MA 02110
	Attention:	Andrew Bunton
	Telephone:	617/434-5257
	Facsimile:	617/434-1955

TL THIRD A&R CREDIT AGREEMENT

BANKS	FORTIS CAPITAL CORP.

	By:	/s/ R L A Rutgers van Rozenburg
	Printed Name:	R L A Rutgers van Rozenburg
Title:

	By:	/s/ Menno van Lacum
	Printed Name:	Menno van Lacum
Title:

Address for Notices:
Fortis Capital Corp.
Attention: Menno van Lacum / Roland Rutgers
Two Embarcadero Center - Suite 1330
San Francisco, CA 94111
T: (415) 283 3042
F: (415) 283 3046

TL THIRD A&R CREDIT AGREEMENT

BANKS	WELLS FARGO BANK, N.A.

	By	/s/ Thomas M. Gloger
	Printed Name:	Thomas M. Gloger
	Title:	Vice President

Address for Notices:
Wells Fargo Bank, N.A.
420 Montgomery Street, 9th Floor
San Francisco, CA 94104
	Attention:	Max Gloger
	Telephone:	415/396-5939
	Facsimile:	415/421-1352

TL THIRD A&R CREDIT AGREEMENT

EXHIBIT A

PROMISSORY NOTE

(                            )

Up to U.S.$	San Francisco, California
January 31, 2007

TEXTAINER LIMITED, a company organized under the laws of Bermuda (“Borrower”), for value received, hereby unconditionally promises to pay to the order of                              (“Bank”), in lawful money of the United States of America, the principal amount of up to                             Dollars (US$                     ), payable on the dates and in the manner set forth below.

This Promissory Note (the “Note”) is one of the Notes referred to in Section 2.2 of that certain Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Credit Agreement”), by and among (i) Borrower, (ii) Textainer Group Holdings Limited (“TGH”) as guarantor, (iii) Bank of America, N.A., and each other lender which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement or otherwise become a signatory thereto (collectively, the “Banks”), (iv) Banc of America Securities LLC, as sole lead arranger and sole book manager, and (v) Bank of America, N.A., as Agent (“Agent”). This Note has been issued in replacement for, and supersedes, the Promissory Note issued by the Borrower to the Bank dated as of December 20, 2002 in the principal amount of up to Fifteen Million Dollars (US$15,000,000) (the “Original Note”). All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein.

1. Principal Payments. Subject to the terms and conditions of the Credit Agreement, the principal amount shall be paid at the times and in the amounts set forth in the Credit Agreement, and the entire unpaid principal amount of all Loans shall be due and payable on the Final Maturity Date.

2. Interest Rate. Borrower further promises to pay interest on the sum of the daily unpaid principal balance of all Loans outstanding under the Credit Agreement in lawful money of the United States of America, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the rates per annum and on the dates specified in the Credit Agreement.

3. Application of Payments; Acceleration. Payments on this Note shall be applied in the manner set forth in the Credit Agreement. Without limiting the generality of Section 1 of this Note, provisions in the Credit Agreement for acceleration of the maturity of the principal amount hereof upon the happening of certain stated events and also for prepayments of all or portions of the principal balance thereof prior to the Final Maturity Date, on the terms and conditions therein stated, shall supersede provisions to the contrary herein.

All Loans evidenced by this Note made by Bank to Borrower pursuant to the Credit Agreement shall be recorded by Bank on its books and records. The failure of Bank to record any Loan or any prepayment or repayment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Credit Agreement to pay the principal, interest and other amounts due and payable thereunder.

Any principal repayment or interest payment on the Loans not paid when due shall bear interest and be subject to additional charges as follows:

Overdue principal (whether at maturity, by reason of acceleration or otherwise) and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable hereunder or under the Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to the greater of (i) 2% above the rate then applicable on the unpaid Loan or (ii) 2% above the Prime Rate in effect from time to time.

4. Secured Loans. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Agent on behalf of Banks and by the Pledged Collateral identified and described in the Guaranty and Pledge Agreement executed and delivered by TGH to Agent on behalf of Banks. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any security interest, Lien, charge or encumbrance on or in the Collateral or the Pledged Collateral, or in any portion thereof, except as permitted by the Credit Agreement or the other Loan Documents, and shall not suffer any other matter whereby the interest of Bank in the Collateral or the Pledged Collateral might be impaired.

5. Default. Borrower’s failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five (5) calendar days thereafter shall constitute a default under this Note. Upon the occurrence of a default hereunder or an Event of Default under the Credit Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately due and payable to Bank, pursuant to the Credit Agreement and applicable law.

6. Waiver. Borrower hereby waives diligence, presentment, protest, demand and notice of dishonor, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demands hereunder.

The Borrower promises to pay all reasonable costs and expenses, incurred in the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

7. Governing Law. THIS NOTE SHALL BE DEEMED A CONTRACT MADE UNDER SEAL AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401

AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

TEXTAINER LIMITED

By:

Printed Name

Title

EXHIBIT B

[SECURITY AGREEMENT]

SECOND AMENDED AND RESTATED

SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of January 31, 2007, is made by TEXTAINER LIMITED, an exempted company with limited liability organized and existing under the laws of Bermuda (“Grantor”), in favor of BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), not in its individual capacity, but solely as agent (in such capacity, the “Agent”) on behalf of (i) Bank of America, N.A. (f/k/a Fleet National Bank) (“BoA”), Fortis Capital Corp. (as assignee of Fortis Bank (Nederland N.V.) (“Fortis”), and Wells Fargo Bank, N.A. (“Wells”) (as assignee of First Union National Bank (BoA, Fortis and Wells each being, individually, a “Bank” and, collectively, the “Banks”), and (ii) each Bank that shall become a party to a Hedging Agreement, as defined below.

RECITALS

A. Grantor, Textainer Group Holdings Limited, a Bermuda company (“TGH”), Banks and Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as the same hereafter may from time to time be amended, supplemented, modified or restated, the “Credit Agreement”), pursuant to which Banks have agreed to extend and make available to Borrower certain advances of money and other credit accommodations (the “Facility”) and may, from time to time, enter into various accommodations to minimize exposure to interest rate or foreign exchange rate risks (the “Hedging Agreements”).

B. Banks are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Banks this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Banks to make the Loans and enter into the Hedging Agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. Defined Terms. Unless otherwise defined herein, (a) the terms defined in the Credit Agreement arc used herein as therein defined and (b) the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account Debtor” means any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC.

“Accounts” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC, arising out of or in any way related to the Pledged Containers and now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC, arising out of or in any way related to the Pledged Containers and now owned or hereafter acquired by Grantor.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Container Related Agreement” means any agreement relating to the Pledged Containers or agreements relating to the use or management of such items, including but not limited to all leases and agreements for use of the Pledged Containers assigned to Agent pursuant to this Security Agreement (collectively the “Leases”), the TEM Management Agreement or other management agreements, and the Chattel Paper.

“Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel paper, Documents or Instruments), arising out of or in any way related to the Pledged Containers, in or under which Grantor may now or hereafter have any right, title or interest, including, without limitation, the TEM Management Agreement and other equipment or container management agreements and any related agreements, security interests or UCC financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Documents” means any “documents,” as such term is defined in Section 9-105(1)(f) of the UCC, arising out of or in any way related to the Pledged Containers and now owned or hereafter acquired by Grantor.

“Equipment” shall have the meaning set forth in Section 9-102(a)(33) of the UCC.

“General Intangibles” means any “general intangibles,” as such term is defined in Section 9-106 of the UCC, arising out of or in any way related to the Pledged Containers and now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all right, title and interest which Grantor may now or hereafter have in or under any Contract, interests in partnerships, including any equipment income funds or limited partnerships, joint ventures and other business associations, licenses, permits, software, data bases, data, materials and records, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

“Hedging Obligations” shall have the meaning provided in the definition of “Secured Obligations”.

“Instruments” means any “instrument,” as such term is defined in Section 9-105(1)(i) of the UCC arising out of or in any way related to the Pledged Containers and now owned or hereafter acquired by Grantor, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in Section 9-109(4) of the UCC, wherever located, arising out of or in any way related to the Pledged Containers and now or hereafter owned or acquired by, Grantor and, in any event, shall include, without limitation, all Marine Containers, Domestic Storage Containers, intermodal containers, trailers and other container related transportation equipment, all inventory, merchandise, goods and other personal property which arc held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Banks or Agent from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

“Letter-of-Credit Right” shall have the meaning set forth in Section 9-102(a)(51) of the UCC.

“Loan Document Obligations” shall have the meaning provided in the definition of “Secured Obligations”.

“Payment in Full” or “Paid in Full” means the final, unconditional and indefeasible payment to any Person of any Indebtedness (other than contingent indemnification obligations) which is owing to such Person (or to a trustee for the benefit of such Person in relation to such Indebtedness) of the whole of the principal amount of such Indebtedness and all interest thereon (including interest on overdue principal and overdue interest but only to the extent that the payment of such interest on overdue principal or overdue interest is enforceable) and all fees and other sums whatsoever payable in respect of such Indebtedness accrued to the date of payment, in cash or by bankers’ draft, final settlement of a cheque or other bill of exchange, or final credit to an account with bankers (or by any combination of those means).

“Pledged Containers” means any and all Marine Containers, Domestic Storage Containers, intermodal containers, trailers and other container related transportation equipment which are owned by Grantor or in which Grantor has an interest and which are not subject to a security interest, as of the Restatement Effective Date, pursuant to the material contracts set out in to Schedule 5.7 of the Credit Agreement or which have not been expressly released from the Collateral by Agent pursuant to Section 3(d) of this Security Agreement.

“Proceeds” means “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to Grantor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” mean (i) the Obligations, (ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Grantor or any affiliate of Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by Grantor to the Banks party to Hedging Agreements, whether now existing or hereafter incurred under, arising out of or in connection with any Hedging Agreement the obligations of which by its terms are required to be secured by the Collateral, whether such Hedging Agreement is now in existence or hereinafter arising, and the due performance and compliance by Grantor with all of the terms, conditions and agreements contained in each such Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Hedging Obligations”), and (iii) in the event of any proceeding for the collection or enforcement of any loans, advances, debts, liabilities or obligations of Grantor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Security Agreement” means this Second Amended and Restated Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified or supplemented.

“Supporting Obligations” shall have the meaning set forth in Section 9-102(a)(77) of the UCC.

“TEM Management Agreement” means the Equipment Management Services Agreement, dated as of April 1, 1996, between TEM and Grantor, as the same may be amended from time to time. The term “TEM Management Agreement” shall also be deemed to include any and all other agreements or understandings which Grantor and TEM may enter into from time to time under which TEM has a right to hold, manage, lease, rent, dispose of or otherwise deal with property (including without limitation the Pledged Containers) of Grantor.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Banks’ and Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Banks and Agent to enter into the Credit Agreement and to make the Loans in accordance with the terms and conditions thereof, and to induce Bank to enter into the Hedging Agreement, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and for the benefit of Banks, and hereby grants to Agent, for itself and for the benefit of Banks, a security interest in and to all of Grantor’s right, title and interest in, to and under the following which arise out of or in any way relate to the Pledged Containers:

(a) All Accounts;

(b) All Chattel Paper,

(c) All Contracts;

(d) All Documents;

(e) All General Intangibles;

(f) All Instruments;

(g) All Inventory;

(h) All Supporting Obligations;

(i) All Equipment;

(j) All Letter-of-Credit Rights;

(k) All Pledged Containers;

(l) All property of Grantor held by Agent or Banks including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Agent or Banks or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power,

(m) To the extent not included above and without limiting the foregoing, the TEM Management Agreement, all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and guarantees thereof in every case whether now owned or hereafter acquired and all amounts, rentals, Proceeds and other sums of money due and to become due under the Container Related Agreements, including, without limitation, (i) all rentals payments and other moneys, including all insurance payments and claims for losses due and to become due to the Grantor under, and all claims for damages arising out of the breach of, any Container Related Agreement; (ii) the right of the Grantor to terminate, perform under, or compel performance of the terms of the Container Related Agreements; and (iii) any guarantee of the Container Related Agreements and any rights of the Grantor in respect of any subleases or assignments permitted under the Container Related Agreements;

(n) All insurance Proceeds of the Collateral, all Proceeds of the voluntary or involuntary disposition of the Collateral or such Proceeds;

(o) Any and all payments made or due to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority or agency and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Collateral; and

(p) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All the property described in subsections (a) through (p) above is herein collectively called the “Collateral”, provided, however, that notwithstanding anything to the contrary contained in this Section 2, there shall be excluded from the definition of Collateral and the grant hereunder of a Lien thereon and a security interest therein in favor of Agent, (i) any property which is subject to a lien, as of the Restatement Effective Date, pursuant to the material contracts set out in Schedule 5.7 of the Credit Agreement and (ii) any property which has been expressly released in writing from the Collateral by Agent pursuant to Section 3(d) of this Security Agreement. Grantor hereby authorizes Agent to file any financing or continuation statement (including any amendment of any financing statement) with respect to the Collateral and/or the Pledged Collateral under the TMCL Pledge Agreement without the signature of Pledgor, which is required to secure or protect Banks’ and Agent’s interest in the Collateral and/or the Pledged Collateral under the TMCL Pledge Agreement.

3. Rights of Agent and Banks; Collection of Accounts; Release of Collateral; Quiet Enjoyment.

(a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or license. Banks and Agent shall not have any obligation or liability under any Contract or license by reason of or arising out of this Security Agreement or the granting to Banks and Agent of a Lien therein or the receipt by Banks and Agent of any payment relating to any Contract pursuant hereto, nor shall Banks and Agent be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Banks and Agent authorize Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Agent may, upon the occurrence of any Event of Default or Potential Event of Default and without notice, limit or terminate said authority at any time. If required by Agent at any time during the continuation of any Event of Default or Potential Event of Default, any Proceeds, when first collected by Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts shall be promptly deposited by Grantor in precisely the form received (with all necessary endorsement) in a special bank account maintained by Agent subject to withdrawal by Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Banks’ property and shall not be commingled with Grantor’s other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Agent may, in its sole discretion, apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 7(d) hereof, and any part of such funds which Agent elects not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by Agent to Grantor. If an Event of Default or Potential Event of Default has occurred, at the request of Agent, Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory and Grantor shall deliver all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) Agent may at any time, upon the occurrence of any Event of Default or Potential Event of Default, after first notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, Obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned to Agent and that payments shall be made directly to Agent. Upon the request of Agent, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence of an Event of Default or Potential Event of Default, Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and Obligors in respect of such Chattel Paper to verify with such parties, to Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

(d) Pursuant to the Credit Agreement, Grantor has entered or will enter into various secured financing arrangements which require that Grantor maintain certain minimum collateral levels. Agent and Banks acknowledge that Grantor may, from time to time, request releases of Collateral to maintain such minimum levels. So long as no Event of Default or Potential Event of Default exists or will exist as a result of giving effect to the transaction, Agent shall, upon written request of Grantor, release certain Collateral from Agent’s security interest created under this Security Agreement but only upon the condition that (i) after giving effect to the contemplated release, the remaining Collateral shall be a representative mix of the Goods of Grantor (factors to be considered in determining whether the remaining Collateral is representative of Grantor’s portfolio may include type, age, condition or quality, and whether such Goods are subject to a Lease); (ii) the contemplated release shall not have or result in a Material Adverse Change; and (iii) Grantor has received, or will receive concurrently with such release, financing from other lenders secured by such released Collateral. In addition to the foregoing, Grantor may from time to time pursuant to and in accordance with the limitations set forth in the Credit Agreement transfer certain Goods to TMCL, in which case Agent, on behalf of Banks, shall be deemed to have released such Goods and any related Container Related Agreements (other than the TEM Management Agreement) from its security interest, provided that such release shall be deemed to occur only if no Event of Default or Potential Event of Default exists, or will exist as a result of such transfer. At Grantor’s request, Agent will execute any documentation reasonably required to evidence such release.

(e) The security interest hereby granted to Agent by Grantor is subject to the right of any lessee to the quiet enjoyment of the related Containers so long as such lessee is not in default under such Lease and TEM under the TEM Management Agreement continues to receive all amounts payable under the Lease.

4. Representations and Warranties. Grantor hereby represents and warrants to Banks and Agent that:

(a) Except for the security interest granted to Agent under this Security Agreement and other Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all Liens other than Permitted Liens.

(b) No financing statement perfecting a security interest under the Uniform Commercial Code of any state in the United States of America, and no document registering a charge under the laws of the Islands of Bermuda, covering any of the Collateral, are on file in any public office in any such jurisdiction, excepting the financing statements and documents registering a charge filed or to be filed and registered or to be registered in respect of and for the security interest provided for herein. The Grantor has not executed or delivered, or filed with any public office, and has not authorized or permitted any other person to execute or deliver, or file with any public office, any financing statement, charge or other document perfecting any lien, claim or security interest under the law of any state in the United States of America, Bermuda, or any other jurisdiction in any of the Collateral, excepting the financing statements and documents registering a charge filed or to be filed and registered or to be registered in respect of and for the security interest provided for herein except for those relating to the Permitted Liens. Schedule I contains a complete list of the existing financing statements and other charges or security interest filings and any existing security agreements as of the Restatement Effective Date.

(c) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.

(d) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Agent has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights, subject only to the Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to the Permitted Liens.

(e) On the date hereof, the Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be, arc specified on Schedule II. The Grantor has furnished to the Agent certified organizational documents and a long-form good standing certificate as of a date which is recent to the date hereof.

(f) The amount represented by Grantor to Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantor shall at such time be the correct amount actually and unconditionally owing by such Account Debtor thereunder.

(g) None of the Collateral is of type covered by a certificate of title or with respect to which a security interest or lien may or is required to be filed under, or notice thereof given under, any federal statute of the United States.

(h) The Leases relating to the Pledged Containers are maintained at the offices of TEM, located at the addresses for TEM set forth in the TEM Management Agreement. The Grantor has received a written acknowledgment from TEM that it is holding the leases on behalf of, and for the benefit of, the Agent. None of the Leases that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Agent.

(i) The Grantor has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Agent of its interest and rights in such Collateral hereunder.

(j) No creditor of the Grantor has in its possession any goods that constitute or evidence the Collateral.

5. Covenants. Grantor covenants and agrees with Banks and Agent that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

5.1 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Agent, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any Contract or license held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing or cooperating with Agent in filing in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (including any such financing statements and amendments thereto that identify the Collateral as including all assets of the Grantor), regardless of whether any particular asset constituting Collateral falls within the scope of Article 9 of the Uniform Commercial Code, and (ii) provide any other information required for the sufficiency or filing office acceptance of any financing statement or amendment (and in accordance therewith the Grantor (x) agrees to furnish any such information to the Agent promptly upon the Agent’s request and (y) ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof), (c) filing or cooperating with Agent in filing any forms or other documents required to be filed in any foreign jurisdiction or under any international treaty or convention (including without limitation the UNIDROIT convention, if and when such convention becomes effective), required to secure or protect Banks’ and Agent’s interest in the Collateral, (d) transferring Collateral to Agent’s possession (if a security interest in such Collateral can be perfected by possession), and (e) without limiting the generality of the foregoing, Grantor shall, at the Grantor’s expense, take and cause to be taken all such actions as Agent may reasonably request in order to perfect and continue the perfection of the liens and security interests granted to Banks and Agent in the Collateral, including, without limitation, compliance with the laws and regulations of any state or county relating to the perfection of security interests. Grantor also hereby authorizes Agent to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and note received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent immediately upon Grantor’s receipt thereof.

5.2 Schedules. Grantor shall furnish Agent from time to time, at Agent’s request, with written statements and schedules further identifying and describing the Collateral in such detail as the Agent may reasonably require.

5.3 Container Related Agreements. On Agent’s request, Grantor shall deliver the originals of any and all Container Related Agreements, whether now existing or hereafter arising, including, without limitation, any equipment or rental schedules, other schedules, riders, addenda and supplements executed pursuant thereto, as the same may from time to time be amended or supplemented.

5.4 Maintenance of Records; Offices. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall not, during the continuance of this Security Agreement, remove or cause to be removed, except in the ordinary course of Grantor’s business, the records concerning the Collateral from the premises identified in Section 4(e) without prior written notice to Agent. Grantor will not change its executive office or principal place of business except upon giving Agent sixty (60) days prior written notice.

5.5 Indemnification. In any suit, proceeding or action brought by Banks or Agent relating to the Collateral, any guarantee thereof or sublease or assignment permitted thereunder, for any installment of, or interest on, any rental or other sum owing thereunder, or to enforce any provisions of any of the Container Related Agreements, any guarantee thereof or sublease or assignment permitted thereunder, the Grantor will save, indemnify and keep the Banks and Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any lessee or party under any Container Related Agreement, or any guarantor or sublessee or party thereunder or its successors, arising out of a breach by the Grantor or any company or individual related to Grantor of any obligation under any such Container Related Agreement or in respect of the Collateral covered by such Container Related Agreement or any sublease or assignment permitted thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such party or any such guarantor or sublessee or party or its successors from the Grantor. All of the foregoing obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against the Banks or Agent or any party or parties in whom any of the rights of the lessor under any Container Related Agreement shall vest by reason of the successive assignments or transfers thereof.

5.6 Compliance with Terms of Accounts, etc. In all material respects, Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents and Instruments and all other agreements to which it is a party or by which it is bound.

5.7 Limitation on Liens on Collateral. Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Agent under this Security Agreement. Grantor shall further defend the right, title and interest of Agent in and to any of Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

5.8 Limitations on Modifications of Accounts, Etc. Upon the occurrence of any Event of Default or any Potential Event of Default, Grantor shall not, without Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

5.9 Maintenance of Insurance. Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) its Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (b) Grantor and Agent against liability for personal injury and property damage relating to such Inventory. Such policies are to be in such amounts and against such risks as provided in the Credit Agreement. Grantor, at its expense, shall obtain a loss payable endorsement (form BFU-438 or equivalent) to each such policy for the benefit of Agent. Grantor shall, if so requested by Agent, deliver to Agent, as often as Agent may reasonably request, a report of a reputable insurance broker satisfactory to Agent with respect to the insurance on its Inventory. All insurance with respect to the Inventory shall provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least fifteen (15) days after receipt by Agent of written notice thereof.

5.10 Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves arc being maintained in connection therewith.

5.11 Limitations on Disposition. Grantor shall keep the Collateral separate and identifiable from other property located on the same premises as the Collateral and Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by Section 6.11 of the Credit Agreement.

5.12 Further Identification of Collateral.

(a) Grantor shall, if so requested by Agent, furnish to Agent, as often as Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail;

(b) Grantor shall, if so requested by Agent, stamp or cause to be stamped on the first and signature pages of all executed counterparts of the TEM Management Agreement a clear and conspicuous legend reading substantially as follows:

“CERTAIN RIGHTS UNDER AND PROCEEDS OF THIS AGREEMENT ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.”

The Grantor further agrees that it will maintain such legend on each such original so long thereafter as this Security Agreement remains effective. The Grantor will deliver, or cause to be delivered, all such original counterparts to the Agent upon the reasonable request of the Requisite Banks if no Event of Default or Potential Event of Default shall then be in effect, or upon the request therefor of the Requisite Banks exercised in their sole discretion if an Event of Default or Potential Event of Default shall then be in effect, or if the purpose of said request is to determine that an Event of Default or Potential Event of Default has occurred, or with the giving of notice or the lapse of time or both would occur, or has been cured.

5.13 Notices. Grantor shall advise Agent promptly, in reasonable detail, of (a)

any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral and (c) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Lien created hereunder.

5.14 Right of Inspection and Audit. Upon reasonable notice to Grantor (unless an Event of Default or Potential Event of Default has occurred, in which case no notice is necessary), Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of Grantor, and Agent or any agents or representatives of Agent may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Agent, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to Grantor (unless an Event of Default or Potential Event of Default has occurred, in which case no notice is necessary), Agent and its agents and representatives shall also have the right to enter into and upon any premises that Grantor or a Related Party controls where any of the Inventory is located for the purpose of conducting audits and making physical verifications of such Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Agent may reasonably require in connection therewith.

5.15 Maintenance of Facilities. Grantor shall maintain and protect its properties, assets and facilities, including without limitation, its Inventory, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all needful and proper repairs, renewals and replacements thereto and shall competently manage and care for its property in accordance with prudent industry practices.

5.16 Continuous Perfection. Grantor shall not change its name, identity or corporate structure, its place of business, its chief executive office, its mailing address or organizational identification number in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Agent at least sixty (60) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

5.17 Documents in Trust. The Grantor will hold all documents in its possession which constitute or are related to the Collateral (including all Leases (to the extent such Leases are not in the possession of TEM) and policies of insurance covering any Container) in trust for the Agent and Banks and will keep the same safe and not defaced.

5.18 Books and Records. The Grantor will make appropriate entries in its books or records from time to time indicating the security interest created by this Security Agreement and the interest of the Agent and Banks in the Collateral.

5.19 Serial Numbers. The Grantor will monitor and use commercially reasonable efforts to enforce the obligations of TEM to cause each Container to be inscribed with the serial number therefor and will endeavor in good faith to ensure that such serial number remain thereon and legible so long as such Container remains subject to the lien created by this Security Agreement.

6. Agent’s Appointment as Attorney-in-Fact.

(a) Grantor hereby irrevocably constitutes and appoints Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and the right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor in its own name or otherwise to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Agent or as Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate, and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and Agent’s Lien therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

(b) Agent agrees that, except upon the occurrence of an Event of Default or Potential Event of Default, it shall not exercise the power of attorney or any rights granted to Agent pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid and performed in full.

(c) The powers conferred on Agent hereunder are solely to protect Banks’ and Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

(d) Grantor also authorizes Agent, at any time and from time to time upon the occurrence of any Event of Default or Potential Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e) If Grantor fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees, of Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Grantor to Agent on demand and shall constitute Secured Obligations secured hereby.

7. Rights and Remedies Upon Default.

(a) If any Event of Default or Potential Event of Default shall occur, Banks or Agent may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Banks and Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Grantor’s premises or elsewhere. If any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, the Agent shall have the right, at its option, to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such salable or disposable form as it shall deem appropriate. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(d) hereof, Grantor remaining liable with respect to its Loan Document Obligations and Hedging Obligations to the extent of any deficiency between the amount of the Proceeds of the Collateral granted by it hereunder and the aggregate amount of such Obligations, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including any applicable provision of Article 9 of the UCC, need Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Banks and Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Banks or Agent. Grantor agrees that Agent need not give more than ten (10) days’ notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Grantor at its address referred to on the signature page of the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Banks and Agent are entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Banks and Agent to collect such deficiency.

(b) Grantor also agrees to pay all fees, costs and expenses of Banks and Agent, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Agent, on behalf of Banks, in the following order of priorities:

First, to Agent in an amount sufficient to pay in full the reasonable costs of Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Agent in connection therewith, including, without limitation, the expenses of retaking, holding, storing, processing and preparing for sale, selling, lease, leasing and the like, and to the reasonable attorneys’ fees and legal expenses incurred by the Agent;

Second, to Agent, for disbursement to Banks ratably according to Bank’s pro rata share of the sum of (i) the principal amount outstanding under all Loans advanced by Banks under the Credit agreement and (ii) the dollar value of the exposure of Banks under any Hedging Agreements, for payment of the Secured Obligations; and

Finally, upon payment in full of all of the Secured Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

(e) To the extent permitted by applicable law, Grantor waives all claims, damages and demands against the Agent and Banks arising out of the repossession, removal, retention, sale or lease of the Collateral except to extent the same claims, damages and demands are due to Agent or Banks’ willful misconduct.

8. Limitation on Agent’s Duty in Respect of Collateral. Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Agent to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Agent to do any act not so requested shall be deemed a failure to act reasonably.

9. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10. Miscellaneous.

10.1 Notices. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement.

10.2 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.3 Headings. The various headings in this Security Agreement are issued for convenience only and shall not affect the meaning or interpretation of this agreement or any provisions hereof.

10.4 No Waiver; Cumulative Remedies; Amendments.

(a) Banks and Agent shall not be deemed to have waived any of their respective rights and remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent and Banks. No delay or omission on the part of the Agent or Banks in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(b) All rights and remedies of the Agent and Banks with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent and/or Banks deem expedient, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be altered, modified or amended except by an instrument in writing, duly executed by Grantor, Banks and Agent.

10.5 Termination of this Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

10.6 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Banks or Agent hereunder, inure to the benefit of Banks and Agent, any future holder of any Note and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent hereunder.

10.7 Further Indemnification. Grantor agrees to pay, and to save Banks and Agent, and each of them, harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

10.8 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE SECURED OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.9 Consent to Jurisdiction. THE GRANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. GRANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS, AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY AGENT OR ANY BANK IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 10.1 THEREOF NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS. NOTHING CONTAINED IN THIS SECURITY AGREEMENT SHALL LIMIT OR AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO START LEGAL PROCEEDINGS RELATED TO ANY OF THE LOAN DOCUMENTS AGAINST THE GRANTOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY JURISDICTION.

10.10 Waiver of Jury Trial. GRANTOR HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. GRANTOR HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

10.11 Headings. The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof.

10.12 Grantor Receipt. The Grantor acknowledges receipt of a copy of this Security Agreement.

10.13 Counterparts. This Security Agreement may be executed in any number of counterparts (including by email and/or facsimile), each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

10.14 Complete Release of Collateral. Upon the Payment in Full of all of the Secured Obligations and the termination of the Commitments, the security interest herein granted automatically shall terminate and be released, and Agent, at the cost and expense of the Grantor, shall do and execute all such acts, things and instruments as are reasonably requested by Grantor to effect such release and termination.

10.15 Direction of Agent. Any actions taken by the Agent under this Security Agreement may be as directed by (i) at any time when any Loan Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Requisite Banks (or, to the extent provided in the Credit Agreement, each of the Banks) and (ii) at any time after all of the Loan Document Obligations have been paid in full and the Commitments of all Banks under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the aggregate outstanding Hedging Obligations (taken together) from time to time.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR		TEXTAINER LIMITED, a Bermuda exempted company

By:
		Printed	Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

BANK OF AMERICA, N.A., as Agent

By:
Printed	Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR		TEXTAINER LIMITED, a Bermuda exempted company

By:
		Printed	Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

BANK OF AMERICA, N.A., as Agent

By:
Printed	Name:
Title:

EXHIBIT C

AUTHORIZED SIGNATORIES OF BORROWER

1. Philip K. Brewer

2. Ernest J. Furtado

3. Brian G. Hogan

4. Lynda P. Kwong

5. John A. Maccarone

C-1

EXHIBIT D

BORROWING BASE CERTIFICATE

(Textainer Limited)

                     200

Bank of America, N.A.

Mail Code: MA5-100-11-02

100 Federal Street

Boston, MA 02110

Attention: Matthew C. Correia

Telephone: 617-434-3663

Fax: 617-790-1354

Email: matthew.c.correia@bankofamerica.com

Re:	Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) by and among Textainer Limited, a Bermuda company (“Borrower”), Textainer Group Holdings Limited, a Bermuda company (“TGH”), Bank of America, N.A. (“BoA”) and each other lender whose name is set forth on the signature pages to the Agreement or which may hereafter execute and deliver an instrument of assignment pursuant to Section 11.11 of the Agreement (any one individually, a “Bank,” and collectively, “Banks”), Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and BoA as Agent, on behalf of the Banks.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. The capitalized terms used in this Borrowing Base Certificate and not defined herein have the same meaning as given to them in the Credit Agreement.

Pursuant to Section 6.1(d) of the Credit Agreement, the Borrower hereby certifies as follows:

1. The information furnished in Schedule 1 attached hereto was true, accurate and complete as of the last day of the calendar month immediately preceding the date of this Borrowing Base Certificate; provided, however, that if such certificate is being delivered with respect to a Borrowing Request under the Credit Agreement or with respect to a request for a release of Equipment or other Collateral, then if expressly provided, so stated in Schedule 1, such information shall be true, accurate and complete through the requested Funding Date or the applicable Collateral Release Date, respectively. The calculation of each item is subject to the more detailed description thereof set forth in the Credit Agreement.

2. Except as disclosed in Schedule 2 attached hereto, the representations and warranties set forth in Section 5 of the Credit Agreement are true, accurate and complete as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date; and

3. The Borrower does not have knowledge of the existence as of the date hereof, of any Event of Default or Potential Event of Default, except for such conditions or events listed on Schedule 2 attached hereto and incorporated herein by this reference, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto.

IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned this              day of             , 200    .

TEXTAINER LIMITED
a Bermuda company

By:

Printed Name:

Title:

Received by:

BANK OF AMERICA, N.A., in its capacity as Agent under the Credit Agreement

By:

Printed Name:

Title:

Date:

SCHEDULE 1 TO BORROWING BASE CERTIFICATE

Dated                     , 200

1.	Net book value of Borrower’s Marine Containers and Domestic Storage Containers (including those subject to Finance Leases) pledged as Collateral under the Credit Agreement and the Security Agreement (A) in which the Agent has a first priority perfected security interest or (B) in which the Agent has a second priority perfected security interest and which are subject to Vendor Debt which is permitted pursuant to Line 2	$

2.	All Vendor Debt of Borrower associated with the acquisition of its Marine Containers and Domestic Storage Containers (including those subject to Finance Leases) which is permitted under Section 6.13 (excluding Vendor Debt to be paid off with the proceeds of a Loan within Two (2) Banking Days of the Funding Date for such Loan)	$

3.	Line 1 minus Line 2	$

4.	Eighty-five percent (85.0%) of Line 3	$

5.	That portion of Aggregate Net Book Value allocable to the Borrower pursuant to the terms of Exhibit D-1 to the Members Agreement	$

6.	That portion of principal balance of Indebtedness for borrowed money owing by TMCL that is allocable to the Borrower pursuant to the terms of Exhibit D-1 to the Members Agreement	$

7.	Line 5 minus Line 6	$

8.	Portion of TMCL Restricted Cash Account Balance that is allocable to the Borrower pursuant to the terms of Exhibit D-1 to the Members Agreement	$

9.	Lesser of (x) the sum of (A) Eighty-five percent (85.0%) of Line 7 and (B) Line 8, and (y) $40,000,000	$

10.	Cash Collateral pledged to secured Letters of Credit	$

11.	Line 4 plus Line 9 plus Line 10	$

NOTE:

Lines 1, 5, 6, 7 and 10 to be computed (a) with respect to any requested Loan, as of the requested Funding Date, (b) with respect to any request for a release of Collateral, as of the applicable Collateral Release Date, and (c) with respect to the delivery of any monthly Borrowing Base Certificate to be furnished pursuant to

Section 6.1(d), as of the last day of the calendar month for which such Borrowing Base Certificate is furnished

12.	Lesser of (a) the total Commitments for the Facility($75,000,000) and (b) Line 11	$

13.	Current principal amount outstanding under the Credit Agreement plus the face amount of any Letters of Credit then outstanding	$

14.	Amount available to be borrowed: Line 12 minus Line 13	$

15.	Amount requested to be advanced (not to exceed amount in Line 14)	$

CALCULATION OF BLENDED RATE FOR LIBOR REVOLVING LOANS:

A.	Amount in Line 4 above	$

B.	Sum of amounts in Line 13 (excluding any cash collateralized Letters of Credit) and Line 15 above	$

C.	Lesser of Line A and Line B (Applicable Margin of 1.00%)	$

D.	Weighted Average of TL-based loans (Line C / Line B)%[1]

E.	Excess (if any) of Line B over Line C (Applicable Margin of 1.50%)	$

F.	Weighted Average of TMCL-based loans (Line E / Line B)%[1]

G.	Blended Rate ((Line D/100)*1.00 plus (Line F/100)*1.50)	1. %[2]

H.	The effective date of the Blended Rate in Line G (the “Adjustment Date”) is , 200 (insert the date of the delivery of this Borrowing Base Certificate to the Agent).

[1]	Lines D and F should total 100%
[2]	Lines G should result in a percentage between 1.00% and 1.50%

SCHEDULE 2 TO BORROWING BASE CERTIFICATE

Dated                      , 200

LIST OF EXCEPTIONS

Representations or warranties not true or accurate as of the date hereof:

Condition(s) or event(s) constituting an Event of Default or Potential Event of Default:

Period of existence:

Remedial action with respect to such condition or event:

EXHIBIT E

COMPLIANCE CERTIFICATE

(Textainer Limited and Textainer Group Holdings Limited)

Bank of America, N.A.

Mail Code: MA5-100-11-02

100 Federal Street

Boston, MA 02110

Attention: Matthew C. Correia

Telephone: 617-434-3663

Fax: 617-790-1354

Email: matthew.c.correia@bankofamerica.com

Re:	Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”) by and among Textainer Limited (“Borrower”), Textainer Group Holdings Limited (“TGH”) and Bank of America, N.A. (“BoA”) and each other lender whose name is set forth on the signature pages to the Agreement or which may hereafter execute and deliver an instrument of assignment pursuant to Section 11.11 of the Credit Agreement (any one individually, a “Bank,” and collectively, “Banks”), Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, and BoA as Agent, on behalf of the Banks.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. The capitalized terms used in this Compliance Certificate and not defined herein have the same meaning as given to them in the Credit Agreement.

Pursuant to Section 6.1(c) of the Agreement, the Borrower and TGH hereby certifies as follows:

1. The information furnished in Schedule 1 attached hereto was true, accurate and complete as of the last day of the fiscal quarter immediately preceding the date of this Compliance Certificate. The calculation of each item is subject to the more detailed description thereof set forth in the Credit Agreement.

2. The below identified Chief Financial Officer or Controller has reviewed the terms of the Credit Agreement and the Note and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by the financial statements attached hereto as Exhibit A delivered pursuant to Sections 6.1(a) or 6.1(b), as applicable, of the Credit Agreement;

3. Except as disclosed in Schedule 2 attached hereto, the representations and warranties set forth in Section 5 of the Credit Agreement are true, accurate and complete as of the date hereof; provided, however, that those representations and warranties expressly referring to another date shall be deemed to be made as of such date; and

4. Such review has not disclosed the existence during or at the end of such accounting period, and the Borrower does not have knowledge of the existence as of the date hereof, of any Event of Default or Potential Event of Default, except for such conditions or events listed on Schedule 2 attached hereto and incorporated herein by this reference, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this              day of             , 200    .

TEXTAINER LIMITED, a Bermuda company

By:

Printed Name:

Title:

TEXTAINER GROUP HOLDINGS LIMITED, a Bermuda company

By:

Printed Name:

Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Dated                     , 200

FINANCIAL COVENANTS OF BORROWER AND TGH

A.	MINIMUM CONSOLIDATED TANGIBLE NET WORTH (FOR TGH, ON A CONSOLIDATED BASIS) (SECTION 7.1)

1.	Consolidated Total Assets	$

2.	Consolidated Total Liabilities	$

3.	Consolidated Net Worth (Line A. 1 minus Line A.2)	$

4.	Consolidated Intangible Assets	$

5.	Consolidated Tangible Net Worth (Line A.3 minus Line A.4)	$

Minimum Consolidated Tangible Net Worth - TGH

6.	$180,339,000	$180,339,000

7.	Consolidated Net Income from and after December 31, 2005, without deducting for losses. (For example, if Consolidated Net Income for the first fiscal quarter of 2006 was $200,000 and a loss of $50,000 was incurred in the second fiscal quarter of 2006, $200,000 would be used for purposes of calculating this ratio at the end of the second fiscal quarter.)	$

8.	Forty percent (40%) of Line A.7	$

9.	The sum of Line A.6 plus Line A.8	$

B.	MAXIMUM CONSOLIDATED LEVERAGE RATIO (FOR TGH ON A CONSOLIDATED BASIS) (SECTION 7.2)

1.	Consolidated Funded Debt	$

2.	Consolidated Tangible Net Worth	$

3.	Line B.l divided by Line B.2

Maximum Consolidated Leverage Ratio - TGH 3.50:1.0

C.	MAXIMUM CONSOLIDATED LEVERAGE RATIO (FOR BORROWER, ON A CONSOLIDATED BASIS) (SECTION 7.2)

1.	Consolidated Funded Debt of Borrower	$

2.	Consolidated Tangible Net Worth of Borrower	$

3.	Line C.1 divided by Line C.2	$

Maximum Consolidated Leverage Ratio - Borrower

5.00:1.0

D.	MINIMUM CONSOLIDATED DEBT SERVICE RATIO (CALCULATED FOR TGH ON A CONSOLIDATED BASIS FOR THE QUARTER THEN ENDING PLUS THE THREE (3) FISCAL QUARTERS IMMEDIATELY PRECEDING SUCH FISCAL QUARTER) (SECTION 7.3)

1.	Consolidated Net Income	$

2.	Depreciation and amortization expense included in Line D.1	$

3.	The sum of Lines D.1 plus D.2	$

4.	Dividends paid to shareholders included in Line D.1	$

5.	Line D.3 minus Line D.4	$

6.	Current Obligations (either a. or b. below)	$

a.      Prior to the Conversion Date: All payments due on Consolidated Funded Debt within the next 12 months, excluding the Loans, but including the imputed principal portion of Capital Lease payments due within the next twelve (12) months, plus 10% of the principal balance of the Loans

$

	b. After the Conversion Date: All payments due on Consolidated Funded Debt within the next 12 months	$

7.	Line D.5 divided by Line D.6	:1.0

Minimum Consolidated Debt Service Coverage - TGH

1.10:1.0

E.	CONSOLIDATED INTEREST COVERAGE RATIO (CALCULATED FOR TGH ON A CONSOLIDATED BASIS FOR THE QUARTER THEN ENDING PLUS THE THREE (3) FISCAL QUARTERS IMMEDIATELY PRECEDING SUCH FISCAL QUARTER) (SECTION 7.4)

1.	Consolidated Net Income	$

2.	All interest expense for borrowed money including imputed interest expense on Capital Lease Obligations	$

3.	Operating lease expense for leases of equipment	$

4.	All expense for income taxes	$

5.	The sum of Lines E.1 - E.4	$

6.	All interest expense for borrowed money including imputed interest expense on Capital Lease Obligations (Line E.2 above)	$

7.	Operating lease expense for leases of equipment (Line E.3 above)	$

8.	The sum of Lines E.6- E.7	$

9.	Line E.5 divided by Line E.8	:1.0

Minimum Consolidated Interest Coverage Ratio - TGH

1.35:1.0

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Dated                     , 200

LIST OF EXCEPTIONS

Representations or warranties not true or accurate as of the date hereof:

Condition(s) or event(s) constituting an Event of Default or Potential Event of Default:

Period of existence:

Remedial action with respect to such condition or event:

EXHIBIT F

[GUARANTY AND PLEDGE AGREEMENT]

EXECUTION VERSION

THIRD AMENDED AND RESTATED

GUARANTY AND PLEDGE AGREEMENT

THIS THIRD AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Pledge Agreement”) is entered into as of January 31, 2007, by TEXTAINER GROUP HOLDINGS LIMITED, a Bermuda company having its registered office at Century House, 16 Par-la-ville Road, Hamilton HM 08, Bermuda (“Pledgor”), in favor of BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), not in its individual capacity, but solely as agent (in such capacity, the “Agent”) on behalf of (i) Bank of America, N.A. (f/k/a Fleet National Bank) (“BoA”), Fortis Capital Corp. (as assignee of Fortis Bank (Nederland N.V.)) (“Fortis”), and Wells Fargo Bank, N.A. (“Wells”) (as assignee of First Union National Bank (BoA, Fortis and Wells each being, individually, a “Bank” and, collectively, the “Banks”)), and (ii) each Bank that shall become a party to a Hedging Agreement, as defined below.

RECITALS

A. Textainer Limited, a Bermuda company, (“Borrower” or “TL”), Pledgor, Banks and Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time be amended, supplemented, modified or restated in accordance with its terms, the “Credit Agreement”), pursuant to which Banks have agreed to extend and make available to Borrower certain advances of money and other credit accommodations (the “Facility”) and may, from time to time, enter into various accommodations to minimize exposure to interest rate or foreign exchange rate risks (the “Hedging Agreements”).

B. Pledgor is the record and beneficial owner of (i) 100% of the issued and outstanding shares of Borrower (the “TL Shares”) and (ii) 100% of the issued and outstanding preference shares of Textainer Equipment Management Limited, a Bermuda company (“TEM”) (the “TEML Shares”) as such TL Shares and TEML Shares are described in Schedule I attached hereto, which Schedule I is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Pledge Agreement (the TL Shares and the TEML Shares, collectively the “Pledged Shares”).

C. Pledgor, as the beneficial and record owner of 100% of the TL Shares and as a party to the Credit Agreement, has obtained and will obtain substantial direct and indirect economic benefit from the Facility made available by Banks to Borrower pursuant to the Credit Agreement and from the Hedging Agreements.

D. In consideration of the agreement of Banks to amend and restate the Credit Agreement and to continue to make the Facility thereunder available to Borrower, Pledgor has agreed to execute and deliver this Pledge Agreement to Agent, on behalf of Banks.

E. Banks and Agent are relying upon the execution and delivery by Pledgor of this Pledge Agreement and the grant and pledge by Pledgor of the security interest contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and in order to induce Banks and Agent to amend and restate the Credit Agreement, to execute any Hedging Agreements, and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby represents, warrants, covenants and agrees as follows:

Section 1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement; provided, that “Proceeds”, when used herein, shall mean “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

Section 2. Guaranty.

2.1 Unconditional Guaranty. Pledgor hereby unconditionally, absolutely and irrevocably guarantees to Banks and Agent the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all Obligations and Hedging Obligations (as defined in the Security Agreement) (the Obligations, the Hedging Obligations and all other obligations and covenants to be performed by Pledgor under this Pledge Agreement shall hereinafter from time to time be collectively referred to as the “Guaranty Obligations”). The obligations of Guarantor hereunder are irrevocable, absolute and unconditional irrespective of the value, genuineness, regularity, validity or enforceability of the Guaranty Obligations or any other circumstance such might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

2.2 Joint and Several Liability. If any other Person in addition to Pledgor shall guarantee the Guaranty Obligations, all guarantors and their respective successors and assigns shall be jointly and severally liable therefor, notwithstanding any relationship or contract of co-obligation by or among such guarantors. Banks’ enforcement of the Guaranty Obligations is not conditioned upon Banks obtaining from any other Person a guaranty of all or any part of the Guaranty Obligations.

2.3 Separate Obligations. The obligations of Pledgor arising hereunder are independent of and separate from any and all obligations of Pledgor to Banks arising under the Credit Agreement, any Hedging Agreements, or any other Loan Document as may have been executed by Pledgor and delivered to Banks in connection therewith.

2.4 Transaction Under Prior Agreement. On the date hereof, the Second Amended and Restated Guaranty and Pledge Agreement, dated as of November 29, 2001 (the “Prior Agreement”) shall be amended and restated as provided in this Pledge Agreement and shall be superseded by this Pledge Agreement. The terms and conditions of this Pledge Agreement shall apply to all of the rights, obligations and remedies incurred by the Pledgor under the Prior Agreement, and the Pledgor agrees that this Pledge Agreement is not intended to constitute a discharge of the rights, obligations and remedies existing under the Prior Agreement, all of which are expressly ratified hereby.

Section 3. Payments. All payments to be made by Pledgor to Agent, on behalf of Banks and itself pursuant to the terms of this Pledge Agreement, shall be made in lawful money of the United States of America, in immediately available funds, to Agent at Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Matthew C. Correia, or such other address as Agent may hereafter specify to Pledgor in writing, and shall be accompanied by a notice from Pledgor stating that such payments are made under this Pledge Agreement.

Section 4. Pledge. As security for the Guaranty Obligations, Pledgor hereby pledges to Agent and Banks, and grants to Agent and Banks a first priority security interest in all of the Pledgor’s right, title and interest in and to (all of the following collectively, the “Pledged Collateral”):

(a) the Pledged Shares, the certificates representing the Pledged Shares, and all dividends, cash, instruments, options, warrants and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of, or in substitution or exchange for, any or all of the Pledged Shares;

(b) all rights and privileges with respect to the Pledged Shares;

(c) all additional preference shares of TEM or TL from time to time acquired by Pledgor in any manner (which additional preference shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional preference shares, and all dividends, cash, instruments, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such preference shares;

(d) all Transferred Assets (as defined in Section 6(a) hereof); and

(e) all Proceeds, income and payments of the foregoing.

In furtherance of the foregoing, this Pledge Agreement is intended to create a “fixed charge” on the Pledged Collateral under the laws of Bermuda. Pledgor hereby authorizes Agent to file any financing or continuation statement (including any amendment of any financing statement) with respect to the Pledged Collateral without the signature of Pledgor, which is required to secure or protect Banks’ and Agent’s interest in the Pledged Collateral.

Section 5. Delivery of Pledged Collateral. Pledgor shall deliver to Agent in accordance with the terms of the Credit Agreement on the date hereof (in such capacity, Agent shall act as Banks’ bailee in respect to the Pledged Collateral) all certificates or other instruments representing or evidencing all of the Pledged Shares, accompanied by appropriate duly executed instruments of transfer or assignment in blank. Except as specifically provided in Section 13, Pledgor shall receive all certificates, cash, instruments, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, in trust for Banks and shall immediately upon receipt deliver to Agent, on behalf of Banks, such certificates, cash, instruments, and other property and Proceeds, together with any necessary endorsement.

Section 6. Further Agreement; Power of Attorney; Rights of Agent and Banks.

(a) Pledgor agrees that, upon the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, Pledgor shall cause each and all of its Subsidiaries to transfer by means of dividends, loans, intercompany transfers or other means, to the maximum extent permitted by law, and, in the case of TMCL, to the maximum extent permitted by any agreement for Indebtedness for borrowed money to which TMCL is a party, other than such amounts necessary for operating expenses and Capital Lease Obligations in the Ordinary Course of Business, all cash or assets readily convertible into cash as well as all collections of any amounts due or to become due of each such Subsidiary to Pledgor (any sums so transferred shall be the “Transferred Assets”) to be used for the payments and reduction of the Guaranty Obligations. Pledgor further agrees to apply any such sums received to the payment of the Guaranty Obligations. At any time after the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, Pledgor shall assign its right, title, and interest, in and to the Transferred Assets to Agent, on behalf of Banks.

(b) The Pledgor hereby constitutes and irrevocably appoints the Agent with full power of substitution and revocation, as the Pledgor’s true and lawful attorney-in-fact, with the power, at any time during the continuation of an Event of Default with respect to the Guaranty Obligations (after giving effect to any applicable grace and/or cure period), to the full extent permitted by law, to affix to any certificates and documents representing the Pledged Collateral the instruments of transfer delivered with respect thereto, and to transfer or cause the transfer of the Pledged Collateral, or any part thereof, on the books of TEM or TL, as the case may be, or other entity issuing such Pledged Collateral, to the name of the Agent or any nominee, and thereafter to exercise with respect to such Pledged Collateral, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect the Agent’s interest in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the termination of this Pledge Agreement in accordance with Section 18 hereof.

(c) The Agent or any Bank may discharge any taxes, liens, security interests or other encumbrances levied or placed on the Pledged Collateral, and the amount of such payment, plus any and all fees, costs and expenses of the Agent and any Bank (including attorneys’ fees and disbursements) in connection therewith, shall, at the option of the Agent or such Bank, as appropriate, be reimbursed by the Pledgor on demand, with interest thereon from the date paid at the rate equal to two percent (2.0%) in excess of the Prime Rate.

(d) At any time and from time to time, upon the written request of Agent, and at the sole expense of Pledgor, Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable to obtain the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, (a) filing or cooperating with Agent in filing in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Pledged Collateral, regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the Uniform Commercial Code, and (ii) provide any other information required for the sufficiency or filing office acceptance of any financing statement or amendment (and in accordance therewith the Pledgor (x) agrees to furnish any such information to the Agent promptly upon the Agent’s request and (y) ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof), (c) filing or cooperating with Agent in filing any forms or other documents required to be filed in any foreign jurisdiction or under any international treaty, required to secure or protect Banks’ and Agent’s interest in the Pledged Collateral, (d) transferring the Pledged Collateral to Agent’s possession (if a security interest in such Collateral can be perfected by possession), and (e) without limiting the generality of the foregoing, Pledgor shall, at the Pledgor’s expense, take and cause to be taken all such actions as Agent may reasonably request in order to perfect and continue the perfection of the liens and security interests granted to Banks and Agent in the Pledged Collateral, including, without limitation, compliance with the laws and regulations of any state or county relating to the perfection of security interests. Pledgor also hereby authorizes Agent to file any such financing or continuation statement without the signature of Pledgor. If any amount payable under or in connection with any of the Pledged Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and note received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent immediately upon Pledgor’s receipt thereof.

Section 7. Absolute Guaranty. Pledgor agrees that the liability hereunder shall be the immediate, direct, and primary obligation of Pledgor and shall not be contingent upon Banks’ or Agent’s exercise or enforcement of any remedy it may have against Borrower or any other Person, or against the Pledged Collateral. Without limiting the generality of the foregoing, the Guaranty Obligations shall remain in full force and effect without regard to and shall not be impaired or affected by, nor shall Pledgor be exonerated or discharged by, any of the following events:

(a) Insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, death, liquidation, winding up or dissolution of Borrower, Pledgor or any other guarantor of the Guaranty Obligations;

(b) Any limitation, discharge, or cessation of the liability of Borrower, Pledgor or any other guarantor for the Guaranty Obligations due to any statute, regulation, or rule of law, or any invalidity or unenforceability in whole or in part of the Loan Documents or any other guaranty of the Guaranty Obligations;

(c) Any amalgamation, merger, acquisition, consolidation or change in structure of Borrower, Pledgor or any other guarantor of the Guaranty Obligations; or any sale, lease, transfer, or other disposition of any or all of the assets or shares of Borrower, Pledgor or any other guarantor of the Guaranty Obligations;

(d) Any assignment or other transfer, in whole or in part, of Banks’ and Agent’s interests in and rights under the Credit Agreement, any Hedging Agreement and this Pledge Agreement, including, without limitation, Banks’ and Agent’s right to receive payment of the Guaranty Obligations and the Guaranty Obligations; or any assignment or other transfer, in whole or in part, of Banks’ and Agent’s interests in and to the Collateral, the Pledged Collateral, or any other collateral security securing the Guaranty Obligations or the Transferred Assets;

(e) Any claim, defense, counterclaim, or setoff, other than that of prior payment or performance, that Borrower, Pledgor or any other guarantor of the Guaranty Obligations may have or assert, including, but not limited to, any defense of incapacity or lack of corporate or other authority to execute any documents relating to the Guaranty Obligations, the Guaranty Obligations or the Collateral, the Pledged Collateral, or any other collateral security for the Guaranty Obligations, or the Transferred Assets;

(f) Any cancellation, renunciation or surrender of any debt instrument evidencing the Guaranty Obligations, other than due to the complete prior and indefeasible payment or performance of such instrument;

(g) Banks’ or Agent’s amendment, modification, renewal or extension of any documents or agreements relating to the Credit Agreement, the Guaranty Obligations, the Guaranty Obligations, the Collateral, the Pledged Collateral, any Hedging Agreement, or any other collateral security for the Guaranty Obligations, the Transferred Assets, or Banks’ and Agent’s exchange, release, or waiver of any of the Pledged Collateral or any other collateral security for the Guaranty Obligations;

(h) Banks’ or Agent’s exercise or non-exercise of any power, right or remedy with respect to the Guaranty Obligations, the Guaranty Obligations, the Collateral, the Pledged Collateral, any other collateral security for the Guaranty Obligations, or the Transferred Assets, including, but not limited to, Banks’ compromise, release, settlement or waiver with or of Borrower, Pledgor or any other Person;

(i) Banks’ or Agent’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Guaranty Obligations, the Guaranty Obligations, the Collateral, the Pledged Collateral, any other collateral security for the Guaranty Obligations, or the Transferred Assets; or

(j) Any impairment or invalidity of the Collateral, the Pledged Collateral or any other collateral security for the Guaranty Obligations or any failure to perfect any of Banks’ and Agent’s Liens thereon or therein or any impairment or invalidity of the transfer of the Transferred Assets.

Section 8. Waivers. Pledgor expressly hereby agrees as follows:

8.1 General Waivers. Pledgor hereby expressly waives (a) diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting Borrower’s liability under the Loan Documents or the enforcement of this Pledge Agreement; (b) discharge due to any disability of Borrower; (c) any defenses of Borrower to obligations under the Loan Documents not arising under the express terms of the Loan Documents or from a material breach thereof by Banks or Agent which under the law has the effect of discharging Borrower from the Guaranty Obligations as to which this Pledge Agreement is sought to be enforced; (d) the benefit of any act or omission by Banks or Agent which directly or indirectly results in or aids the discharge of Borrower from any of the Guaranty Obligations by operation of law or otherwise; (e) all notices whatsoever, including, without limitation, notice of acceptance of this Pledge Agreement and the incurring of the Guaranty Obligations; and (f) any requirement that Banks and Agent exhaust any right, power or remedy or proceed against Borrower or any other security for, or any other guarantor of, or any other party liable for, any of the Guaranty Obligations or any portion thereof. Pledgor specifically agrees that it shall not be necessary or required, and Pledgor shall not be entitled to require, that Banks or Agent (i) file suit or proceed to assert or obtain a claim for personal judgment against Borrower for the Guaranty Obligations; (ii) make any effort at collection or enforcement of the Guaranty Obligations from Borrower; (iii) file suit or proceed to obtain or assert a claim for personal judgment against Pledgor or any guarantor or other party liable for the Guaranty Obligations; (iv) make any effort at collection of the Guaranty Obligations from any such party; (v) exercise or assert any other right or remedy to which Banks and Agent are or may be entitled in connection with the Guaranty Obligations or any security or guaranty relating thereto; or (vi) file or assert any claim against assets of Borrower before or as a condition of enforcing the liability of Pledgor under this Pledge Agreement.

Section 9. Representations and Warranties. Pledgor hereby represents and warrants to Banks and Agent as follows:

(a) The Pledged Shares are validly issued, fully paid for and non-assessable. The Pledgor is the owner of all of the authorized, issued and outstanding ordinary shares of TL, and the Pledgor is the owner of all of the issued and outstanding preference shares of TEM.

(b) The Pledgor is the sole legal owner of, and has good and marketable title to, the Pledged Shares, free and clear of all Liens other than the security interest created by this Pledge Agreement; the Pledgor has the unqualified right and authority to execute and perform this Pledge Agreement.

(c) No options, warrants or other agreements with respect to the Pledged Shares are outstanding; other than the Class C Shares of TEM, there are no preference shares or other classes of share capital of TL outstanding as of the Restatement Effective Date; and there are no other preference shares of TEM outstanding as of the Restatement Effective Date.

(d) Any consent, approval or authorization of or designation or filing with any authority, to the extent permitted by law, on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Pledge Agreement has been obtained or effected.

(e) Neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge Agreement:

(i) conflicts with or results in any breach or violation of any provision of the memorandum of association or bye-laws of the Pledgor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Pledgor;

(ii) conflicts with, constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of or contravenes any provision of, the Credit Agreement, any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor or any of its subsidiaries is a party or by which it or any of their properties is or may be bound or affected; or

(iii) results in or requires the creation of any Lien upon or in respect of any of the Pledgor’s assets except the Lien created by this Pledge Agreement.

(f) Upon the Pledgor’s delivery of the Pledged Shares to the Agent and registration of a charge under Bermuda law, the Agent, on behalf of the Banks, will have a valid, perfected first priority Lien on the Pledged Collateral, enforceable as such against all creditors of the Pledgor and against all Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

(g) This Pledge Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity.

(h) Except as set forth in the Credit Agreement, there is no action, suit or proceeding affecting the Pledgor pending or threatened before any court, arbitrator or Governmental Agency which may materially adversely affect the ability of Pledgor to perform its obligations under this Pledge Agreement.

(i) Pledgor is not insolvent as of the Restatement Effective Date and the incurrence of Pledgor’s obligations under this Pledge Agreement will not cause Pledgor (i) to become insolvent; (ii) to be left with unreasonably small capital for any business or transaction in which Pledgor is presently engaged or plans to be engaged; or (iii) to be unable to pay its debts as such debts mature.

(j) Pledgor warrants and represents to Banks and Agent that all representations and warranties contained in this Pledge Agreement shall be true, accurate and complete at the time of Pledgor’s execution of this Pledge Agreement and shall survive and have a continuing effect until the Guaranty Obligations have been paid or otherwise satisfied in full. Any misrepresentation or breach of any warranty whatsoever contained in this Section 9 shall be deemed material.

Section 10. Covenants of Pledgor. Pledgor covenants and agrees, until the Guaranty Obligations have been paid and performed in full or until Pledgor’s Guaranty Obligations under this Pledge Agreement have been otherwise terminated pursuant to Section 18 below, that:

(a) Without the prior written consent of the Requisite Banks, Pledgor shall not sell, assign, transfer, pledge, or otherwise encumber any of Pledgor’s rights in or to the Pledged Collateral or the Transferred Assets or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein.

(b) Pledgor shall, at Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action, and cause TEM to take all such action, as Banks and Agent from time to time may reasonably request in order to ensure to Banks and Agent the benefits of the Lien in and to the Pledged Collateral intended to be created by this Pledge Agreement and to effect the payment or transfer of the Transferred Assets to Banks and Agent.

(c) Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of Banks and Agent thereon and Banks’ and Agent’s rights in and to the Transferred Assets against the claim of any other Person.

(d) Pledgor shall, upon obtaining any additional preference shares of TEM or TL which are not already Pledged Collateral, promptly (and in any event within three (3) Business Days), deliver to the Agent or its designated bailee the certificates representing the additional preference shares which are to be pledged pursuant to this Pledge Agreement.

(e) The Pledgor will not take any action which would cause either TEM or TL to issue any preference shares (in the case of TL), any additional preference shares (in the case of TEM) or any other class of shares without the prior written consent of the Agent and all Banks in each instance.

(f) The Pledgor will not amend or consent to any amendment to the memorandum of continuance or the memorandum of association, as applicable, or bye-laws of TEM or TL without the prior written consent of the Agent and all Banks in each instance.

Section 11. Consents. Pledgor hereby consents that any or all of the following actions may be taken or things done without notice to Pledgor and without affecting the liability of Pledgor under this Pledge Agreement:

(a) The time for Borrower’s performance of or compliance with any of the Guaranty Obligations may be accelerated or extended or such performance or compliance may be waived by Banks and Agent (including, without limitation, the renewal, extension, acceleration or other change in the time of payment, or other terms of, the Guaranty Obligations, such as an increase or decrease in the rate of interest thereon);

(b) The terms of any of the Guaranty Obligations or any term or condition contained in any of the Loan Documents may be amended as provided for therein by Borrower and Banks and Agent for the purpose of adding any provisions thereto or changing in any manner the rights or obligations of Banks and Agent or of Borrower thereunder;

(c) Any collateral for all or any part of the Guaranty Obligations may be exchanged, surrendered or otherwise dealt with, and Banks’ and Agent’s interests thereunder may be released and may or may not be perfected, all as Banks and Agent in its sole discretion may determine;

(d) Banks and Agent may apply any collateral for the Guaranty Obligations and direct the order or manner of sale thereof, including, without limitation, a nonjudicial sale, as Banks and Agent may in their sole discretion determine, all without affecting the liability of Pledgor hereunder; and

(e) Any of the acts referred to in the Loan Documents may be performed, upon default thereunder, by or on behalf of Agent or the Banks.

Section 12. The Pledged Collateral. Pledgor acknowledges that it has, independently of and without reliance on Banks or Agent, made its own credit analysis of Borrower and performed its own legal review of this Pledge Agreement and the Loan Documents and is not relying on Banks and Agent with respect to any of the aforesaid items. Pledgor agrees to keep itself adequately informed from such means of any facts, events or circumstances which might in any way affect Pledgor’s risks hereunder. Banks and Agent makes no representation of its interest in, or the priority or perfection of Banks’ and Agent’s interest in and to, any of the Pledged Collateral.

Section 13. Pledgor’s Rights. So long as no Event of Default shall have occurred and be continuing:

(a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement and the Credit Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Banks and Agent in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of Borrower or TEM; (ii) the amalgamation, consolidation or merger of Borrower or TEM with any other Person; (iii) a change in the domicile or the reincorporation or other reorganization of Borrower or TEM; (iv) the sale, disposition, or encumbrance of all or substantially all of the assets of Borrower or TEM; (v) any change in the authorized number of shares, the stated capital, or the authorized share capital of Borrower or TEM or the issuance of any additional shares of Borrower or TEM; or (vi) the alteration of the voting rights with respect to Borrower’s shares or TEML’s shares; and

(b) Pledgor shall be entitled, from time to time, and subject to the terms of this Pledge Agreement and the Loan Documents to collect and receive for Pledgor’s own use, and shall not be required to pledge pursuant to Section 4, any cash dividends paid in respect of the Pledged Shares, except: (i) cash dividends prohibited under the Credit Agreement or any other Loan Document; and (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution; provided, however, that until actually paid, all rights to any such permitted dividends shall remain subject to the Lien created by this Pledge Agreement. All dividends (other than such cash dividends as are permitted to be paid to such Pledgor in accordance with this clause (b)) and all other distributions in respect of any of the Pledged Shares of Pledgor whenever paid or made, shall be delivered to Banks and Agent to hold as Pledged Collateral and shall, if recovered by Pledgor, be received in trust for the benefit of Banks and Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Banks and Agent as Pledged Collateral.

Section 14. Certain Rights. Agent and Banks may pursue their rights and remedies under this Pledge Agreement against Pledgor and shall be entitled to payment hereunder notwithstanding (a) any action taken by Agent or Banks to enforce any rights or remedies of any of them under the Pledge Agreement or (b) any payment received under the Pledge Agreement. In pursuing their rights under this Pledge Agreement, Banks and Agent need not join Pledgor in any suit against Borrower or join Borrower in any suit against Pledgor.

Section 15. Continuing Guaranty and Pledge. This Pledge Agreement shall be a continuing guaranty and pledge and any other guarantors of all or a portion of the Obligations may be released without affecting the liability of Pledgor hereunder.

Section 16. Indemnity. In addition to and without limiting or impairing in any manner whatsoever Pledgor’s other obligations under this Pledge Agreement, Pledgor agrees to indemnify Agent and Banks, and each of them, from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge), except claims, losses or liabilities resulting from such Person’s gross negligence or willful misconduct.

Section 17. Defaults and Remedies.

17.1 Events of Default. It shall be an “Event of Default” hereunder upon the occurrence of any one or more of the following events:

(a) The occurrence of an Event of Default under or as defined in the Credit Agreement; or

(b) My representation, warranty, or covenant of Pledgor made under this Pledge Agreement is breached in any material respect, or proves to be inaccurate, untrue or incomplete in any material respect; or

(c) The commencement by Pledgor of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the consent by Pledgor to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent or other similar official for Pledgor for any substantial part of its properties; or the making by Pledgor of any assignment for the benefit of creditors; or the taking of any action by or on behalf of Pledgor in furtherance of any of the foregoing; or

(d) The filing of a petition with a court having jurisdiction over Pledgor to commence an involuntary case for Pledgor under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator, or other similar official for Pledgor for any substantial part of its properties; or any substantial part of Pledgor’s property is subject to any levy, execution, attachment, garnishment or temporary protective order and the failure to obtain the dismissal of such petition or appointment or the continuance of such decree or order unstayed and in effect for or within a period of sixty (60) days from the date of such filing, appointment, or entry or such order or decree.

17.2 Remedies. Upon the occurrence of an Event of Default and so long as the same shall be continuing:

(a) All or any portion of the Guaranty Obligations may, at the option of Banks and Agent and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

(b) Agent, on behalf of Banks, is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing

Pledged Shares for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell, in one or more sales after seven (7) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Agent the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so (which appointment is coupled with an interest); provided, however, Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as Agent may reasonably select, and Agent, on behalf of Banks or for itself, or Banks may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its or their own right free from any claim of Pledgor or any right of redemption. If at any time when the Banks and Agent shall determine to exercise their right to sell all or any part of the Collateral, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Banks and Agent may, in their sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Banks and Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Banks and Agent, in their sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Banks and Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price which they, in their sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid. Except as otherwise herein specifically provided, Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.

(c) In the event of any sales hereunder, Agent shall, after deducting all costs or expenses of every kind (including, without limitation, reasonable attorneys’ fees, costs and other legal expenses) for care, safekeeping, collection, sale, delivery, or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Guaranty Obligations in accordance with the agreements and instruments governing and evidencing such Guaranty Obligations, returning the surplus, if any, to Pledgor.

(d) Upon any sale of the Collateral by the Banks and Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Banks or Agent or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Banks or Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

(e) Nothing herein shall be construed to make the Banks or Agent liable as a member of any limited liability company or as a partner of any partnership and neither the Banks nor the Agent by virtue of this Pledge Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any company, limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Banks and Agent shall become the absolute owner of Collateral consisting of a company or limited liability company interest or a partnership interest pursuant hereto, this Pledge Agreement shall not be construed as creating a partnership or joint venture among the Banks, Agent, Pledgor and/or any other Person.

(f) Except as provided in the last sentence of paragraph (c) of this Section 17.2, the Banks and Agent, by accepting this Pledge Agreement, did not intend to become members of any company, limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to Pledgor, any company, limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred.

(g) The Banks and Agent shall not be obligated to perform or discharge any obligation of Pledgor as a result of the pledge hereby effected.

(h) The acceptance by the Banks and Agent of this Pledge Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Banks or Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Section 18. Termination. Immediately following the full, complete and indefeasible payment and performance of all the Guaranty Obligations, Banks and Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Pledge and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof, and, except as otherwise provided herein (including Section 19 below), all of Pledgor’s obligations hereunder shall at such time terminate.

Section 19. Reinstatement. To the extent permitted by applicable law, this Pledge Agreement shall remain in full force and effect and continue to be effective if at any time payment and performance of Borrower’s Obligations or the Guaranty Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of Borrower’s Guaranty Obligations or the Guaranty Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, Borrower’s Guaranty Obligations or the Guaranty Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned. Pledgor agrees to execute whatever documents are required at the time of such reinstatement and take or cause TEM or Borrower to take any action as Banks and Agent may reasonably request in order to ensure to Banks and Agent the benefits of the Lien in and to the Pledged Collateral and, if necessary, the reinstatement of such Lien.

Section 20. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Guaranty Obligations or the release of Pledgor or discharge of Borrower or Pledgor from the performance of any of the Guaranty Obligations shall release or discharge Pledgor from this Pledge Agreement.

Section 21. Insolvency. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other proceeding affecting Borrower or Pledgor or the disaffirmance of any of the Loan Documents, or Pledgor’s obligations hereunder in any such proceeding, shall not release or discharge Pledgor from this Pledge Agreement.

Section 22. Miscellaneous.

22.1 Entire Agreement. This Pledge Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

22.2 Notices. Except as otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Pledgor.

TEXTAINER GROUP HOLDINGS LIMITED

Century House

16 Par-la-Ville Road

Hamilton HM HX

Bermuda

Attention: Executive Vice President - Asset Management

Telephone No. (441) 292-2487

Telecopy No. (441) 295-4164

With copies to:

TEXTAINER MANAGEMENT LIMITED

16 Par-la-Ville Road

Hamilton HM HX

Bermuda

Attention: Executive Vice President - Asset Management

Telephone No. (441) 292-2487

Telecopy No. (441) 295-4164

TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED

650 California Street

16th Floor

San Francisco, CA 94108

Attention: Executive Vice President - Asset Management

Telephone No.: (415) 658-8363

Telecopy No.: (415) 434-0599

If to Agent:	BANK OF AMERICA, N.A. 100 Federal Street Boston, MA 02110 Attn: Matthew C. Correia Telephone No. (617) 434-3663 Telecopy No. (617) 790-1354

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

22.3 No Waiver, Amendments. No failure on the part of Banks and Agent to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Pledge Agreement may not be amended or modified except by written agreement between Pledgor and Banks and Agent, and no consent or waiver hereunder shall be valid unless in writing and signed by Banks and Agent.

22.4 Severability. If any provision of this Pledge Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible under applicable law.

22.5 Expenses. In addition to its guaranty hereunder of the Guaranty Obligations, Pledgor hereby agrees to pay all costs, including, without limitation, attorneys’ fees, paid or incurred by Agent and Banks in collecting or enforcing any or all of the Guaranty Obligations or in connection with the enforcement of this Pledge Agreement.

22.6 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Agent and Banks are hereby authorized at any time, and from time to time, without prior notice to Pledgor (any such prior notice being expressly waived by the Pledgor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent or any Bank or any of their affiliates to or for the credit of the account of Pledgor (exclusive of deposits in accounts expressly held in the name of third parties) against any and all of the Guaranty Obligations of Pledgor to Agent and Banks now or hereafter existing under this Pledge Agreement and the Loan Documents, irrespective of whether or not Agent or Banks shall have made any demand under this Pledge Agreement or the Loan Documents and although such obligations may be unmatured Agent and Banks agree promptly to notify Pledgor after any such set-off and application made by Agent or Banks; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent and Banks under this Section 22.6 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which Agent and Banks may have under this Pledge Agreement or any of the other Loan Documents. Pledgor grants to Agent, for the benefit of Banks, a security interest in any and all such deposit accounts as collateral security for the satisfaction of the Guaranty Obligations, provided that such security interest shall not preclude Pledgor from withdrawing funds in the ordinary course from any such account prior to the occurrence of an Event of Default.

22.7 Assignment; Governing Law. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Agent and Banks and their respective successors and assigns, except that Pledgor shall not have the right to assign its rights hereunder or any interest herein unless authorized by a writing executed in accordance with the provisions of the Credit Agreement. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS; PROVIDED THAT SECTIONS 5-1401

AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, FURTHER, IN THE EVENT THAT, BY REASON OF MANDATORY PROVISIONS OF LAW, MATTERS WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN THE PLEDGED SHARES ARE GOVERNED BY THE LAW IN EFFECT IN A JURISDICTION OTHER THAN THE STATE OF NEW YORK, THE LAW IN EFFECT IN SUCH OTHER JURISDICTION FOR PURPOSES RELATING TO SUCH MATTERS SHALL CONTROL TO THE EXTENT THAT THE APPLICATION OF SUCH LAW SUPPORTS THE VALIDITY, PERFECTION, ENFORCEABILITY AND PRIORITY OF EACH SECURITY INTEREST GRANTED HEREUNDER.

22.8 Consent to Jurisdiction. THE PLEDGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS, AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY AGENT OR ANY BANK IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE

MANNER SPECIFIED IN SECTION 13 HEREOF. NOTHING IN THIS SECTION 22.8 SHALL AFFECT THE RIGHT OF AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS. NOTHING CONTAINED IN THIS PLEDGE AGREEMENT SHALL LIMIT OR AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO START LEGAL PROCEEDINGS RELATED TO ANY OF THE LOAN DOCUMENTS AGAINST THE PLEDGOR OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY JURISDICTION.

22.9 Waiver of Jury Trial. PLEDGOR HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. PLEDGOR HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

22.10 Headings. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof.

22.11 Pledgor Receipt. The Pledgor acknowledges receipt of a copy of this Pledge Agreement.

22.12 Judgment Currency. Pledgor hereby irrevocably consents to the denomination of any judgment entered by any court in relation to the Pledge Agreement in the currency of the United States of America. Should a judgment be rendered in a currency other than that of the United States of America, Pledgor hereby agrees that the amount of any judgment so rendered shall be converted, as of the date of the judgment, into United States Dollars at the rate then quoted by Agent for the purchase of United States Dollars in the judgment currency. All payments shall then be made in currency of the United States of America. At the sole option of the Requisite Banks, if a judgment rendered in a currency other than currency of the United States is appealed or stayed, the amount of the judgment may be converted into United States Dollars as of the date an order is entered in the appeal or the stay is terminated rather than the date of the initial judgment. If, for whatever reason, conversion of all or part of the judgment amount into United States Dollars is not possible on the date such conversion is attempted, Pledgor shall remain liable for the full amount of the judgment and any deficiencies that result from conversion to United States currency at a later date.

22.13 Waiver of Specific Rights. Pledgor hereby irrevocably waives and releases:

(a) ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF BORROWER, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY SUCH PAYMENTS MADE OR OBLIGATIONS PERFORMED;

(b) ANY AND ALL RIGHTS THAT WOULD RESULT IN PLEDGOR BEING DEEMED A “CREDITOR” UNDER THE UNITED STATES BANKRUPTCY CODE OF BORROWER OR ANY OTHER PERSON, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED BY PLEDGOR; AND

(c) ANY CLAIM, RIGHT OR REMEDY WHICH PLEDGOR MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST BORROWER THAT ARISES HEREUNDER AND/OR FROM THE PERFORMANCE BY PLEDGOR HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CLAIM, REMEDY OR RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF ANY BANK OR AGENT AGAINST BORROWER OR ANY COLLATERAL SECURITY WHICH THE BANKS OR AGENT NOW HAVE OR MAY HEREAFTER ACQUIRE, WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

22.14 Direction of Agent. Any actions taken by the Agent under this Pledge Agreement may be as directed by (i) at any time when any Obligations are outstanding or any Commitments under the Credit Agreement exist, the Requisite Banks (or, to the extent provided in the Credit Agreement, each of the Banks) and (ii) at any time after all of the Obligations have been paid and performed in full and the Commitments of all Banks under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the aggregate outstanding Hedging Obligations (taken together) from time to time.

IN WITNESS WHEREOF, Pledgor has caused this Guaranty and Pledge Agreement to be duly executed as of the date first written above.

TEXTAINER GROUP HOLDINGS LIMITED

By:

Printed Name:

Title:

ACKNOWLEDGED AND AGREED:

TEXTAINER EQUIPMENT MANAGEMENT LIMITED

By:

Printed Name:

Title:

TEXTAINER LIMITED

By:

Printed Name:

Title:

APPROVED AND ACCEPTED:

AGENT:

BANK OF AMERICA, N.A.

By:

Printed Name:

Title:

IN WITNESS WHEREOF, Pledgor has caused this Guaranty and Pledge Agreement to be duly executed as of the date first written above.

TEXTAINER GROUP HOLDINGS LIMITED

By:

Printed Name:

Title:

ACKNOWLEDGED AND AGREED:

TEXTAINER EQUIPMENT MANAGEMENT LIMITED

By:

Printed Name:

Title:

TEXTAINER LIMITED

By:

Printed Name:

Title:

APPROVED AND ACCEPTED:

AGENT:

BANK OF AMERICA, N.A.

By:

Printed Name:

Title:

EXHIBIT G

[OPINION OF BORROWER’S BERMUDA COUNSEL]

31 January 2007

Bank of America, NA. as Agent and for itself

100 Federal Street

Boston, MA 02110

USA

Attention: Matthew C. Correia

Fortis Capital Corp.

Two Embarcadero Center – Suite 1330

San Francisco, CA 9411

USA

Attention: Menno van Lacum

Wells Fargo Bank, N.A.

420 Montgomery Street, 9th Floor

San Francisco, CA 94104

USA

Attention: Max Gloger

Dear Sirs:

Textainer Limited (“TL”) and Textainer Group Holdings Limited (“TGH”) (each a “Company” and together the “Companies”)

We have acted as special legal counsel in Bermuda for the Companies in connection with renewal of TL’s credit facility.

For the purposes of giving this opinion, we have examined electronic executed copies of the following documents:

(i)	a Third Amended and Restated Credit Agreement dated as of 31 January 2007 between TL, TGH, Bank of America N.A. (“BofA”) as successor to Fleet National Bank, Fortis Capital Corp. (“Fortis’), Wells Fargo Bank, N.A. (“Wells”) (collectively the “Banks”), Banc of America Securities LLC as sole lead arranger and sole book manager, and BofA as Agent on behalf of the Banks;

(ii)	a Second Amended and Restated Security Agreement dated as of 31 January 2007 between TL and BofA as Agent;

(iii)	a Third Amended and Restated Guaranty and Pledge Agreement dated as of 31 January 2007 between TGH and BofA as Agent;

(iv)	a Second Amended and Restated Consent and Agreement dated as of 31 January 2007 among Textainer Equipment Management Limited, TL, and BofA as Agent, and the Banks;

(v)	a Promissory Note dated as of 31 January 2007 in the principal amount of $25,000,000 executed by TL in favour of BofA;

(vi)	a Promissory Note dated as of 31 January 2007 in the principal amount of $25,000,000 executed by TL in favour of Fortis; and

(vii)	a Promissory Note dated as of 31 January 2007 in the principal amount of $25,000,000 executed by TL in favour of Wells.

The documents listed in items (i) through (vii) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of each of the Companies, each certified by the Secretary of the respective Company on both of 18 December 2006 and 31 January 2007, unanimous written resolutions of their respective boards of directors each dated 29 January 2007 each certified by the Secretary of the respective Company on 31 January 2007 (together, the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Companies, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Companies, and the physical delivery by each of the Companies of the Documents to which it is a party with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (g) that each of TL and TGH is entering into the Documents to which it is a party pursuant to its business of purchasing, owning, managing, operating, leasing and selling any equipment used in the transportation industry and its business of acting as an investment and holding company; (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; (i) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms; (j) the validity and binding effect under the Foreign Laws of the submission by the Companies pursuant to the Documents to the non-exclusive jurisdiction of the state and federal courts located in New York County, of the State of New York (the “Foreign Courts”); (k) that none of the parties to the Documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses; (l) that on the date of entering into the Documents each of the Companies, is and after entering into the Documents will be able to pay its liabilities as they become due.

The obligations of the Companies under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Companies or either of them.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Each of the Companies is duly incorporated and existing under the laws of Bermuda.

2.	Each of the Companies has the necessary corporate power and authority to enter into and perform its obligations under the Documents to which it is a party. The execution and delivery of the Documents to which it is a party by each Company and the performance by each Company of its obligations thereunder will not violate the memorandum of association or bye-laws of either of the Companies nor any applicable law, regulation, order or decree in Bermuda.

3.	Each of the Companies has taken all corporate action required to authorise its execution, delivery and performance of the Documents to which it is a party. Such

Documents have been duly executed and delivered by or on behalf of such Company, and constitute the valid and binding obligations of such Company in accordance with the terms thereof.

4.	No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

5.	It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of a Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the question of whether they create such an interest in property would be determined under the Foreign Laws.

6.	The Documents will not be subject to ad valorem stamp duty in Bermuda.

7.	Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 conducted at 11:00 a.m. on 31 January 2007 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are 6 charges registered on the assets of TL and there are 6 charges registered on the assets of TGH.

8.	Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at 9:00 a.m. on 31 January 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against any of the Companies, nor any legal or governmental proceedings pending in Bermuda to which any of the Companies is subject.

9.	None of the parties to the Documents, other than the Companies, will be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Documents by such person.

10.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon each of the Companies.

11.	The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against a Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of Bermuda; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (f) there is due compliance with the correct procedures under the laws of Bermuda.

Yours faithfully,

Conyers Dill & Pearman

EXHIBIT H

[OPINION OF BORROWER’S NEW YORK COUNSEL]

January 31, 2007

Bank of America, N.A., as Administrative Agent

for the Lenders Party to the Credit Agreement

Referred to Below

The Lenders Party to the

Credit Agreement Referred to Below

Re:	Textainer Limited

Mesdames and Gentlemen:

We have acted as counsel for Textainer Limited (the “Borrower”) and Textainer Group Holdings Limited (“TGH”) in connection with the transactions contemplated by the Credit Agreement (the “Credit Agreement”), dated as of January 31, 2007, among the Borrower, TGH, the Lenders party thereto (each a “Lender” and, collectively, the “Lenders”), Banc of America Securities, LLC, as sole lead arranger and sole book manager, and Bank of America, N.A., as agent (in such capacity, the “Agent”). The Borrower and TGH are hereinafter collectively referred to as the “Obligors”. This opinion is furnished to the Agent and the Lenders pursuant to Section 8.1(j) of the Credit Agreement.

All capitalized terms used and not defined herein have the same meanings herein as set forth in the Credit Agreement.

We have examined originals or copies of the following documents, all dated as of January 31, 2007, unless otherwise indicated (items (i) through (vi) below being referred to herein as the “Documents”):

(i)	the Credit Agreement;

(ii)	the Notes executed by the Borrower in favor of the Lenders;

(iii)	the Security Agreement;

(iv)	the Guaranty and Pledge Agreement;

(v)	the Pledge Agreement dated as of November 29, 2001 (the “TMCL Pledge Agreement”);

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(vi)	the Second Amended and Restated Consent and Agreement; and

(vii)	two Uniform Commercial Code financing statements, copies of which are attached hereto as Exhibit A (the “Financing Statements”), each naming one of the Obligors as debtors, and the Agent as secured party, to be filed with the office of the District of Columbia Recorder of Deeds (the “DC Recorder of Deeds”).

In addition, we have examined executed copies of certificates of officers of the Obligors, each dated as of January 31, 2007 (the “Officer’s Certificates”). We have also examined such records, documents, certificates of public officials and of the Obligors, made such inquiries of officials of the Obligors, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

In making our examination of the Documents, we have assumed that (i) each party to the Documents is duly organized, validly existing, and in good standing under the jurisdiction of its incorporation or organization, (ii) each party to the Documents has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered the Documents, (iii) the execution, delivery and performance of the Documents does not violate or result in a breach of, the charter, articles of incorporation, certificate of organization, bylaws or other organizational documents of such party, and (iv) the Documents constitute the valid and binding obligation of each such party (other than the Obligors).

We express no opinion as to (i) any security interest except to the extent Articles 8 and 9 of the New York Uniform Commercial Code (“NYUCC”) and Article 9 of the District of Columbia Uniform Commercial Code (“DCUCC”) are applicable thereto, (ii) the state of title to the collateral (the “Collateral”) described in the Security Agreement, the Guaranty and Pledge Agreement and the TMCL Pledge Agreement (the “Security Documents”) or the Financing Statements, or the creation, attachment, perfection, priority or enforcement of any security interest in any such Collateral, except as expressly stated in this opinion letter, (iii) the accuracy of the description of such Collateral in the Security Documents or in the Financing Statements, or (iv) a security interest in any such Collateral to the extent the creation, attachment, perfection or enforcement of such security interest is prohibited or restricted (by a requirement of consent or otherwise) by agreement or by law, except to the extent rules provided in NYUCC §§ 9-406 through 9-409 or DCUCC 9-406 through 9-409 apply and are given effect.

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In rendering our opinions expressed in paragraph (g), we have assumed that the Obligors are deemed “located” in Bermuda for purposes of NYUCC section 9-307 (a matter as to which we express no opinion), and that the law of Bermuda does not “generally require information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording, or registration system as a condition or result of the security interest’s obtaining priority,” and that, accordingly, under the NYUCC the local law of the District of Columbia governs the perfection of a nonpossessory security interest in the relevant Collateral of the Obligors.

Our opinion in paragraph (b) below is based solely upon the knowledge we have obtained from the Officer’s Certificates and our review of the agreements and orders described therein. We have made no independent investigation as to whether such certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.

In rendering our opinions expressed in paragraph (b), as to agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, we assume that such agreements are governed by the law of New York for purposes of the opinion expressed in such paragraph. In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such agreements.

Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Obligors in connection with the matter described in the first paragraph hereof, none of the partners and associates of this Firm who have given substantive attention to the Documents and the preparation and negotiation thereof has acquired actual knowledge of the existence or absence of such facts. Please be advised that other attorneys of the firm have represented and continue to represent the Obligors on other matters.

We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Obligors.

We have assumed for purposes of our opinions that, at all times relevant to our opinions, the Obligors have, or have the power to transfer, “rights” in the Collateral within the meaning of NYUCC § 9-203.

For purposes of the opinion set forth in paragraphs (h) and (i) below, we have assumed that each of the “Pledged Shares” of the Borrower and TEM described in Schedule I of the Guaranty and Pledge Agreement and each of the “Pledged Shares” of TMCL described in the TMCL Pledge Agreement (collectively, the “Securities”) is a “certificated security” within the meaning of NYUCC § 8-102, and we express no opinion as to the effect of any rule adopted by a clearing corporation (as defined in NYUCC § 8-102) of the type described in NYUCC § 8-111.

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The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

(1)	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(2)	Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Documents is not material.

(3)	Certain provisions of the Documents may be unenforceable in whole or in part under the laws of the State of New York, but, in our opinion, such laws do not make the remedies afforded by the Documents inadequate for the practical realization of the principal benefits intended to be afforded by the Documents.

(4)	The effect of judicial decisions permitting the introduction of extrinsic evidence to supplement the terms of the Documents or aid in the interpretation of the Documents.

(5)	We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party.

(6)	We express no opinion as to compliance or noncompliance of any Persons with applicable federal or state securities laws, including the Investment Company Act of 1940, as amended, or as to the effect of noncompliance on the opinions rendered herein.

(7)	We express no opinion as to the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible.

(8)	The enforceability by the Agent of its security interest in the Collateral under the Collateral Documents consisting of rights under contracts may be subject to the terms of those contracts or other contracts between any Obligor and other parties thereto and claims or defenses of such other parties against such Obligor.

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(9)	Our opinions with respect to security interests in “proceeds” (as defined in NYUCC § 9-102 and DCUCC § 9-102) are limited to the extent set forth in NYUCC § 9-315 and DCUCC § 9-315.

(10)	The effect of any provision of the Documents waiving or varying the rules referred to in NYUCC § 9-602, or disclaiming or limiting the obligations of good faith, diligence, reasonableness and care prescribed in NYUCC § 1-102(3).

(11)	We express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

(12)	We express no opinion as to whether the provisions of the Documents under which the Obligors submit to the jurisdiction of one or more New York courts or federal courts located in the State of New York are subject to the application of the doctrine of forum non conveniens or a similar statutory principle or as to the subject matter jurisdiction of the federal courts located in the State of New York to adjudicate any dispute under the Documents.

(13)	We express no opinion as to the enforceability of provisions of the Documents which purport to establish evidentiary standards or to make determinations conclusive or powers absolute.

(14)	We express no opinion as to the circumstances under which rights of setoff may be exercised.

(15)	We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

(16)	We express no opinion as to whether New York Gen. Oblig. Law § 5-1401 operates to preclude consideration of a public policy of any jurisdiction other than the State of New York having a substantial relationship to the transactions contemplated by the Documents in determining the enforceability of the choice of law provision contained in the Documents as it relates to any particular provision of the Documents, or as to the effect of such consideration on the opinion expressed in paragraph (a) hereof.

(17)	Our opinions in paragraphs (k) and (l) are limited to laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated in the

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Credit Agreement and to business corporations generally, and our opinions do not extend to licenses, permits and approvals necessary for the conduct of any Obligor’s business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any pension, employee benefit or tax laws, any land use, environmental or similar law, any state or federal antitrust law, Federal Reserve Board margin regulations, any labor laws, any laws governing the regulation of utilities, or any local law.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	The Documents constitute valid and binding obligations of the Obligors, enforceable against such Obligors in accordance with their respective terms.

(b)	The execution, delivery and performance of the Documents by the Obligors will not violate or result in a breach of any of the terms of or constitute a default under or (except as contemplated in the Documents) result in the creation of any lien, charge or encumbrance on any property or assets of any Obligor, pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement or order described in the Officer’s Certificates.

(c)	The Security Agreement is effective to create in favor of the Agent (for the benefit of the Lenders) an enforceable security interest in the rights of the Borrower in the Collateral thereunder, as security for the Obligations.

(d)	The Guaranty and Pledge Agreement is effective to create in favor of the Agent (for the benefit of the Lenders) an enforceable security interest in the rights of TGH in the Collateral thereunder, as security for the Obligations.

(e)	The TCML Pledge Agreement remains effective to create in favor of the Agent (for the benefit of the Lenders) an enforceable security interest in the rights of the Borrower in the Collateral thereunder, as security for the Obligations.

(f)	Each Financing Statement is in appropriate form for filing as a financing statement with the DC Recorder of Deeds pursuant to the DCUCC.

(g)	Upon the filing of the Financing Statements with the DC Recorder of Deeds, the Agent will have a perfected security interest (for the benefit of the Lenders) securing the Obligations in the Obligors’ rights in that part of the Collateral under the Security Agreement, the Guaranty and Pledge Agreement and the TMCL Pledge Agreement in which a security interest can be perfected by the filing of a financing statement in the District of Columbia.

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(h)	At such time as the Agent acquires possession of the certificates representing the Securities pledged under the Guaranty and Pledge Agreement in the State of New York pursuant to the Guaranty and Pledge Agreement issued or indorsed to the Agent or in blank by an effective indorsement (within the meaning of NYUCC § 8-107) or accompanied by undated share transfer forms with respect thereto duly indorsed in blank by an effective indorsement, the Agent will have a perfected security interest (for the benefit of the Lenders) in the rights of TGH in such Securities, as security for the Obligations.

(i)	At such time as the Agent acquires possession of the certificates representing the Securities pledged under the TMCL Pledge Agreement in the State of New York pursuant to the TMCL Pledge Agreement issued or indorsed to the Agent or in blank by an effective indorsement (within the meaning of NYUCC § 8-107) or accompanied by undated share transfer forms with respect thereto duly indorsed in blank by an effective indorsement, the Agent will have a perfected security interest (for the benefit of the Lenders) in the rights of the Borrower in such Securities, as security for the Obligations.

(j)	To our knowledge, no litigation or proceeding of or before any court, arbitrator or governmental agency is pending or threatened in writing by or against any Obligor or its properties which seeks to challenge the validity or enforceability of the Documents or which seeks to prevent the consummation of the transactions contemplated by any of the Documents.

(k)	Except for such filings or other actions as may be necessary in connection with the perfection of security interests in the Collateral granted by the Obligors to the Agent (for the benefit of the Lenders) (as to which we express no opinion in this paragraph (k)) and as may be required in connection with the disposition of the Securities by applicable U.S. Federal and state securities laws affecting the offering and sale of securities generally, no registration with, consent or approval of, notice to, or other action by, any governmental entity of the State of New York, or any U.S. Federal governmental entity, is required on the part of the Obligors for the execution, delivery or performance by the Obligors of the Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

(l)	The execution, delivery and performance of the Documents by the Obligors will not violate provisions of any New York or U.S. Federal law, rule or regulation applicable to the Obligors.

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We advise you that the continued perfection of the security interest referred to in paragraph (g) above will depend upon the filing of periodic continuation statements relating to the Financing Statements in accordance with the DCUCC. We express no opinion as to the effect of the failure to file any such continuation statement, of the filing of any amendment of or termination statement for the Financing Statements, of any change in any Obligor’s name, form of organization, jurisdiction of organization, or other circumstance set forth in NYUCC §§ 9-316, 9-507 or 9-508, or in DCUCC §§9-316, 9-507 or 9-508, respectively, or of any change in the characterization of any Collateral for purposes of the NYUCC or the DCUCC.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York and the District of Columbia and the federal laws of the United States, which are in effect on the date hereof. Our opinion in paragraph (a) as to the validity, binding nature and enforceability of the Documents is expressed only under New York law. We express no opinion as to the New York choice of law provision contained in the Documents.

This opinion is solely for the benefit of the Agent and any Lender party to the Credit Agreement as of the date hereof, and may not be relied upon by any other Person, nor may copies be delivered to any other Person, without our prior written consent, except that (i) copies may be furnished to any Eligible Assignees or Participants pursuant to the terms of Section 11.11 of the Credit Agreement and such Persons may rely hereon, and (ii) copies may be furnished to regulatory authorities having jurisdiction over the Agent, the Lenders or any Eligible Assignees or Participants of the Lenders. Notwithstanding the foregoing grant of permission to an Eligible Assignee to rely on this opinion, we express no opinion with respect to the effect of the Eligible Assignee’s failure to comply with any legal requirement in order for it to enforce the Documents. We express no opinion as to the enforceability of the Documents by a Participant.

This opinion is rendered only on and as of the date hereof, and we disclaim any obligation to advise the Agent, the Lenders, the Eligible Assignees or any Participants of any statute, rule or regulation, any judicial or administrative decision, or any other event or occurrence following the date of this opinion which might have an effect upon or otherwise relate to any of the opinions set forth herein.

Very truly yours,

Morrison & Foerster LLP

EXHIBIT A

FINANCING STATEMENTS

[see attached]

EXHIBIT I

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE dated                     , 200     between                              (the “Assignor”) and                              (the “Assignee”).

PRELIMINARY STATEMENT

A. Reference is made to the Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time hereafter be amended, modified, supplemented or restated, the “Credit Agreement”), among TEXTAINER LIMITED (the “BORROWER”), TEXTAINER GROUP HOLDINGS LIMITED (“TGH”), the Banks named therein, BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager, and BANK OF AMERICA, N.A., not in its individual capacity but solely in its capacity as the Agent. Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement.

B. The Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently has outstanding Loans under its Commitment under the Loan Agreement in the amount of $                    .

C. On the terms and conditions set forth below, the Assignor desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, a     %3 interest (the “Assigned Percentage”) in and to all of the Assignor’s rights and obligations as of the Effective Date (as defined below).

D. After giving effect to such assignment, the respective Loans of the Assignor and under the Credit Agreement will be:

Assignor

Loans	$

Assignee

Loans	$

NOW THEREFORE, the Assignor and the Assignee hereby agree as follows:

1. The Assignor hereby sells and assigns to the Assignee WITHOUT RECOURSE, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date.

[3]

Specify percentage of Assignor’s interest only in total facility to an accuracy of three decimal points (for example, if Assignor has a 25% interest in the total facility and 50% of that is being assigned, then complete the blank “50.000%”, not “12.5%”).

2. The Assignor:

(a) represents and warrants that as of the date hereof its Loans under its Commitment (without giving effect to assignments thereof which have not yet become effective) are as follows:

Loans $

(b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(c) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document furnished pursuant thereto; and

(d) makes no representations or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any other Loan Document furnished pursuant thereto.

3. The Assignee:

(a) represents and warrants that it is an Eligible Assignee;

(b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Assignment and Acceptance;

(c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other Loan Documents;

(d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

(e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by Bank hereunder.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent and acceptance by the Borrower. The effective date for this Assignment and Acceptance shall be                          (the “Effective Date”), subject to acceptance by the Agent and the Borrower.

5. Subject to and upon such acceptance and recording as the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and shall be entitled to the rights and benefits of the Loan Documents and, to the extent of the percentage assigned in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent of the percentage assigned in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents. The Assignor shall retain all rights applicable to it under the Credit Agreement relating to credits extended, acts or omissions made, or other matters arising, prior to the Effective Date.

6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement which are payable by the Agent for the account of the appropriate Bank to the appropriate Banks severally in proportion to their respective percentages determined after giving effect to this assignment, when payment is due. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACCEPTED this              day of             , 200

BANK OF AMERICA, N.A., as Agent

By:

Title:

ACCEPTED this day of , 200

TEXTAINER LIMITED, a Bermuda company

By:

Title:

EXHIBIT J

[CONSENT AND AGREEMENT]

EXECUTION VERSION

SECOND AMENDED AND RESTATED

CONSENT AND AGREEMENT

THIS SECOND AMENDED AND RESTATED CONSENT AND AGREEMENT (“Agreement”), dated as of January 31, 2007, is entered into among TEXTAINER EQUIPMENT MANAGEMENT LIMITED (“TEM” or the “Manager”), a Bermuda company, TEXTAINER LIMITED, a Bermuda company (“Borrower”), BANK OF AMERICA, N.A. (f/k/a Fleet National Bank), not in its individual capacity, but solely as agent (the “Agent”), BANK OF AMERICA, N.A. (f/k/a Fleet National Bank) (“BoA”), FORTIS CAPITAL CORP. (as assignee of Fortis Bank (Nederland) N.V.) (“Fortis”) and WELLS FARGO BANK, N.A. (as assignee of First Union National Bank) (“Wells”; BoA, Fortis and Wells each being, individually, a “Bank” and, collectively, the “Banks”).

RECITALS

A. Borrower, Textainer Group Holdings Limited, a Bermuda company, (“TGH”), Banks and Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as the same hereafter may from time to time be amended, supplemented, modified or restated, the “Credit Agreement”), pursuant to which Banks have agreed to extend and make available to Borrower certain advances of money and other credit accommodations (the “Facility”) and may, from time to time, enter into various accommodations to minimize exposure to interest rate or foreign exchange rate risks (the “Hedging Agreements”).

B. TEM and Borrower have entered into that certain Equipment Management Services Agreement, dated as of April 1, 1996, between TEM and the Borrower, as the same may be amended from time to time (“TEM Management Agreement”), pursuant to which TEM provides management services relating to certain containers and other equipment (collectively, the “Containers”) for Borrower. The term “TEM Management Agreement” shall also be deemed to include any and all other agreements or understandings which Borrower and TEM may enter into from time to time under which TEM has a right to hold, manage, lease, rent, dispose of or otherwise deal with property (including without limitation Containers) of Borrower.

C. TEM, as manager of Borrower’s container fleet, will receive substantial direct and indirect economic benefit from the Facility made available by Banks to Borrower pursuant to the Credit Agreement.

D. Pursuant to the Credit Agreement and related Loan Documents, as that term is defined in the Credit Agreement, Banks and Agent will acquire an interest in the TEM Management Agreement and in certain of the Containers that are subject thereto; the Marine Containers, Domestic Storage Containers, intermodal containers, trailers and other related transportation equipment and proceeds thereof which are pledged to Agent on behalf of Banks, pursuant to the Security Agreement, are referred to herein as the “Pledged Containers.”

E. It is to the benefit of TEM, Borrower, Banks and Agent that this Agreement is entered into setting forth the rights and obligations of each of them in relation to the TEM Management Agreement and the Pledged Containers.

F. Banks and Agent are relying upon the execution and delivery by TEM of this Agreement.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and in order to induce Banks and Agent to execute the Credit Agreement and the other Loan Documents, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, TEM hereby represents, warrants, covenants and agrees as follows:

Section 1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

Section 2. Acknowledgement and Consent. Notwithstanding any provision to the contrary in the TEM Management Agreement, each of Agent, the Banks and TEM hereby makes the following acknowledgements:

2.1 A security interest in the TEM Management Agreement, as it relates to the Pledged Containers, has been granted to Agent, on behalf of Banks, pursuant to the Security Agreement and TEM consents to such assignment. Agent and Banks shall not be obligated to perform any duty, covenant or condition required to be performed by Borrower under the TEM Management Agreement except as set forth herein or as agreed to in writing by Agent and TEM. TEM understands that, for purposes of securing the Credit Agreement and Borrower’s agreement and covenants thereunder, Borrower has granted a security interest to the Agent in all of the Borrower’s rights and privileges under the TEM Management Agreement, as it relates to the Pledged Containers;

2.2 As of the date hereof, all payments due from Borrower, to TEM pursuant to the TEM Management Agreement have been made;

2.3 To the best of TEM’s knowledge, there has been no other hypothecation or pledge of Borrower’s interest in the TEM Management Agreement, as it relates to the Pledged Containers;

2.4 TEM is not the owner of the Containers and acts as lessor under the “Leases”, as that term is defined in the TEM Management Agreement, as agent for Borrower and has no right, title or security interest in the Containers. TEM does not have and has not been granted any security interest in the Containers;

2.5 Subject to the terms of this Agreement, Agent and Banks hereby acknowledge that the security interest granted by the Borrower pursuant to the Security Agreement affords neither the Banks nor the Agent any greater rights under the TEM Management Agreement or the Leases or as against TEM with respect to the Pledged Containers or the proceeds thereof than the rights of the Borrower under the TEM Management Agreement or the Leases or as against TEM in and to the Pledged Containers and is subject to the rights of TEM under the TEM Management Agreement as such TEM Management Agreement may be clarified by this Agreement, including but not limited to (i) the payment or reimbursement to TEM of operating expenses, management fees, and any other amounts owing to TEM and payable out of the gross revenue arising out of the ownership and operation of the Pledged Containers (or any container substituted for a Pledged Container if permitted under the TEM Management Agreement); and (ii) TEM’s interest, if any, in the proceeds of the sale or other disposition of the Pledged Containers upon the sale or other disposition thereof; and

2.6 The Agent and Banks hereby acknowledge that (1) the security interest granted to the Agent by Borrower pursuant to the Security Agreement is subject to the quiet enjoyment provisions of any Lease entered into during the term of the TEM Management Agreement; (ii) TEM acts as agent for owners of other containers, which other containers may be subject to the Leases; and (iii) the Borrower’s, the Agent’s and the Banks’ interests in the Leases pertain only to the Pledged Containers owned by the Borrower.

Section 3. Representations and Warranties. Notwithstanding any provision in the TEM Management Agreement to the contrary, TEM hereby represents and warrants to Agent and Banks that:

3.1 Aside from the TEM Management Agreement, there are no additional agreements between TEM and Borrower relating to the Containers;

3.2 TEM is a company validly existing and in good standing under the laws of the jurisdiction that it has continued into and is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, failure to be in such good standing or so qualified might have or result in a material adverse change to TEM;

3.3 TEM has the power and is duly authorized to execute and deliver this Agreement, and is, and will continue to be, duly authorized to perform its obligations under this Agreement and under the TEM Management Agreement. The execution, delivery and performance by TEM of this Agreement does not and will not require any consent or approval of any shareholder or, to the best of TEM’s knowledge, any governmental authority or other person which has not already been obtained;

3.4 This Agreement and the TEM Management Agreement have been duly authorized, executed and delivered and are legal, valid and binding obligations of TEM, enforceable against TEM in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

3.5 The execution, delivery and performance of this Agreement does not (a) contravene any provision of TEM’s memorandum of continuance, bye-laws or other organizational documents; (b) to the best of TEM’s knowledge, contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any governmental authority, which contravention, conflict or violation, in the aggregate might have or result in a material adverse change to TEM; or (c) violate or result in the breach of or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which TEM is a party or by which TEM, or its property and assets may be bound or affected. TEM is not in violation or breach of or default under any contract, agreement, lease, license, indenture or other instrument to which it is a party or, to the extent of TEM’s knowledge, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any governmental authority, the non-compliance with, the violation or breach of, or the default under which might have or result in a material adverse change to TEM;

3.6 No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of TEM or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which TEM is a party or by which TEM is bound, is required to be obtained by TEM in order to make or consummate the transactions contemplated under this Agreement. To the best of TEM’s knowledge, all consents and approvals of, filings and registrations with, and other actions in respect of all governmental authorities required to be obtained by TEM in order to make or consummate the transactions contemplated under this Agreement have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect;

3.7 The TEM Management Agreement is in full force and effect;

3.8 No event of default, default or any other occurrence under the TEM Management Agreement allowing TEM to terminate the TEM Management Agreement or exercise any of its rights or remedies thereunder (a “Default”), and no event which, with the passage of time of the giving of notice or both, would constitute a Default, has occurred;

3.9 TEM has not made and does not have with respect to Borrower, any claims, offsets, demands or defenses of any kind, nature or description with reference to any of TEM’s obligations under the TEM Management Agreement; and

3.10 TEM has not received notice of a prior sale, transfer, assignment, hypothecation or pledge of the TEM Management Agreement as it relates to the Pledged Containers or of the sums due Borrower thereunder.

Section 4. TEM Covenants. TEM hereby covenants and agrees that:

4.1 TEM will pay and deliver to Agent, upon notification that an Event of Default or Potential Event of Default has occurred under the Credit Agreement, all sums due or to become due to Borrower under the TEM Management Agreement, as it relates to the Pledged Containers, and all other monies and security assigned to Agent without any offset, counterclaim, deduction or defense whatsoever, excluding, however, (a) all expenses, related to the Pledged Containers, due TEM for management services, pursuant to Clause 6.1 of the TEM Management Agreement and (b) all direct expenses, as they relate to the Pledged Containers, due pursuant to Clause 7.3 or Clause 8 of the TEM Management Agreement, a full and complete copy of which is attached hereto as Exhibit A; Borrower hereby authorizes TEM to make such payments directly to Agent. It is understood and acknowledged by Borrower, Agent and Banks that TEM is acting hereunder as manager only, that its duties under this Section shall be mechanical and administrative in nature, and that it shall not be responsible nor liable in any manner whatsoever for payment or performance of Borrower’s Obligations under the Credit Agreement or any other Loan Documents;

4.2 TEM will not assert any offset, counterclaim, deduction or defense in any proceeding brought under the TEM Management Agreement or otherwise or for any reason whatsoever seek to recover from Agent or Banks any monies paid to Agent or Banks by virtue of the assignment of the TEM Management Agreement;

4.3 If Agent, Banks, or any other person, becomes the owner (any one of them, the “New Owner”) of the Pledged Containers by reason of exercise by Agent or Banks of any of their remedies under the Loan Documents, TEM agrees to perform all of its duties and obligations under the TEM Management Agreement for the benefit of such New Owner, on the terms and conditions set forth in the TEM Management Agreement, to the same extent and with the same force as if Borrower had remained the owner under the TEM Management Agreement, said attornment to be effective and self-operative without the execution of any further instruments by the New Owner and TEM, provided that the New Owner, if other than the Agent or Banks, agrees to be bound, in a written agreement satisfactory in form and substance to TEM, by the terms of the TEM Management Agreement. TEM shall, from time to time, at no expense to itself, execute and deliver such instruments and agreements evidencing such attornment as Agent or its assignee may reasonably require;

4.4 TEM shall deliver to Agent copies of any reports due Borrower, including but not limited to financial reports, reports relating to the sale or usage of the Pledged Containers, and such other reports as Agent shall reasonably request;

4.5 After notification that an Event of Default or Potential Event of Default has occurred under the Credit Agreement, TEM shall deliver to Agent copies of all notices, offers and other instruments which TEM delivers pursuant to the TEM Management;

4.6 The rights, powers, privileges and other benefits assigned to Agent and all remedies under the TEM Management Agreement may be enforced by Agent separate and apart from, and without notice to or consent or joinder of, Borrower;

4.7 TEM waives, as against Agent and Banks, their successors and assigns, without waiving such claims against Borrower, all claims now or hereafter existing against Borrower under the TEM Management Agreement;

4.8 TEM shall not, without prior written consent of Agent, enter into any agreement amending, modifying or terminating the TEM Management Agreement which would result in a change in the TEM Management Agreement which is materially adverse to Borrower; any attempted amendment, modification or termination without such consent of Agent, which shall not be unreasonably withheld, shall be void; consent by Agent to any one amendment or modification shall not be deemed to be consent to any other amendment or modification;

4.9 TEM agrees not to terminate the TEM Management Agreement or exercise any remedies thereunder by reason of any default or breach by the Borrower thereunder until 120 days after TEM has delivered notice of such breach to Agent; TEM agrees to accept cure of any such default tendered by Agent or Banks. In consideration therefor, Agent and Banks agree that so long as TEM has not defaulted under the TEM Management Agreement, Agent and Banks shall forbear from exercising their rights upon the occurrence of an Event of Default to repossess any Pledged Containers subject to a Lease entered into by TEM pursuant to the express terms of the TEM Management Agreement until any such Pledged Container comes off lease or off hire, provided, however, that TEM agrees, upon the occurrence of an Event of Default or Potential Event of Default, not to renew or extend any lease with respect to a Pledged Container for more than twelve (12) months unless and until consented to in writing by Agent;

4.10 TEM and Borrower agree that they shall not sell, pledge, assign or hypothecate or, to the best of their ability, permit TGH to sell, pledge, assign or hypothecate, the Leases except to Agent or upon Agent’s written consent; any attempt to do so without such written consent shall be void; and

4.11 TEM agrees that it will upon request of Agent, deliver to Agent all documents (other than Leases), records, computer records, files, in whatever form, relating to the Pledged Containers or management of the Pledged Containers, so as to allow Agent to manage or contract with another party to manage the Pledged Containers.

Section 5. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATE OF AMERICA; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6. CONSENT TO JURISDICTION. TEM IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT OR ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES

THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TEM HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS, AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY AGENT OR ANY BANK IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 10.1 HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST TEM OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS. NOTHING CONTAINED IN THIS SECURITY AGREEMENT SHALL LIMIT OR AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO START LEGAL PROCEEDINGS RELATED TO ANY OF THE LOAN DOCUMENTS AGAINST TEM OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY JURISDICTION.

Section 7. Counterparts. The parties hereto agree that this Consent and Agreement may be executed in separate counterparts (including by email and/or facsimile), each of which shall constitute an original, all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their duly authorized officers.

Manager	TEXTAINER EQUIPMENT MANAGEMENT LIMITED

By:
Printed Name:
Title:

Address for Notices:

Textainer Equipment Management Limited 16 Par-la-Ville Road Hamilton HM HX Bermuda
	Attention:	Dudley Cottingham
	Telephone:	415/434-0551
	Facsimile:	415/434-0599

Borrower	TEXTAINER LIMITED

By:
Printed Name:
Title:

Address for Notices:

Textainer Limited 16 Par-la-Ville Road Hamilton HM HX Bermuda
	Attention:	Dudley Cottingham
	Telephone:	415/434-0551
	Facsimile:	415/434-0599

Agent	Bank of America, N.A.

By:
Printed Name:
Title:

Address for Notices:

Bank of America, N.A. Mail Code: MA5-100-11-02 100 Federal Street
Boston, MA 02110
	Attention:	Matthew C. Correia
	Telephone:	617-434-3663
	Fax:	617-790-1354

Agent	Bank of America, N.A.

By:
Printed Name:
Title:

Address for Notices:

Bank of America, N.A. 100 Federal Street
	Mail Code:	MA5-100-09-07
Boston, MA 02110
	Attention:	Andrew D. Bunton
	Telephone:	617-434-5257
	Fax:	617-434-1955

Banks	FORTIS CAPITAL CORP.

By:
Printed Name:
Title:

By:
Printed Name:
Title:

Address for Notices:

Fortis Capital Corp. Attention: Menno van Lacum/Roland Rutgers Two Embarcadero Center - Suite 1330 San Francisco, CA 94111 T: (415) 283 3042 F: (415) 283 3046

Agent	WELLS FARGO BANK, N.A.

By:
Printed Name:
Title:

Address for Notices:

Wells Fargo Bank, N.A. 420 Montgomery Street, 9th Floor San Francisco, CA 94104
	Attention:	Max Gloger
	Telephone:	(415) 396-5939
	Fax:	(415) 421-1352

EXHIBIT K

[PLEDGE AGREEMENT (TMCL)]

PLEDGE AGREEMENT (TMCL)

THIS PLEDGE AGREEMENT (TMCL) (as amended, modified and supplemented from time to time in accordance with its terms, this “Pledge Agreement”) is entered into as of November 29, 2001, by TEXTAINER LIMITED, a Bermuda company (“Pledgor”), in favor of FLEET NATIONAL BANK, not in its individual capacity, but solely as agent (solely in such capacity, and together with its successors and assigns in such capacity, “Agent”), on behalf of (i) FLEET NATIONAL BANK (f/k/a Fleet Bank NA, “FNB”), WELLS FARGO BANK, N.A., FORTIS BANK (NEDERLAND) N.V., and such other financial institutions as shall from time to time become lenders under the Credit Agreement referred to below, by executing and delivering an instrument of assignment pursuant thereto or otherwise become a signatory thereto (such entities, together with their respective successors and assigns, being collectively referred to as the “Banks”) and (ii) counterparties to the Hedging Agreements referred to in the Credit Agreement.

RECITALS

A. Pledgor, Textainer Group Holdings Limited, a Bermuda company, (“TGH”), Banks and Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 29, 1997 (as the same hereafter may from time to time be further amended, supplemented, modified or restated, the “Credit Agreement”), pursuant to which Banks have agreed to extend and make available to Pledgor certain advances of money and other credit accommodations (the “Facility”) and may, from time to time, enter into various accommodations to minimize exposure to interest rate or foreign exchange rate risks (the “Hedging Agreements”).

B. Pledgor is the record and beneficial owner of (i) 6,000 shares of the issued and outstanding Class A Shares, of Textainer Marine Containers Limited, a Bermuda company (“TMCL”), and (ii) one share of the issued and outstanding Class B Shares of TMCL (the foregoing Class A Shares and Class B Shares, collectively the “Pledged Shares”). Pledgor is the full and unencumbered owner of the Pledged Shares.

C. In consideration of the agreement of Banks to amend and restate the Credit Agreement and to continue to make the Facility thereunder available to Pledgor, Pledgor has agreed to execute and deliver this Pledge Agreement to Agent, on behalf of Banks.

D. Banks and Agent are relying upon the execution and delivery by Pledgor of this Pledge Agreement and the grant and pledge by Pledgor of the security interest contemplated hereby.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and in order to induce Banks and Agent to amend and restate the Credit Agreement, to execute any Hedging Agreements, and the other Loan Documents, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby represents, warrants, covenants and agrees as follows:

Section 1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2. Payments. All payments to be made by Pledgor to Agent on behalf of Banks and itself pursuant to the terms of this Pledge Agreement, shall be made in lawful money of the United States of America, in immediately available funds, to Agent at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, Attention:                     , or such other address as Agent may hereafter specify to Pledgor in writing, and shall be accompanied by a notice from Pledgor stating that such payments are made under this Pledge Agreement.

Section 3. Pledge. As security for Pledgor’s Obligations, Pledgor hereby pledges to Agent and Banks, and grants to Agent and Banks a first priority security interest in all of the Pledgor’s right, title and interest in and to (all of the following collectively, the “Pledged Collateral”):

(a) the Pledged Shares, the certificates representing the Pledged Shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in substitution or exchange for, any or all of the Pledged Shares;

(b) all rights and privileges with respect to the Pledged Shares;

(c) all additional shares of TMCL from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares;

(d) all Transferred Assets (as defined in Section 5 hereof); and

(e) all proceeds, income and payments of the foregoing.

In furtherance of the foregoing, this Pledge Agreement is intended to create a “fixed charge” on the Pledged Collateral under the laws of Bermuda.

Section 4. Delivery of Pledged Collateral. Pledgor shall deliver to Agent in accordance with the terms of the Credit Agreement on the date hereof (in such capacity, Agent shall act as Banks’ bailee in respect to the Pledged Collateral) all certificates or other instruments representing or evidencing all of the Pledged Shares, accompanied by appropriate duly executed instruments of transfer or assignment in blank. Except as specifically provided in Section 9, Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, in trust for Banks and shall immediately upon receipt deliver to Agent, on behalf of Banks, such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement. Additionally, Pledgor shall cause TMCL to register the establishment of this Pledge Agreement and the Pledged Shares hereunder (i) in its shareholder registers and on the share certificates as required by the law of Bermuda and (ii) with the Registrar of Companies in Bermuda.

Section 5. Further Agreement; Power of Attorney; Rights of Agent and Banks.

(a) Pledgor agrees that, upon the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, Pledgor shall cause each and all of its Subsidiaries to transfer by means of dividends, loans, intercompany transfers or other means, to the maximum extent permitted by law, and, in the case of TMCL, to the maximum extent permitted by any agreement for Indebtedness for borrowed money to which TMCL is a party, other than such amounts necessary for operating expenses and Capital Lease Obligations in the Ordinary Course of Business, all cash or assets readily convertible into cash as well as all collections of any amounts due or to become due of each such Subsidiary to Pledgor (any sums so transferred shall be the “Transferred Assets”) to be used for the payments and reduction of the Obligations. Pledgor further agrees to apply any such sums received to the payment of the Obligations. At any time after the occurrence of an Event of Default or Potential Event of Default, upon the request of Agent, Pledgor shall assign its right, title, and interest, in and to the Transferred Assets to Agent, on behalf of Banks.

(b) The Pledgor hereby constitutes and irrevocably appoints the Agent with full power of substitution and revocation, as the Pledgor’s true and lawful attorney-in-fact, with the power, at any time during the continuation of an Event of Default with respect to the Obligations (after giving effect to any applicable grace and/or cure period), to the full extent permitted by law, to affix to any certificates and documents representing the Pledged Collateral the stock powers delivered with respect thereto, and to transfer or cause the transfer of the Pledged Collateral, or any part thereof, on the books of TMCL or other entity issuing such Pledged Collateral, to the name of the Agent or any nominee, and thereafter to exercise with respect to such Collateral, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect the Agent’s interest in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the termination of this Agreement in accordance with Section 15 hereof.

(c) The Agent or any Bank may discharge any taxes, liens, security interests or other encumbrances levied or placed on the Pledged Collateral, and the amount of such payment, plus any and all fees, costs and expenses of the Agent and any Bank (including attorneys’ fees and disbursements) in connection therewith, shall, at-the-option of the Agent or the Bank, as appropriate, be reimbursed by the Pledgor on demand, with interest thereon from the date paid at the Overdue Rate.

Section 6. Representations and Warranties. Pledgor hereby represents and warrants to Banks and Agent as follows:

(a) The Pledged Shares are validly issued, fully paid for and non-assessable. The Pledgor is the owner of 6,000 of the 12,000 authorized, issued and outstanding Class A Shares of TMCL, and the Pledgor is the owner of all of the issued and outstanding Class B Shares of TMCL.

(b) The Pledgor is the sole legal owner of, and has good and marketable title to, the Pledged Shares, free and clear of all Liens other than the security interest created by this Pledge Agreement; the Pledgor has the unqualified right and authority to execute and perform this Pledge Agreement.

(c) No options, warrants or other agreements (other than the Members’ Agreement) with respect to the Pledged Shares are outstanding; aside from the Class A Shares, the Class B Shares and the Class C Shares, there are no other preference shares or other classes of share capital of TMCL outstanding as of the Closing Date.

(d) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Pledge Agreement has been obtained or effected.

(e) Neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge Agreement:

(i) conflicts with or results in any breach or violation of any provision of the memorandum of association or bye-laws of the Pledgor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Pledgor;

(ii) conflicts with, constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of or contravenes any provision of, the Credit Agreement, any loan agreement, mortgage, indenture or other agreement or instrument to which the Pledgor or any of its subsidiaries is a party or by which it or any of their properties is or may be bound or affected; or

(iii) results in or requires the creation of any Lien upon or in respect of any of the Pledgor’s assets except the Lien created by this Pledge Agreement.

(f) Upon the Pledgor’s delivery of the Pledged Shares to the Agent and registration of a charge under Bermuda law, the Agent, on behalf of the Banks, will have a valid, perfected first priority Lien on the Pledged Collateral, enforceable as such against all creditors of the Pledgor and against all Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

(g) This Pledge Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity.

(h) Except as set forth in the Credit Agreement, there is no action, suit or proceeding affecting the Pledgor pending or threatened before any court, arbitrator or Governmental Agency which may materially adversely affect the ability of Pledgor to perform its obligations under this Pledge Agreement.

(i) Pledgor is not insolvent as of the Closing Date and the incurrence of Pledgor’s obligations under this Pledge Agreement will not cause Pledgor: (i) to become insolvent; (ii) to be left with unreasonably small capital for any business or transaction in which Pledgor is presently engaged or plans to be engaged; or (iii) to be unable to pay its debts as such debts mature.

(j) Pledgor warrants and represents to Banks and Agent that all representations and warranties contained in this Pledge Agreement shall be true, accurate and complete at the time of Pledgor’s execution of this Pledge Agreement and shall survive and have a continuing effect until the Obligations have been paid or otherwise satisfied in full. Any misrepresentation or breach of any warranty whatsoever contained in this Section 6 shall be deemed material.

Section 7. Covenants of Pledgor. Pledgor covenants and agrees, until the Liabilities have been paid and performed in full or until Pledgor’s Obligations under this Pledge Agreement have been otherwise terminated pursuant to Section 11 below, that:

(a) Without the prior written consent of the Requisite Banks, Pledgor shall not sell, assign, transfer, pledge, or otherwise encumber any of Pledgor’s rights in or to the Pledged Collateral or the Transferred Assets or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein.

(b) Without the prior written consent of the Requisite Banks, Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of Pledgor’s rights in or to the Transferred Assets or grant a Lien therein except as otherwise permitted by this Pledge Agreement.

(c) Pledgor shall, at Pledgor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action, and cause TMCL to take all such action, as Banks and Agent from time to time may reasonably request in order to ensure to Banks and Agent the benefits of the Lien in and to the Pledged Collateral intended to be created by this Pledge Agreement and to effect the payment or transfer of the Transferred Assets to Banks and Agent.

(d) Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of Banks and Agent thereon and Banks’ and Agent’s rights in and to the Transferred Assets against the claim of any other Person.

(e) Pledgor shall, upon obtaining any additional shares of TMCL’s stock which are not already Pledged Collateral, promptly (and in any event within three (3) Business Days), deliver to the Agent or its designated bailee the additional shares which are to be pledged pursuant to this Pledge Agreement.

(f) Except for the Class A Shares and the Class C Shares issued on the date first written above, the Pledgor will not take any action which would cause TMCL to issue any preference shares or any other class of shares without the prior written consent of all Banks in each instance.

(g) The Pledgor will not amend or consent to any amendment to the memorandum of association or bye-laws of TMCL without the prior written consent of all Banks in each instance.

Section 8. Consents. Pledgor hereby consents that any or all of the following actions may be taken or things done without notice to Pledgor and without affecting the liability of Pledgor under this Pledge Agreement:

(a) The time for Pledgor’s performance of or compliance with any of the Liabilities may be accelerated or extended or such performance or compliance may be waived by Banks and Agent (including, without limitation, the renewal, extension, acceleration or other change in the time of payment, or other terms of, the Liabilities, such as an increase or decrease in the rate of interest thereon);

(b) The terms of any of the Liabilities or any term or condition contained in any of the Loan Documents may be amended as provided for therein by Pledgor and Banks and Agent for the purpose of adding any provisions thereto or changing in any manner the rights or obligations of Banks and Agent or of Pledgor thereunder;

(c) Any collateral for all or any part of the Liabilities may be exchanged, surrendered or otherwise dealt with, and Banks’ and Agent’s interests thereunder may be released and may or may not be perfected, all as Banks and Agent in their sole discretion may determine;

(d) Banks and Agent may apply any collateral for the Liabilities and direct the order or manner of sale thereof, including, without limitation, a nonjudicial sale, as Banks and Agent may in their sole discretion determine, all without affecting the liability of Pledgor hereunder; and

(e) Any of the acts referred to in the Loan Documents may be performed, upon default thereunder, by or on behalf of Agent or the Banks.

Section 9. The Pledged Collateral. Pledgor acknowledges that it has, independently of and without reliance on Banks or Agent, performed its own legal review of this Pledge Agreement and the Loan Documents and is not relying on Banks and Agent with respect to any of the aforesaid items. Pledgor agrees to keep itself adequately informed from such means of any facts, events or circumstances which might in any way affect Pledgor’s risks hereunder. Banks and Agent makes no representation of its interest in, or the priority or perfection of Banks’ and Agent’s interest in and to, any of the Pledged Collateral.

Section 10. Pledgor’s Rights. So long as no Event of Default shall have occurred and be continuing:

(a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement and the Credit Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Banks and Agent in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Credit Agreement) (i) the dissolution or liquidation, in whole or in part, of TMCL; (ii) the consolidation or merger of TMCL with any other Person; (iii) a change in the domicile or the reorganization of TMCL; (iv) the sale, disposition, or encumbrance of all or substantially all of the assets of TMCL; (v) any change in the authorized number of shares, the stated capital, or the authorized share capital of TMCL or the issuance of any additional shares of stock of TMCL; or (vi) the alteration of the voting rights with respect to shares of TMCL; and

(b) Pledgor shall be entitled, from time to time, and subject to the terms of this Pledge Agreement, including, without limitation, Section 5, and the Loan Documents to collect and receive for Pledgor’s own use, and shall not be required to pledge pursuant to Section 3, any cash dividends paid in respect of the Pledged Shares, except: (i) cash dividends prohibited under the Credit Agreement or any other Loan Document; and (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution; provided, however, that until actually paid, all rights to any such permitted dividends shall remain subject to the Lien created by this Pledge Agreement. All dividends (other than such cash dividends as are permitted to be paid to such Pledgor in accordance with this clause (b)) and all other distributions in respect of any of the Pledged Shares of Pledgor whenever paid or made, shall be delivered to Banks and Agent to hold as Pledged Collateral and shall, if recovered by Pledgor, be received in trust for the benefit of Banks and Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Banks and Agent as Pledged Collateral.

Section 11. Certain Rights. Agent and Banks may pursue their rights and remedies under this Pledge Agreement against Pledgor and shall be entitled to payment hereunder notwithstanding (a) any action taken by Agent or Banks to enforce any rights or remedies of any of them under the Pledge Agreement or (b) any payment received under the Pledge Agreement.

Section 12. Continuing Pledge. This Pledge Agreement shall be a continuing pledge and any other guarantors of all or a portion of the Obligations may be released without affecting the liability of Pledgor hereunder.

Section 13. Indemnity. In addition to and without limiting or impairing in any manner whatsoever Pledgor’s other obligations under this Pledge Agreement, Pledgor agrees to indemnify Agent and Banks, and each of them, from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge), except claims, losses or liabilities resulting from such Person’s gross negligence or willful misconduct.

Section 14. Defaults and Remedies.

14.1 Events of Default. It shall be an “Event of Default” hereunder upon the occurrence of any one or more of the following events:

(a) The occurrence of an Event of Default under or as defined in the Credit Agreement; or

(b) Any representation, warranty, or covenant of Pledgor made under this pledge Agreement is breached in any material respect, or proves to be inaccurate, untrue or incomplete in any material respect; or

(c) The commencement by Pledgor of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the consent by Pledgor to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent or other similar official for Pledgor for any substantial part of its properties; or the making by Pledgor of any assignment for the benefit of creditors; or the taking of any action by or on behalf of Pledgor in furtherance of any of the foregoing; or

(d) The filing of a petition with a court having jurisdiction over Pledgor to commence an involuntary case for Pledgor under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator, or other similar official for Pledgor for any substantial part of its properties; or any substantial part of Pledgor’s property is subject to any levy, execution, attachment, garnishment or temporary protective order and the failure to obtain the dismissal of such petition or appointment or the continuance of such decree or order unstayed and in effect for or within a period of sixty (60) days from the date of such filing, appointment, or entry or such order or decree.

14.2 Remedies. Upon the occurrence of an Event of Default and so long as the same shall be continuing:

(a) All or any portion of the Obligations may, at the option of Banks and Agent and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

(b) Agent, on behalf of Banks, is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell, in one or more sales after seven (7) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Agent the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so (which appointment is coupled with an interest); provided, however, Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as Agent may reasonably select, and Agent, on behalf of Banks or for itself, or Banks may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its or their own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which it, in its sole discretion, shall deem inadequate. Except as otherwise herein specifically provided, Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.

(c) In the event of any sales hereunder, Agent shall, after deducting all costs or expenses of every kind (including, without limitation, reasonable attorneys’ fees, costs and other legal expenses) for care, safekeeping, collection, sale, delivery, or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to Pledgor.

Section 15. Termination. Immediately following the full, complete and indefeasible payment and performance of all the Obligations, Banks and Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Pledge and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof, and, except as otherwise provided herein (including Section 16, below), all of Pledgor’s obligations hereunder shall at such time terminate.

Section 16. Reinstatement. To the extent permitted by applicable law, this Pledge Agreement shall remain in full force and effect and continue to be effective if at any time payment and performance of Pledgor’s Obligations or the Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of Pledgor’s Liabilities or the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, Pledgor’s Liabilities or the Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned. Pledgor agrees to execute whatever documents are required at the time of such reinstatement and take or cause TMCL to take any action as Banks and Agent may reasonably request in order to ensure to Banks and Agent the benefits of the Lien in and to the Pledged Collateral and, if necessary, the reinstatement of such Lien.

Section 17. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release of Pledgor or discharge of Pledgor from the performance of any of the Obligations shall release or discharge Pledgor from this Pledge Agreement.

Section 18. Insolvency. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other proceeding affecting Pledgor or the disaffirmance of any of the Loan Documents, or Pledgor’s obligations hereunder in any such proceeding shall not release or discharge Pledgor from this Pledge Agreement.

Section 19. Miscellaneous.

19.1 Entire Agreement. This Pledge Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

19.2 Notices. Except as otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Pledgor:	TEXTAINER LIMITED
Century House 16 Par-la-Ville Road Hamilton HM HX Bermuda
Attention: Senior Vice President - Asset Management
	Telephone No.	(441) 292-2487
	Telecopy No.	(441) 295-4164

With copiers to:	TEXTAINER EQUIPMENT MANAGEMENT LIMITED
16 Par-la-Ville Road Hamilton HM HX
Bermuda
Attention: Senior Vice President - Asset Management
	Telephone No.	(441) 292-2487
	Telecopy No.	(441) 295-4164

TEXTAINER EQUIPMENT MANAGEMENT (U.S.) LIMITED
650 California Street 16th Floor San Francisco, CA 94108
Attention: Senior Vice President - Asset Management
	Telephone No.	(415) 658-8363
	Telecopy No.	(415) 434-0599

If to Agent:	FLEET NATIONAL BANK
100 Federal Street Boston, MA
Attention: Katherine A. Brand
	Telephone No.	(617) 434-0970
	Telecopy No.	(617) 434-1955

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

19.3 No Waiver; Amendments. No failure on the part of Banks and Agent to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Pledge Agreement may not be amended or modified except by written agreement between Pledgor and Banks and Agent, and no consent or waiver hereunder shall be valid unless in writing and signed by Banks and Agent.

19.4 Severability. If any provision of this Pledge Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible under applicable law.

19.5 Expenses. In addition to its guaranty hereunder of the Obligations, Pledgor hereby agrees to pay all costs, including, without limitation, attorneys’ fees, paid or incurred by Agent and Banks in collecting or enforcing any or all of the Obligations or in connection with the enforcement of this Pledge Agreement.

19.6 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Agent and Banks are hereby authorized at any time, and from time to time, without prior notice to Pledgor (any such prior notice being expressly waived by the Pledgor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent or any Bank or any of their affiliates to or for the credit of the account of Pledgor (exclusive of deposits in accounts expressly held in the name of third parties) against any and all of the Obligations of Pledgor to Agent and Banks now or hereafter existing under this Pledge Agreement and the Loan Documents, irrespective of whether or not Agent or Banks shall have made any demand under this Pledge Agreement or the Loan Documents and although such obligations may be unmatured. Agent and Banks agree promptly to notify Pledgor after any such set-off and application made by Agent or Banks; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent and Banks under this Section 19.6 are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which Agent and Banks may have under this Pledge Agreement or any of the other Loan Documents. Pledgor grants to Agent, for the benefit of Banks, a security interest in any and all such deposit accounts as collateral security for the satisfaction of the Obligations, provided that such security interest shall not preclude Pledgor from withdrawing funds in the ordinary course from any such account prior to the occurrence of an Event of Default.

19.7 Assignment; Governing Law. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Agent and Banks and their respective successors and assigns, except that Pledgor shall not have the right to assign its rights hereunder or any interest herein unless authorized by a writing executed in accordance with the provisions of the Credit Agreement. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed entirely within the State of New York by residents of such State; provided, however, in the event that, by reason of mandatory provisions of law, such matters are governed by the law in effect in a jurisdiction other than the State of New York, the law in effect in such other jurisdiction for purposes relating to such matters shall control to the extent that the application of such law supports the validity, perfection, enforceability and priority of each security interest granted hereunder.

19.8 Actions by the Banks. Agent, on request of the Requisite Banks, or any of them, acting singly shall have the power to enforce this Pledge Agreement against Pledgor to the full extent of Pledgor’s obligations hereunder.

19.9 Consent to Jurisdiction. Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by Agent or any Bank in connection with this Pledge Agreement, any rights or obligations hereunder or thereunder or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 10, above. Nothing in this Section 19.9 shall affect the right of Agent or any Bank to serve legal process in any other manner permitted by applicable law or affect the right of Agent or any Bank to bring any action or proceeding against Pledgor or its properties in the courts of any other jurisdictions.

19.10 Judgment Currency. Pledgor hereby irrevocably consents to the denomination of any judgment entered by any court in relation to the Pledge Agreement in the currency of the United States of America. Should a judgment be rendered in a currency other than that of the United States of America, Pledgor hereby agrees that the amount of any judgment so rendered shall be converted, as of the date of the judgment, into United States Dollars at the rate then quoted by Agent for the purchase of United States Dollars in the judgment currency. All payments shall then be made in currency of the United States of America. At the sole option of the Requisite Banks, if a judgment rendered in a currency other than currency of the United States is appealed or stayed, the amount of the judgment may be converted into United States Dollars as of the date an order is entered in the appeal or the stay is terminated rather than the date of the initial judgment. If, for whatever reason, conversion of all or part of the judgment amount into United States Dollars is not possible on the date such conversion is attempted, Pledgor shall remain liable for the full amount of the judgment and any deficiencies that result from conversion to United States currency at a later date.

19.11 Waiver of Jury Trial. PLEDGOR AND AGENT, FOR ITSELF AND ON BEHALF OF BANKS, HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

19.12 Waiver of Specific Rights. PLEDGOR HEREBY IRREVOCABLY WAIVES AND RELEASES ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF PLEDGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY SUCH PAYMENTS MADE OR OBLIGATIONS PERFORMED.

[Signature pages follow]

IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement (TMCL) to be duly executed as of the date first written above.

TEXTAINER LIMITED

By:

Printed Name:

Title:

ACKNOWLEDGED AND AGREED:

TEXTAINER MARINE CONTAINERS LIMITED

By:

Printed Name:

Title:

APPROVED AND ACCEPTED:

AGENT:

FLEET NATIONAL BANK

By:

Printed Name:

Title:

ACKNOWLEDGED AND AGREED:

TEXTAINER MARINE CONTAINERS LIMITED

By:

Printed Name:

Title:

APPROVED AND ACCEPTED:

AGENT:

FLEET NATIONAL BANK

By:

Printed Name:

Title:

EXHIBIT L

FORM OF BORROWING REQUEST

Date:                     ,

To:	Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of January 31, 2007 (as the same may from time to time hereafter be amended, modified, supplemented or restated, the “Credit Agreement”), among TEXTAINER LIMITED (the “BORROWER”), TEXTAINER GROUP HOLDINGS LIMITED (“TGH”), the Banks named therein, BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager, and BANK OF AMERICA, N.A., not in its individual capacity but solely in its capacity as the Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of Loans                                     ☐ A conversion or continuation of Loans

1.	The Funding Date shall be (a Banking Day).

2.	The aggregate amount of the Loans requested is $ .

3.	Comprised of .

[Type of Loan requested (LIBOR or Prime Rate)]

4.	For LIBOR Loans: with an Interest Period of months.

TEXTAINER LIMITED

By:

Name:

Title:

L-1

EXHIBIT M

FORM OF RELEASE

[Bank of America Letterhead]

[                    ], 20

Textainer Limited

Century House

16 Par-la-Ville Road

Hamilton HM HX, Bermuda

Wells Fargo Bank, National Association, as

Indenture Trustee

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, MN 55479

Attn:	Corporate Trust Services/ Asset-Backed Administration

Re:	Third Amended and Restated Credit Agreement, dated as of January 31, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), by and among Textainer Limited, Textainer Group Holdings Limited, Bank of America, N.A., as Agent and the banks from time to time party thereto

Dear Ladies and Gentlemen:

We understand that on the date hereof, Textainer Limited, a company organized and existing under the laws of Bermuda (the “Borrower”) intends to transfer to Textainer Marine Containers Limited, a company organized and existing under the laws of Bermuda (the “Issuer”), all Equipment listed on Exhibit A hereto and other Receivables Related Assets (collectively, the “Released Collateral”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

As required by that certain Second Amended and Restated Indenture, dated as of May 26, 2005 (as amended or supplemented from time to time as permitted thereby, the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”), the Borrower has requested that the Agent, on behalf of the Banks, release its security interest in the Released Collateral. In connection with such request, the Borrower has certified to the Agent that no Event of Default or Potential Event of Default exists under the Credit Agreement as of the date hereof, or will result from the execution of the requested releases of the Released Collateral.

M-1

Accordingly, the Agent, on behalf of the Banks, hereby (i) releases and terminates any and all security interests in Agent’s favor with respect to the Released Collateral pursuant to Section 2.5(c) of the Credit Agreement and Section 3(d) of the Security Agreement, (ii) agrees to review and promptly (and in any event, within eight (8) days of receipt thereof) authenticate and authorize the filing of (A) a Form 11a, Partial Satisfaction of Charge, in Bermuda and (B) any necessary or appropriate UCC-3’s, in each case prepared by the Borrower at its expense and describing and releasing the Agent’s lien on the Released Collateral. In furtherance of the foregoing, the Agent agrees to execute and deliver to the Borrower any and all documents and take such other actions as are reasonably necessary to evidence the termination and discharge of such security interests in the Released Collateral, as you shall reasonably request.

Please contact us at (    )     -         with any comments or questions regarding this letter.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Name:

Title:

cc:	Textainer Equipment Management (U.S.) Limited
650 California Street, 16th Floor
San Francisco, CA 94108

M-2

SCHEDULE A

COMMITMENTS

Bank	Commitment	Pro Rata Share
Bank of America, N.A.	$25,000,000	33 1/3%

Fortis Capital Corp.	$25,000,000	33 1/3%

Wells Fargo Bank, N.A.	$25,000,000	33 1/3%

Sch A-1

SCHEDULE B

EXISTING LETTER AGREEMENTS

[SEE ATTACHED]

CREDIT AGREEMENT

COMMERCIAL LETTER OF CREDIT

LETTER AGREEMENT

December 7, 2005

Textainer Limited

650 California Street, 16th Floor

San Francisco, California 94108

Re:	Textainer Limited

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Textainer Limited (the “Borrower” or “TL”), Textainer Group Holdings Limited (the “Guarantor” or “TGH”), the financial institutions therein named as Banks, and Bank of America, N.A. (as successor to Fleet National Bank), as agent (in such capacity, the “Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

On March 12, 2004, the Issuing Bank, pursuant to a request from the Borrower and in accordance with the terms of the Credit Agreement, issued standby Letter of Credit Number MI64125932 (the “LOC”) covering the outstanding bid acceptances listed on Schedule 1 hereto for the benefit of the Person set forth on Schedule 1 (the “Beneficiary”). The Borrower is the account party under the LOC. As of the date hereof, the Beneficiary has submitted a claim for payment under the LOC and the Borrower is currently engaged in litigation in order to permanently enjoin payment of such claim by the Issuing Bank under the LOC. The Borrower has requested that the Issuing Bank and the Lenders under the Credit Agreement allow the Borrower to deposit funds into a deposit account established by the Borrower with the Agent, which funds can be issued by the Agent to pay any potential reimbursement obligation that the Borrower may have under the LOC. The Issuing Bank and the Lenders under the Credit Agreement have agreed to such request from the Borrower. In order to implement this arrangement, each of the Borrower, the Issuing Bank, the Agent and the Lenders hereby agree as follows:

1.	The Borrower shall establish with Bank of America, National Association a deposit account (the “Cash Collateral Account”), which account shall be established in the name of Bank of America, N.A., in its capacity as agent under the Credit Agreement and shall bear interest at the annual rate of interest announced from time to time by Bank of America, N.A.

Sch B-1

2.	In order to secure the reimbursement obligations of the Borrower with respect to the LOC, the Borrower hereby grants to the Agent a lien and security interest in, and right of set-off against, all of Borrower’s right, title and interest in and to the Cash Collateral Account and all cash, securities entitlements and financial assets credited thereto from time to time and all Proceeds of any of the foregoing.

3.	Simultaneously with the execution of this Agreement, the Borrower shall deposit into the Cash Collateral Account cash in the amount of Four Million, Two Hundred Seventy Two Thousand, Nine Hundred Twenty-Five Dollars ($4,272,925). On the first Business Day of each April and October, commencing in April 2006, the Borrower and the Agent shall jointly agree on the adequacy of the amount of funds on deposit in the Cash Collateral Account, and shall promptly adjust the balance of cash in the Cash Collateral Account in accordance with this determination.

4.	The Borrower hereby authorizes and directs the Agent to withdraw cash from the Cash Collateral Account from time to time in order to satisfy the reimbursement obligation of the Borrower under the Credit Agreement in respect of amounts actually paid by the Issuing Bank under the LOC. Nothing contained herein shall detract from the obligation of the Borrower to make payment in full of all payments made with respect to the LOC.

5.	Upon delivery to the Agent of either (i) a final, non-appealable order of a court of competent jurisdiction; in form and substance satisfactory to the Agent, to the effect that the Issuing Bank will not be required to make payment to the beneficiary pursuant to the terms of the LOC or (ii) evidence that the Borrower has made payment in full of all of the bid acceptances listed on Schedule 1 hereto (and all interest, fees and expenses relating thereto), the Agent shall promptly return to the Borrower all amounts then on deposit in the Cash Collateral Account.

6.	For so long as the Borrower maintains the Cash Collateral Account and required deposits in accordance with the terms of this letter agreement, the commission payable solely with respect to the LOC shall be reduced from that set forth in Section 2.8 of the Credit Agreement to an annual amount equal to three-eighths of one percent (0.375%), of which one-eighth of one percent (0.125%) shall be payable to the Issuing Bank and the remainder shall be payable to Banks according to their Commitment Percentage, such commission to be due and payable quarterly in advance on the first day of each calendar quarter. Upon termination of the Cash Collateral Account, the provisions of this Section 6 will be of no further effect. Nothing contained in this clause (6) shall amend the pricing with respect to any other Letter of Credits issued or to be issued under the Credit Agreement.

Except as expressly set forth in this letter agreement, nothing contained herein shall amend the terms and conditions of the Credit Agreement. This letter agreement shall be governed by the laws of the State of New York and may be executed in any number of

Sch B-2

counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement. Notwithstanding the provision set forth on the signature page to this letter agreement, the provisions of this letter agreement shall become effective as of the date on which the Borrower shall deposit in the Cash Collateral Account the funds specified in Section 3 of this letter agreement.

[Remainder of page intentionally left blank]

Sch B-3

Credit Agreement

SBLC Letter Agreement

Dated this 7th Day of

December, 2005.

Very truly yours,

BANK OF AMERICA, N.A.,
as Agent, as Issuing Bank and as a Lender

By:
Name:
Title:

Please (a) sign below to acknowledge your agreement to the foregoing terms and conditions and (b) return one signed copy of this Letter Agreement to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts, 02110, MA5-100-09-07, Attention: Andrew D. Bunton. Your agreement to the foregoing will become effective as of October [    ], 2005, upon the receipt of such signed copy by Bank of America, N.A..

TEXTAINER LIMITED	FORTIS BANK (NEDERLAND) N.V.

By:	By:
Title:	Title:
Date:	Date:

By:
Title:
Date:

WELLS FARGO BANK, N.A.

By:
Title:
Date:

Sch B-4

SCHEDULE 1

Bid Acceptances	Dollar Amount
BA 70002544	700,000.00
BA 70003607	566,250.00
BA 70004110	1,113,000.00
BA 70004824	720,000.00
BA 70004881	712,500.00

Beneficiary

Chang Sheng Trading Co., Inc.

Yangbanjiang-Area

S.I.P. Suzhou, PRC

1

CREDIT AGREEMENT

TEM ACQUISITION LETTER AGREEMENT

June 26, 2006

Textainer Limited

650 California Street, 16th Floor

San Francisco, California 94108

Re:	Textainer Limited

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of December 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Textainer Limited (the “Borrower” or “TL”), Textainer Group Holdings Limited (the “Guarantor” or “TGH”), the financial institutions therein named as Banks, and Bank of America, N.A. (as successor to Fleet National Bank), as agent (in such capacity, the “Agent”) and as issuing bank (in such capacity, the “Issuing Bank”). Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

TL has recently informed the Agent and the Banks that one of its Affiliates, Textainer Equipment Management Limited, a Bermuda company with limited liability (“TEM”), is currently engaged in negotiations to acquire the right to manage the containers currently managed by Gateway Management Services Limited, a Bermuda company with limited liability (such acquisition by TEM, the “Acquisition”), for an estimated purchase price of approximately Nineteen Million, Three Hundred Thousand Dollars ($19,300,000) (the “Acquisition Purchase Price”). TEM intends to obtain funds to pay the Acquisition Purchase Price in the following manner:

(1) On or prior to June 30, 2006 (the “Initial Closing Date”), TMCL will distribute to TL (such distribution, the “TMCL Distribution”) in accordance with the terms of the TMCL Indenture and the related documentation funds in an amount of approximately Five Million Dollars ($5,000,000);

(2) Upon receipt of the TMCL Distribution, TL will make a loan to TGH (the “Initial TGH Acquisition Loan”) in the amount of approximately Five Million Dollars ($5,000,000), which TGH Acquisition Loan will be funded utilizing the funds obtained by TL from the TMCL Distribution;

(3) On or prior to the Initial Closing Date, TGH will make a capital contribution to TEM of .funds in the amount of approximately Five Million Dollars ($5,000,000);

1

(4) On or prior to the Initial Closing Date, TEM will utilize the Initial TGH Acquisition Loan and other available cash generated by TEM in the amount of approximately Four Million, Three Hundred Thousand Dollars ($4,300,000), to fund the initial installment of the purchase payable by TEM with respect to the Acquisition;

(5) On or prior to the date on which all of the conditions precedent to the Acquisition have been completed (the “Acquisition Completion Date”), TL will request a Loan under the Credit Agreement in an amount of approximately Ten Million Dollars ($10,000,000) (such Loan, the “Acquisition Loan”);

(6) Upon receipt of the Acquisition Loan, TL will make a loan to TGH (the “Second TGH Acquisition Loan”; each of the Initial TGH Acquisition Loan and the Second TGH Acquisition Loan, a “TGH Acquisition Loan” and collectively, the “TGH Acquisition Loans”) in the amount of approximately Ten Million Dollars ($10,000,000), which Second TGH Acquisition Loan will be funded utilizing the funds obtained by TL from the Acquisition Loan;

(7) On or prior to the Acquisition Completion Date, TGH will make a capital contribution to TEM of funds in the amount of approximately Ten Million Dollars ($10,000,000);

(8) On or prior to the Acquisition Completion Date, TEM will utilize the proceeds of the Second TGH Acquisition Loan and other available cash generated by TEM, to fund the final installment of Acquisition Purchase Price payable by TEM.

Section 6.15(e) of the Credit Agreement (the “Investment Restriction”) limits the type and amount of Investments that TL may make in TGH to “[i]nvestments consisting of loans to TGH to allow for dividend payments to [TGH] shareholders in an aggregate amount not to exceed sixty percent (60%) of TGH’s Consolidated Net Income for the prior year.” TL has requested that the Agent and the Lenders waive the Restriction in order to allow TL to make the TGH Acquisition Loans to TGH. Section 6.13(d) of the Credit Agreement (the “TGH Indebtedness Restriction”) limits “for TGH, unsecured Indebtedness or Contingent Obligations, not including Indebtedness under this Agreement, in the maximum aggregate principal amount not to exceed Ten Million Dollars ($10,000,000)”. The Agent and the Lenders are willing to waive, on the following terms and subject to the following conditions, the Investment Restriction and the TGH Indebtedness Restriction, in each case solely for the purpose of allowing TL to make to TGH the TGH Acquisition Loans:

1.	The aggregate unpaid principal balance of all TGH Acquisition Loans shall not exceed (i) prior to the Acquisition Closing Date, Five Million Dollars ($5,000,000), and (ii) on or subsequent to the Acquisition Closing Date, Fifteen Million, Five Hundred Thousand Dollars ($15,500,000).

2.	The aggregate amount of unsecured Indebtedness and Contingent Obligations of TGH, not including Indebtedness of TGH under the Credit Agreement, shall not in aggregate exceed an amount equal to the sum of (i) the then unpaid balance of loans of the type permitted pursuant to Section 6.15(e) of the Credit Agreement and (ii) the then unpaid balance of all TGH Acquisition Loans.

2

3.	TGH will be required to pay to TL on each Interest Payment Date interest in Dollars on the unpaid principal balance of the TGH Acquisition Loans at an annual rate of interest of not less than the interest rate per annum payable by TL with respect to the Acquisition Loan and TGH will be required to repay in full the unpaid principal balance, and all accrued interest on, the TGH Acquisition Loans by not later than the earlier of (i) the date on which the Acquisition is terminated and (ii) July 18, 2008.

4.	TMCL shall remit to TL the full amount of the TMCL Distribution on or prior to the Initial Closing Date.

5.	TGH remits to TEM within two Business Days after receipt by TEM the full amount of each TGH Acquisition Loan, and TEM consummates the Acquisition by not later than July 21, 2006.

6.	A fully executed counterpart of this Letter agreement shall be returned to the Agent prior to the Initial Closing Date.

7.	No Potential Event of Default or Event of Default is continuing, or would result from the making of, the Acquisition Loan.

In addition to the foregoing terms and conditions, TL shall, with respect to the making of the Acquisition Loan, comply with all of the conditions precedent set forth in Section 8.3 of the Credit Agreement and, in addition, shall submit to the Agent prior to the Funding Date, a pro forma Compliance Certificate calculated to give effect to the Acquisition and each of the component transactions described in this letter agreement.

Except as expressly set forth in this letter agreement, nothing contained herein shall amend or waive the terms and conditions of the Credit Agreement. This letter agreement shall be governed by the laws of the State of New York and may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement. The provisions of this letter agreement shall become effective as of June 26, 2006.

[Remainder of page intentionally left blank]

3

Dated this 26th day of

June, 2006.

Very truly yours,

BANK OF AMERICA, N.A., as Issuing Bank and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Please (a) sign below to acknowledge your agreement to the foregoing terms and conditions and (b) return one signed copy of this Letter Agreement to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts, 02110, MA5-100-09-07, Attention: Andrew D. Bunton. Your agreement to the foregoing will become effective as upon the receipt by Bank of America, N.A. of a fully executed counterpart of this letter agreement.

TEXTAINER LIMITED	FORTIS CAPITAL CORP.

By:	By:
Title:	Title:
Date:	Date:

By:
Title:
Date:

WELLS FARGO BANK, N.A.	TEXTAINER GROUP HOLDINGS LIMITED

By:	By:
Title:	Title:
Date:	Date:

4

SCHEDULE 2.1(d)

EXISTING LETTERS OF CREDIT

Standby Letter of Credit Number MI64125932, Beneficiary: Chang Sheng Trading Co., Inc.,

Yangbanjiang-Area, S.I.P. Suzhou, PRC

Sch 2.1(d)

SCHEDULE 5.6

EXECUTIVE OFFICES

Textainer Group Holdings Limited

Century House

16 Par-la-Ville Road

Hamilton HM HX, Bermuda

Tel: (441) 292-2487

Fax:(441) 295-4164

Sch 5.6

SCHEDULE 5.7

MATERIAL CONTRACTS

#	Manufacturer	Textainer Limited Invoiced	Others Invoiced	Total Invoiced	Textainer Limited Not Invoiced	Others Not Invoiced	Total Not Invoiced	Not Yet Allocated	Grand Total
1	ASPEX	$0	$0	$0	$410,000	$0	$410,000	$0	$410,000
2	CIMC	$24,830	$3,250	$28,080	$0	$0	$0	$0	$28,080
3	CXIC	$5,757,420	$1,685,300	$7,442,720	$2,799,475	$1,199,775	$3,999,250	$13,958,836	$25,400,806
4	JINDO	$0	$0	$0	$3,550,750	$1,521,750	$5,072,500	$6,605,000	$11,677,500
5	SINGAMAS	$9,325,250	$3,969,840	$13,295,090	$14,491,190	$6,210,510	$20,701,700	$18,633,400	$52,630,190
	TOTAL	$15,107,500	$5,658,390	$20,765,890	$21,251,415	$8,932,035	$30,183,450	$39,197,236	$90,146,576

1	PT Aspex Kumbong contract number KUMBONG/2006/01 entered into as of 1 January 2006.
2	China International Marine Containers (Group) Co. Ltd. contact number CIMC/2006/01 entered into as of 1 January 2006.
3	CXIC-Group Containers Co., Ltd. contract number CXIC/2006/01 entered into as of 1 January 2006.
4	Jindo Corporation, contracts numbered DALJIN/2006/001, GUAJIN/2006/01, SHAJIN/2006/01 entered into as of 1 January 2006.
5	Singamas Container Holdings Ltd., contract entered into as of 1 November 2006.

Certain other contracts for the purchase of Inventory on behalf of related and unrelated container owners.

Sch 5.7-1

SCHEDULE 5.8

CONSENTS AND APPROVALS

1.	The prior written approval of the Foreign Exchange Control of the Bermuda Monetary Authority shall be obtained, in the event of any transfer, or potential transfer, of any of the Collateral being comprised of the shares or securities of the Borrower or TGH (or any Bermuda company) to the Agent or by the Agent to any other party.

2.	Approval of the Bermuda Monetary Authority to allow the transfer of the pledged shares under the Guaranty and Pledge Agreement.

Sch 5.8-1

SCHEDULE 5.12

ENVIRONMENTAL MATTERS

[THERE ARE NO ITEMS TO DISCLOSE]

Sch 5.12-1

SCHEDULE 5.19

INSURANCE

(A)	Physical Damage	100%	Allianz Global Corporate & Specialty, London	$2,000,000	Per Occurrence
			through Heath Lambert Group, London	$4,000,000	Annual Aggregate

(B)	Excess Physical Damage
	(1)		XL Insurance, Switzerland	$5,000,000	Per Occurrence
			through Heath Lambert Group, London		in excess of (A)
				$10,000,000	Annual Aggregate
	(2)		Schwarzmeer und Ostee Versicherungs AG,	$3,000,000	Per Occurrence
			Germany & other European insurers		in excess of (A) and (B)(1).
			through Heath Lambert Group, London	$6,000,000	Annual Aggregate
	(3)		SJ Catlin Syndicate at Lloyds of London	$10,000,000	Per Occurrence
			through Heath Lambert Group, London		in excess of (A),(B)(1) & (B)(2).
				$20,000,000	Annual Aggregate
	(4)		Essex Insurance Company, U.S.A.	$5,000,000	Per Occurrence
			through Heath Lambert Group, London		in excess of (A),(B)(1) - (B)(3).
				$10,000,000	Annual Aggregate
	(5)		SJ Catlin Syndicate at Lloyds of London	$5,000,000	Per Occurrence
			through Heath Lambert Group, London		in excess of (A),(B)(1) - (B)(4).
				$10,000,000	Annual Aggregate

(C)	Equipment Liability	100%	Various underwriters at Lloyd's of London	$1,000,000	Per Occurrence
			through Heath Lambert Group, London

(D)	Excess Liability
	(1)		Various insurers in the London market
			through Heath Lambert Group, London	$49,000,000	in excess of ( C )
	(2)		Various insurers in the London market
			and in the U.S.A. through Willis Limited, London	$50,000,000	in excess of ( C ) & (D)(1).

Sch 5.19-1

SCHEDULE 5.20

LITIGATION AND CONTINGENT LIABILITIES

Textainer Limited, Plaintiff vs. Bank of America, N.A., Defendant, in which Chang Sheng Trading Co., Inc. [CSTC NEVADA], Intervenor, intervened, Case No. CGC-04-431312, Superior Court for the County of San Francisco

Textainer Partnership Securities Litigation, Case No. C-05-00969-MMC, United States District Court, Northern District of California

Four lawsuits have been filed in connection with the sale of the assets of six California limited partnerships, of which Manager and Textainer Limited are associate general partners, to RFH, Ltd., a Bermuda company with limited liability, of which FB Aviation & Intermodal Finance Holding B.V., an investment subsidiary of Fortis, is an equity owner:

(a) In re: Textainer Partnership Securities Litigation, filed on March 8, 2005 in the United States District Court for the Northern District of California, Case No. C 05 0969 MMC (the “Federal Suit”);

(b) Leonard Labow, on behalf of himself and all others similarly situated, v. Textainer Financial Services Corporation Textainer Equipment Management Limited; Textainer Limited; Textainer Capital Corporation Textainer Group Holdings Limited; John A Maccarone; and RFH Ltd.; TCC Equipment Income Fund, a California limited partnership; Textainer Equipment Income Fund II L.P.; Textainer Equipment Income Fund II, L.P.; Textainer Equipment Income Fund IV, L.P.; Textainer Equipment Income Fund V, L.P.; Textainer Equipment Fund VI, L.P.; Nominal Defendants, filed on April 11, 2005 in the Superior Court of California, San Francisco County, Case No. CGC-05-440303 (the “Labow Suit”);

(c) Michael Schwartz, individually and on behalf of all others similarly situated v. Textainer Financial Services Corporation; Textainer Equipment Management Limited; Textainer Limited; Textainer Capital Corporation; Textainer Group Holdings Limited; John A Maccarone, Defendants; and TCC Equipment Income Fund, a California limited partnership, Textainer Equipment Income Fund II, L.P.; Textainer Equipment Income Fund III, L.P.; Textainer Equipment Income Fund IV, L.P.; Textainer Equipment Income Fund V, L.P.; Textainer Equipment Fund VI, L.P., Nominal Defendants, filed on July 18, 2005 in the Superior Court of California, San Francisco County, Case No. CGC 05443183 (the “Schwartz Suit”);

(d) Alan P. Gordon, as Trustee for the Gordon Family Trust, individually and on behalf of all others similarly situated, Plaintiff, v. Textainer Financial Services Corporation; Textainer Equipment Management Limited; Textainer Limited; Textainer Capital Corporation; Textainer Group Holdings Limited; John A. Maccarone, Defendants, filed on November 30, 2005 in the Superior Court of California, San Francisco County, Case No. CGC 05-447199 (the “Gordon Suit”).

The three state court actions have all been consolidated into a single proceeding titled In re Textainer Financial Services Corporation, et al., Case No. CGC 05140303.

Sch 5.22-1

SCHEDULE 5.22

BORROWER AND TGH SUBSIDIARIES

[SEE ATTACHED]

Sch 5.22-1

Textainer Group

Halco Holdings Ltd.
Liberia/Guernsey
72.5%
James E. Hoelter
United States
5.4%
John A. Maccarone
United States
5.4%
Employees
Various
4.7%
Other Shareholders
Various
12.0%
Textainer Group Holdings Ltd (TGH)
Bermuda
Textainer Capital Corporation (TCC)
United States
100% owned by TGH
Textainer Equipment Management Limited (TEM)
Bermuda
100% owned by TGH
Textainer Limited (TL)
Bermuda
100% owned by TGH
Textainer Financial Services Corporation
United States
100% owned by TCC
Textainer Equip Mgmt (S) Pte Ltd.
Singapore
100% owned by TEM
Textainer Equip Mgmt (US) Ltd.
United States
100% owned by TEM
Textainer Equip Mgmt (UK) Ltd.
United Kingdom
100% owned by TEM
Textainer Marine Containers Ltd.
Bermuda
75.7% owned by TL
24.3% owned by Fortis Bank
Textainer Asset Finance Ltd.
Bermuda (Dormant)
100% owned by TL

Sch 5.22-2

SCHEDULE 5.23

PARTNERSHIP AND JOINT VENTURES

Textainer Marine Containers Limited

Century House

16 Par-la-Ville Road

Hamilton HM HX

Bermuda

Tel: (441) 292-2487

Fax: (441) 295-4164

Sch 5.23-1

SCHEDULE 5.24

CONTINGENT LIABILITIES - BENEFIT PLANS

[THERE ARE NO ITEMS TO DISCLOSE]

Sch 5.24-1

SCHEDULE 6.15

PERMITTED INVESTMENTS

1.	Union Bank of Switzerland

2.	Internationale Nederlanden (ING) Bank

3.	Bank of Bermuda (for amounts up to a maximum value of U.S. $250,000)

4.	Hong Kong Bank of Canada

Sch 6.15-1

SCHEDULE 6.19

PERMITTED TRANSACTIONS WITH RELATED PARTIES

1. Purchases from Related Parties that, in the aggregate, do not exceed ten percent (10%) of the Consolidated Tangible Assets of Borrower.

2. Transactions contemplated under TEM Management Agreement.

3. The payment of operating and administrative expenses by Borrower and TGH and any Subsidiary of Borrower or TGH on behalf of a Related Party (listed on Schedule 5.23), whether through a consulting agreement, administrative services agreement or by common agreement among the parties.

4. The purchase of Inventory by Borrower, TGH, or any Subsidiary of Borrower or TGH on behalf of Related Parties (listed on Schedule 5.23) and the assignment and acceptance of such Inventory by the parties thereto.

5. Transactions with TMCL (to the extent permitted under the Credit Agreement).

Sch 6.19-1